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                                                         EXHIBIT 10(m)

                                                        EXECUTION COPY

                                CREDIT AGREEMENT

                            Dated as of July 27, 2001

                                      Among

                    THE FINANCIAL INSTITUTIONS NAMED HEREIN,

                                 AS THE LENDERS;

                             BANK OF AMERICA, N.A.,

                          AS THE ADMINISTRATIVE AGENT;

                               CITICORP USA, INC.,

                           AS THE DOCUMENTATION AGENT;

                             HELLER FINANCIAL, INC.,

                            AS THE SYNDICATION AGENT;

                          FLEETWOOD ENTERPRISES, INC.,

                                 AS A GUARANTOR;

                                       and

          FLEETWOOD HOLDINGS INC., and certain of its Subsidiaries,

                                       and

           FLEETWOOD RETAIL CORP., and certain of its Subsidiaries,

                                AS THE BORROWERS.

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                                TABLE OF CONTENTS
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
                                                                                             PAGE
                                                                                             ----
ARTICLE 1 LOANS AND LETTERS OF CREDIT..........................................................2

         1.1      Total Facility...............................................................2
         1.2      Revolving Loans..............................................................2
         1.3      Term Loans...................................................................6
         1.4      Letters of Credit............................................................6
         1.5      Bank Products...............................................................10
         1.6      Joint and Several Obligations; Contribution Rights..........................11
         1.7      Borrowing Agency Provisions.................................................15
         1.8      Senior Debt.................................................................17

ARTICLE 2 INTEREST AND FEES...................................................................17

         2.1      Interest....................................................................17
         2.2      Continuation and Conversion Elections.......................................17
         2.3      Maximum Interest Rate.......................................................18
         2.4      Closing Fee.................................................................19
         2.5      Unused Line Fee.............................................................19
         2.6      Letter of Credit Fee........................................................19

ARTICLE 3 PAYMENTS AND PREPAYMENTS............................................................20

         3.1      Revolving Loans.............................................................20
         3.2      Termination of Facility.....................................................20
         3.3      Repayment of the Term Loans.................................................20
         3.4      Prepayments of the Loans....................................................21
         3.5      LIBOR Rate Loan Prepayments.................................................22
         3.6      Payments by the Borrowers...................................................22
         3.7      Payments as Revolving Loans.................................................22
         3.8      Apportionment, Application and Reversal of Payments.........................23
         3.9      Indemnity for Returned Payments.............................................23
         3.10     The Agent's and Lenders' Books and Records; Monthly Statements..............24
         3.11     Release of FRC Borrower.....................................................24

ARTICLE 4 TAXES, YIELD PROTECTION AND ILLEGALITY..............................................25

         4.1      Taxes.......................................................................25
         4.2      Illegality..................................................................26
         4.3      Increased Costs and Reduction of Return.....................................27
         4.4      Funding Losses..............................................................27
         4.5      Inability to Determine Rates................................................28
         4.6      Certificates of the Agent...................................................28
         4.7      Survival....................................................................28


                                       i
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ARTICLE 5 BOOKS AND RECORDS; FINANCIAL INFORMATION; NOTICES...................................28

         5.1      Books and Records...........................................................28
         5.2      Financial Information.......................................................28
         5.3      Notices to the Lenders......................................................31

ARTICLE 6 GENERAL WARRANTIES AND REPRESENTATIONS..............................................33

         6.1      Authorization, Validity, and Enforceability of this Agreement and the
                  Loan Documents..............................................................34
         6.2      Validity and Priority of Security Interest..................................34
         6.3      Organization and Qualification..............................................34
         6.4      Corporate Name; Prior Transactions..........................................34
         6.5      Subsidiaries and Affiliates.................................................35
         6.6      Financial Statements and Projections........................................35
         6.7      Capitalization..............................................................35
         6.8      Solvency....................................................................36
         6.9      Debt........................................................................36
         6.10     Distributions...............................................................36
         6.11     Real Estate; Leases.........................................................36
         6.12     Proprietary Rights..........................................................36
         6.13     Trade Names.................................................................36
         6.14     Litigation..................................................................37
         6.15     Labor Disputes..............................................................37
         6.16     Environmental Laws..........................................................37
         6.17     No Violation of Law.........................................................38
         6.18     No Default..................................................................38
         6.19     ERISA Compliance............................................................38
         6.20     Taxes.......................................................................39
         6.21     Regulated Entities..........................................................39
         6.22     Use of Proceeds; Margin Regulations.........................................39
         6.23     Copyrights, Patents, Trademarks and Licenses, etc...........................39
         6.24     No Material Adverse Change..................................................40
         6.25     Full Disclosure.............................................................40
         6.26     Material Agreements.........................................................40
         6.27     Bank Accounts...............................................................40
         6.28     Governmental Authorization..................................................40
         6.29     Senior Debt.................................................................40

ARTICLE 7 AFFIRMATIVE AND NEGATIVE COVENANTS..................................................40

         7.1      Taxes and Other Obligations.................................................41
         7.2      Legal Existence and Good Standing...........................................41
         7.3      Compliance with Law and Agreements; Maintenance of Licenses.................41
         7.4      Maintenance of Property; Inspection of Property.............................41
         7.5      Insurance...................................................................42
         7.6      Insurance and Condemnation Proceeds.........................................43


                                      ii
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         7.7      Environmental Laws..........................................................43
         7.8      Compliance with ERISA.......................................................44
         7.9      Mergers, Consolidations or Sales............................................45
         7.10     Distributions; Capital Change; Restricted Investments.......................46
         7.11     Transactions Affecting Collateral or Obligations............................47
         7.12     Guaranties..................................................................47
         7.13     Debt........................................................................48
         7.14     Prepayment..................................................................50
         7.15     Transactions with Affiliates................................................50
         7.16     Investment Banking and Finder's Fees........................................50
         7.17     Business Conducted..........................................................51
         7.18     Liens.......................................................................51
         7.19     Sale and Leaseback Transactions.............................................51
         7.20     New Subsidiaries............................................................51
         7.21     Fiscal Year.................................................................51
         7.22     Capital Expenditures........................................................51
         7.23     Fixed Charge Coverage Ratio.................................................52
         7.24     EBITDA......................................................................52
         7.25     Minimum Aggregate Availability..............................................52
         7.26     Contribution of Management Fees.............................................53
         7.27     Use of Proceeds.............................................................53
         7.28     Further Assurances; Additional Mortgages....................................53
         7.29     Subordinated Debt; Trust Securities.........................................54
         7.30     Advisors for Sale of Term Loan Collateral...................................54

ARTICLE 8 CONDITIONS OF LENDING...............................................................55

         8.1      Conditions Precedent to Making of Loans on the Initial Funding Date.........55
         8.2      Conditions Precedent to Each Loan...........................................58

ARTICLE 9 DEFAULT; REMEDIES...................................................................59

         9.1      Events of Default...........................................................59
         9.2      Remedies....................................................................62

ARTICLE 10 TERM AND TERMINATION...............................................................63

         10.1     Term and Termination........................................................63

ARTICLE 11 AMENDMENTS; WAIVERs; PARTICIPATIONS; ASSIGNMENTS; SUCCESSORS.......................64

         11.1     Amendments and Waivers......................................................64
         11.2     Assignments; Participations.................................................66

ARTICLE 12 THE AGENT..........................................................................68

         12.1     Appointment and Authorization...............................................68


                                      iii
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         12.2     Delegation of Duties........................................................69
         12.3     Liability of the Agent......................................................69
         12.4     Reliance by the Agent.......................................................69
         12.5     Notice of Default...........................................................69
         12.6     Credit Decision.............................................................70
         12.7     Indemnification.............................................................70
         12.8     The Agent in Individual Capacity............................................70
         12.9     Successor Agent.............................................................71
         12.10    Withholding Tax.............................................................71
         12.11    Collateral Matters..........................................................72
         12.12    Restrictions on Actions by Lenders; Sharing of Payments.....................74
         12.13    Agency for Perfection.......................................................74
         12.14    Payments by the Agent to Lenders............................................75
         12.15    Settlement..................................................................75
         12.16    Letters of Credit; Intra-Lender Issues......................................78
         12.17    Concerning the Collateral and the Related Loan Documents....................81
         12.18    Field Audit and Examination Reports; Disclaimer by Lenders..................81
         12.19    Relation Among Lenders......................................................82
         12.20    Co-Agents...................................................................82
         12.21    Collateral Priority.........................................................82

ARTICLE 13 MISCELLANEOUS......................................................................82

         13.1     No Waivers; Cumulative Remedies.............................................82
         13.2     Severability................................................................83
         13.3     Governing Law; Choice of Forum; Service of Process..........................83
         13.4     WAIVER OF JURY TRIAL........................................................84
         13.5     Survival of Representations and Warranties..................................84
         13.6     Other Security and Guaranties...............................................84
         13.7     Fees and Expenses...........................................................84
         13.8     Notices.....................................................................85
         13.9     Waiver of Notices...........................................................86
         13.10    Binding Effect..............................................................86
         13.11    Indemnity of the Agent and the Lenders by the Borrower......................87
         13.12    Limitation of Liability.....................................................87
         13.13    Final Agreement.............................................................88
         13.14    Counterparts................................................................88
         13.15    Captions....................................................................88
         13.16    Right of Setoff.............................................................88
         13.17    Confidentiality.............................................................89
         13.18    Conflicts with Other Loan Documents.........................................89
         13.19    Increases in Total Revolving Credit Commitment..............................90


                                      iv
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                        ANNEXES, EXHIBITS AND SCHEDULES

ANNEX A             -    DEFINED TERMS

EXHIBIT A-1         -    FORM OF REVOLVING LOAN NOTE

EXHIBIT A-2         -    FORM OF TERM LOAN NOTE

EXHIBIT B           -    FORM OF BORROWING BASE CERTIFICATE

EXHIBIT C           -    FINANCIAL STATEMENTS

EXHIBIT D           -    FORM OF NOTICE OF BORROWING

EXHIBIT E           -    FORM OF NOTICE OF CONTINUATION/CONVERSION

EXHIBIT F           -    FORM OF ASSIGNMENT AND ACCEPTANCE AGREEMENT


SCHEDULE 1.2        -    LENDERS' COMMITMENTS (ANNEX A - DEFINED TERMS)

SCHEDULE 1.3        -    EXCLUDED RETAIL SUBSIDIARIES

SCHEDULE 1.4        -    TERM LOAN COLLATERAL

SCHEDULE 6.3        -    ORGANIZATION AND QUALIFICATIONS

SCHEDULE 6.4        -    CORPORATE NAMES; PRIOR TRANSACTIONS

SCHEDULE 6.5        -    SUBSIDIARIES AND AFFILIATES

SCHEDULE 6.7        -    CAPITALIZATION

SCHEDULE 6.9        -    DEBT

SCHEDULE 6.11       -    REAL ESTATE; LEASES

SCHEDULE 6.12       -    PROPRIETARY RIGHTS

SCHEDULE 6.13       -    TRADE NAMES

SCHEDULE 6.14       -    LITIGATION

SCHEDULE 6.15       -    UNION CONTRACTS; LABOR DISPUTES

SCHEDULE 6.16       -    ENVIRONMENTAL LAW

SCHEDULE 6.19       -    ERISA COMPLIANCE


                                       v
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SCHEDULE 6.26       -    MATERIAL AGREEMENTS

SCHEDULE 6.27       -    BANK ACCOUNTS

SCHEDULE 7.5(a)     -    REAL PROPERTY EXCLUDED FROM FLOOD INSURANCE REQUIREMENT

SCHEDULE 7.9        -    ASSETS HELD FOR SALE; ADI LOCATIONS

SCHEDULE 7.12       -    GUARANTIES

SCHEDULE 7.28       -    ADDITIONAL MORTGAGES

SCHEDULE A          -    COLI POLICIES

SCHEDULE B          -    ELIGIBLE REAL ESTATE


                                      vi
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                                CREDIT AGREEMENT

                  This CREDIT AGREEMENT, dated as of July 27, 2001 (this "AGREEMENT"), among the financial institutions from time to time parties hereto (such financial institutions, together with their respective successors and assigns, are referred to hereinafter each individually as a "LENDER" and collectively as the "LENDERS"); BANK OF AMERICA, N.A., with an office at 55 South Lake Avenue, Suite 900, Pasadena, California 91101, as the administrative agent for the Lenders (in its capacity as administrative agent, the "AGENT"); Citicorp USA, Inc., as the documentation agent (in its capacity as documentation agent, the "DOCUMENTATION AGENT"); Heller Financial, Inc., as the syndication agent (in its capacity as syndication agent, the "SYNDICATION AGENT"); FLEETWOOD ENTERPRISES, INC., a Delaware corporation ("FLEETWOOD"), as a Guarantor; FLEETWOOD HOLDINGS INC., a Delaware corporation ("HOLDINGS"); FLEETWOOD RETAIL CORP., a Delaware corporation ("RETAIL"); and those Subsidiaries of Holdings and Retail set forth on the signature pages hereto or which become parties hereto hereafter in accordance with the requirements of this Agreement (each of Holdings, Retail and each such Subsidiary individually, a "BORROWER" and, collectively, the "BORROWERS"). Capitalized terms used in this Agreement and not otherwise defined herein shall have the meanings ascribed thereto in ANNEX A, which is attached hereto and incorporated herein; the rules of construction contained therein shall govern the interpretation of this Agreement, and all Annexes, Exhibits and Schedules attached hereto are incorporated herein by reference.

                              W I T N E S S E T H:

                  WHEREAS, the Borrowers have requested the Lenders to make available to the Borrowers a revolving line of credit for loans and letters of credit in an aggregate amount not to exceed $230,000,000 and to make term loans to FMC in the aggregate principal amount of $30,000,000, and which extensions of credit the Borrowers will use for the purposes permitted hereunder;

                  WHEREAS, Holdings, Retail and their respective Subsidiaries are wholly-owned Subsidiaries of Fleetwood and all Borrowers are engaged in an inter-related business enterprise with an identity of interests, and accordingly the financing provided hereunder will directly and indirectly benefit each of the Borrowers;

                  WHEREAS, neither Holdings or its Subsidiaries nor Retail or its Subsidiaries would be able to obtain sufficient working capital financing for their respective businesses unless the individual FMC Borrowers and FRC Borrowers were jointly and severally liable for the obligations of FMC or FRC, as applicable, and unless Fleetwood guarantees the obligations of all Borrowers;

                  WHEREAS, FMC manufactures goods, a portion of which is sold to FRC, and therefore the financing extended hereunder benefits both FMC and FRC;

                  WHEREAS, the Revolving Credit Lenders have agreed to make available to the Borrowers a revolving credit facility and the Term Lenders have agreed to make term loans to FMC upon the terms and conditions set forth in this Agreement.
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                  NOW, THEREFORE, in consideration of the mutual conditions and agreements set forth in this Agreement, and for good and valuable consideration, the receipt of which is hereby acknowledged, the Lenders, the Agent, Fleetwood and the Borrowers hereby agree as follows:

                                    ARTICLE 1
                           LOANS AND LETTERS OF CREDIT

                  1.1 TOTAL FACILITY. Subject to all of the terms and conditions of this Agreement, the Lenders agree to make available a total credit facility of up to $260,000,000 (the "TOTAL FACILITY") to the Borrowers from time to time during the term of this Agreement. The Total Facility shall be composed of a revolving line of credit consisting of Revolving Loans and Letters of Credit and the Term Loans described herein.

                  1.2 REVOLVING LOANS.

                           (a) (i) AMOUNTS. Subject to the satisfaction of the
                  conditions precedent set forth in ARTICLE 8, and except for Non-Ratable Loans and Agent Advances, each Revolving Credit Lender severally, but not jointly, agrees, upon a Borrower's request from time to time on any Business Day during the period from the Closing Date to the Termination Date, to make revolving loans (the "REVOLVING LOANS") to the Borrowers in aggregate amounts not to exceed such Lender's Pro Rata Share of the Aggregate Availability, and, for Revolving Loans to FMC, in an amount which does not exceed such Lender's Pro Rata Share of FMC's Availability, or for Revolving Loans to FRC, in an amount which does not exceed such Lender's Pro Rata Share of FRC's Availability. The Revolving Credit Lenders, however, in their unanimous discretion, may elect to make Revolving Loans or issue or arrange to have issued Letters of Credit in excess of the Aggregate Borrowing Bases or the Borrowing Base of FMC or FRC, as applicable, on one or more occasions, but if they do so, neither the Agent nor the Revolving Credit Lenders shall be deemed thereby to have changed the limits of the Borrowing Base of FMC or FRC, or the Aggregate Borrowing Bases or to be obligated to exceed such limits on any other occasion. If (x) the Aggregate Revolver Outstandings of FMC would exceed its Availability after giving effect to any Borrowing, or (y) the Aggregate Revolver Outstandings of FRC would exceed its Availability after giving effect to any Borrowing, the Revolving Credit Lenders may refuse to make or may otherwise restrict the making of Revolving Loans to FMC or FRC, as applicable, as the Revolving Credit Lenders determine until such excess has been eliminated, subject to the Agent's authority, in its sole discretion, to make Agent Advances pursuant to the terms of SECTION 1.2(i).

                               (ii) At the request of any Revolving Credit
                  Lender, each of the FMC Borrowers and each of the FRC Borrowers shall execute and deliver to such Lender a single note to evidence the Revolving Loans of that Lender. Each note shall be in the principal amount of the Revolving Credit Lender's Pro Rata Share of the Revolving Loan Commitments, dated the date hereof and substantially in the form of EXHIBIT A-1 (each such note, together with any new note issued

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                  pursuant to SECTION 11.2 upon the assignment of any portion of any Revolving Credit Lender's Revolving Loans and Revolving Credit Commitment a "REVOLVING LOAN NOTE" and, collectively, the "REVOLVING LOAN NOTES"). Each Revolving Loan Note shall represent the obligation of each of FMC and FRC to pay the amount of such Revolving Credit Lender's Pro Rata Share of the Revolving Loan Commitments, or, if less, such Revolving Credit Lender's Pro Rata Share of the aggregate unpaid principal amount of all Revolving Loans to FMC or FRC, as applicable, together with interest thereon as prescribed in SECTION 1.2. The entire unpaid balance of the Revolving Loans and all other non-contingent Obligations shall be immediately due and payable in full in immediately available funds on the Termination Date.

                           (b) PROCEDURE FOR BORROWING.

                               (i) Each Borrowing shall be made upon a
                  Borrower's irrevocable written notice delivered to the Agent in the form of a notice of borrowing ("NOTICE OF BORROWING"), which must be received by the Agent prior to (i) 10:00 a.m. (Los Angeles time) three Business Days prior to the requested Funding Date, in the case of LIBOR Rate Loans and (ii) 10:00 a.m. (Los Angeles time) on the requested Funding Date, in the case of Base Rate Loans, specifying:

                                            (1) the amount of the Borrowing,
                           which in the case of a LIBOR Rate Loan must equal or exceed $1,000,000 (and increments of $500,000 in excess of such amount);

                                            (2) the requested Funding Date,
                           which must be a Business Day;

                                            (3) whether the Revolving Loans
                           requested are to be Base Rate Revolving Loans or LIBOR Rate Loans (and if not specified, it shall be deemed a request for a Base Rate Revolving Loan); and

                                            (4) the duration of the  Interest
                           Period for LIBOR Rate Loans (and if not specified, it shall be deemed a request for an Interest Period of one month);

                  PROVIDED, HOWEVER, that with respect to the Borrowings to be made on the Initial Funding Date, such Borrowings will consist of Base Rate Revolving Loans only.

                               (ii) In lieu of delivering a Notice of Borrowing,
                  a Borrower may give the Agent telephonic notice of such request for advances to its Designated Account on or before the deadline set forth above. The Agent at all times shall be entitled to rely on such telephonic notice in making such Revolving Loans, regardless of whether any written confirmation is received.

                               (iii) The Borrowers shall have no right to
                  request a LIBOR Rate Loan while a Default or Event of Default has occurred and is continuing.

                           (c) RELIANCE UPON AUTHORITY. Prior to the Closing Date, the Borrowers shall deliver to the Agent a notice setting forth the accounts of each of FMC and FRC (each, a "DESIGNATED ACCOUNT") to which the Agent is authorized to transfer the proceeds of the Revolving Loans requested hereunder by each of FMC and FRC. Any of FMC and FRC may designate a replacement account from time to time by written notice. All such Designated Accounts must be reasonably satisfactory to the Agent. The Agent is entitled to rely conclusively on any person's request for Revolving Loans on behalf of any Borrower, so long as the proceeds thereof are to be transferred to the applicable Designated Account. The Agent has no duty to verify the identity of any individual representing himself or herself as a person authorized by any Borrower to make such requests on its behalf.

                           (d) NO LIABILITY. The Agent shall not incur any liability to the Borrowers as a result of acting upon any notice referred to in SECTIONS 1.2(b) and (c), which the Agent believes in good faith to have been given by an officer or other person duly authorized by the applicable Borrower to request Revolving Loans on its behalf. The crediting of Revolving Loans to the applicable Designated Account conclusively establishes the obligation of the applicable Borrowers to repay such Revolving Loans as provided herein.

                           (e) NOTICE IRREVOCABLE. Any Notice of Borrowing (or telephonic notice in lieu thereof) made pursuant to SECTION 1.2(b) shall be irrevocable. A Borrower shall be bound to borrow the funds requested therein in accordance therewith.

                           (f) THE AGENT'S ELECTION. Promptly after receipt of a Notice of Borrowing (or telephonic notice in lieu thereof), the Agent shall elect to have the terms of SECTION 1.2(g) or the terms of SECTION 1.2(h) apply to such requested Borrowing. If the Bank declines in its sole discretion to make a Non-Ratable Loan pursuant to SECTION 1.2(h), the terms of SECTION 1.2(g) shall apply to the requested Borrowing.

                           (g) MAKING OF REVOLVING LOANS. If the Agent elects to have the terms of this SECTION 1.2(g) apply to a requested Borrowing, then promptly after receipt of a Notice of Borrowing or telephonic notice in lieu thereof, the Agent shall notify the Revolving Credit Lenders by telecopy, telephone or e-mail of the requested Borrowing. Each Revolving Credit Lender shall transfer its Pro Rata Share of the requested Borrowing to the Agent in immediately available funds, to the account from time to time designated by the Agent, not later than 12:00 noon (Los Angeles time) on the applicable Funding Date. After the Agent's receipt of all proceeds of such Revolving Loans, the Agent shall make the proceeds of such Revolving Loans available to the applicable Borrower on the applicable Funding Date by transferring same day funds to the Designated Account of the applicable Borrower; PROVIDED, HOWEVER, that the amount of Revolving Loans so made to FMC or FRC on any date shall not exceed its Availability on such date, unless all of the Revolving Credit Lenders otherwise agree.

                           (h) MAKING OF NON-RATABLE LOANS.

                               (i) If the Agent elects, with the consent of the
                  Bank, to have the terms of this SECTION 1.2(h) apply to a requested Borrowing, the Bank shall make a Revolving Loan in the amount of that Borrowing available to the applicable Borrower on the applicable Funding Date by transferring same day funds to such Borrower's Designated Account. Each Revolving Loan made solely by the Bank pursuant to this
                  Section is herein referred to as a "NON-RATABLE LOAN", and such Revolving Loans are collectively referred to as the "NON-RATABLE LOANS." Each Non-Ratable Loan shall be subject to all the terms and conditions applicable to other Revolving Loans except that all payments thereon shall be payable to the Bank solely for its own account. The aggregate amount of Non-Ratable Loans outstanding at any time shall not exceed $10,000,000. The Agent shall not request the Bank to make any Non-Ratable Loan if (1) the Agent has received written notice from any Revolving Credit Lender that one or more of the applicable conditions precedent set forth in ARTICLE 8 will not be satisfied on the requested Funding Date for the applicable Borrowing, and such conditions have not been waived in accordance with this Agreement or (2) the requested Borrowing by FMC or FRC would exceed its Availability on that Funding Date.

                               (ii) The Non-Ratable Loans shall be secured by
                  the Agent's Liens in and to the Collateral and shall constitute Base Rate Revolving Loans and Obligations hereunder.

                           (i) THE AGENT ADVANCES.

                               (i) Subject to the limitations set forth
                  below, the Agent is authorized by the Borrowers and the Revolving Credit Lenders, from time to time in the Agent's sole discretion, (A) after the occurrence of a Default or an Event of Default, or (B) at any time that any of the other conditions precedent set forth in ARTICLE 8 have not been satisfied, to make Base Rate Revolving Loans to the Borrowers on behalf of the Revolving Credit Lenders in an aggregate amount outstanding at any time not to exceed $10,000,000 which the Agent, in its reasonable business judgment, deems necessary or desirable (1) to preserve or protect the Collateral, or any portion thereof, (2) to enhance the likelihood of, or maximize the amount of, repayment of the Loans and other Obligations, or (3) to pay any other amount chargeable to the Borrowers pursuant to the terms of this Agreement, including costs, fees and expenses as described in
                  SECTION 13.7 (any of such advances are herein referred to as "AGENT ADVANCES"); PROVIDED, that (x) in no event shall the Aggregate Revolver Outstandings at any time exceed the aggregate Revolving Credit Commitments and (y) the Majority Lenders may at any time revoke the Agent's authorization to make Agent Advances. Any such revocation must be in writing and shall become effective prospectively upon the Agent's receipt thereof.

                               (ii) Agent Advances shall be secured by the
                  Agent's Liens in and to the Collateral and shall constitute Base Rate Revolving Loans and Obligations hereunder.

                  1.3 TERM LOANS.

                           (a) AMOUNTS OF TERM LOANS. Each Term Lender severally agrees to make a term loan (any such term loan being referred to as a "TERM LOAN" and such term loans being referred to collectively as the "TERM LOANS") to FMC on the Initial Funding Date, upon the satisfaction of the conditions precedent set forth in ARTICLE 8, in an amount equal to such Lender's Pro Rata Share of $30,000,000. The Term Loans shall be Base Rate Loans.

                           (b) MAKING OF TERM LOANS. Each Term Lender shall make the amount of such Lender's Term Loan available to the Agent in same day funds, to the Agent's designated account, not later than 12:00 noon (Los Angeles time) on the Initial Funding Date. After the Agent's receipt of the proceeds of such Term Loans, upon satisfaction of the conditions precedent set forth in ARTICLE 8, the Agent shall make the proceeds of such Term Loans available to FMC on such Funding Date by transferring same day funds equal to the proceeds of such Term Loans received by the Agent to FMC's Designated Account or as FMC shall otherwise instruct in writing.

                           (c) TERM LOAN NOTES. FMC shall execute and deliver to the Agent on behalf of each Term Lender, on the Closing Date, a promissory note, substantially in the form of EXHIBIT A-2 attached hereto and made a part hereof (such promissory notes, together with any new notes issued pursuant to SECTION 11.2 upon the assignment of any portion of any Term Lender's Term Loan, being hereinafter referred to collectively as the "TERM LOAN NOTES" and each of such promissory notes being hereinafter referred to individually as a "TERM LOAN NOTE"). The Term Loan Notes shall evidence each Term Lender's Term Loan, in an original principal amount equal to that Lender's Pro Rata Share of $30,000,000 and with other appropriate insertions. Each Term Loan Note shall be dated the Closing Date and shall mature on the second Anniversary Date. Each payment shall be payable to the Agent for the account of the applicable Term Lender. The Term Loans shall be payable in full on the date on which this Agreement is terminated for any reason. Payments or prepayments of the Term Loans may not be reborrowed.

                  1.4 LETTERS OF CREDIT.

                           (a) AGREEMENT TO ISSUE OR CAUSE TO ISSUE. Subject to the terms and conditions of this Agreement, the Agent agrees (i) to cause the Letter of Credit Issuer to issue for the account of a Borrower one or more commercial/documentary and standby letters of credit ("LETTER OF CREDIT") and/or (ii) to provide credit support or other enhancement to a Letter of Credit Issuer acceptable to the Agent, which issues a Letter of Credit for the account of a Borrower (any such credit support or enhancement being herein referred to as a "CREDIT SUPPORT") from time to time during the term of this Agreement.

                           (b) AMOUNTS; OUTSIDE EXPIRATION DATE. The Agent shall not have any obligation to issue or cause to be issued any Letter of Credit or to provide Credit Support for any Letter of Credit at any time if: (i) the maximum face amount of the requested Letter of Credit is greater than the Unused Letter of Credit Subfacility at such time;
         (ii) the maximum undrawn amount of the requested Letter of Credit and all commissions, fees, and charges due from the Borrowers in connection with the opening thereof would exceed the Aggregate Availability at such time; or, as to any Letter of Credit issued for the account of FMC, would exceed the Availability of FMC at that time or, as to any Letter of Credit issued for the account of FRC, would exceed the Availability of FRC at that time, or (iii) such Letter of Credit has an expiration date less than 30 days prior to the Stated Termination Date or more than 12 months from the date of issuance for standby letters of credit and 180 days for documentary letters of credit. With respect to any Letter of Credit which contains any "evergreen" or automatic renewal provision, each Lender shall be deemed to have consented to any such extension or renewal unless any Revolving Credit Lender shall have provided to the Agent written notice that it declines to consent to any such extension or renewal at least thirty (30) days prior to the date on which the Letter of Credit Issuer is entitled to decline to extend or renew the Letter of Credit. If all of the requirements of this
         SECTION 1.4 are met and no Default or Event of Default has occurred and is continuing, no Lender shall decline to consent to any such extension or renewal.

                           (c) OTHER CONDITIONS. In addition to conditions precedent contained in ARTICLE 8, the obligation of the Agent to cause to be issued any Letter of Credit or to provide Credit Support for any Letter of Credit is subject to the following conditions precedent having been satisfied in a manner reasonably satisfactory to the Agent:

                               (i) The applicable Borrower shall have
                  delivered to the Letter of Credit Issuer, at such times and in such manner as such Letter of Credit Issuer may prescribe, an application in form and substance satisfactory to such Letter of Credit Issuer and reasonably satisfactory to the Agent for the issuance of the Letter of Credit and such other documents as may be required pursuant to the terms thereof, and the form, terms and purpose of the proposed Letter of Credit shall be reasonably satisfactory to the Agent and the Letter of Credit Issuer; and

                               (ii) As of the date of issuance, no order of
                  any court, arbitrator or Governmental Authority shall purport by its terms to enjoin or restrain money center banks generally from issuing letters of credit of the type and in the amount of the proposed Letter of Credit, and no law, rule or regulation applicable to money center banks generally and no request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over money center banks generally shall prohibit, or request that the proposed Letter of Credit Issuer refrain from, the issuance of letters of credit generally or the issuance of such Letters of Credit.

                           (d) ISSUANCE OF LETTERS OF CREDIT.

                               (i) REQUEST FOR ISSUANCE. A Borrower must
                  notify the Agent of a requested Letter of Credit at least three (3) Business Days prior to the proposed issuance date. Such notice shall be irrevocable and must specify the original face amount of the Letter of Credit requested, the Business Day of issuance of such requested Letter of Credit, whether such Letter of Credit may be drawn in a single or in partial draws, the Business Day on which the requested Letter of Credit is to expire, the purpose for which such Letter of Credit is to be issued, and the beneficiary of the requested Letter of Credit. The Borrower shall attach to such notice the proposed form of the Letter of Credit.

                               (ii) RESPONSIBILITIES OF THE AGENT; ISSUANCE. As
                  of the Business Day immediately preceding the requested issuance date of the Letter of Credit, the Agent shall determine the amount of the applicable Unused Letter of Credit Subfacility, the Availability of FMC or FRC, as applicable and the Aggregate Availability. If (i) the face amount of the requested Letter of Credit is less than the Unused Letter of Credit Subfacility and (ii) the amount of such requested Letter of Credit and all commissions, fees, and charges due from the Borrower in connection with the opening thereof would not exceed the Availability of FMC or FRC, as applicable, the Agent shall cause the Letter of Credit Issuer to issue the requested Letter of Credit on the requested issuance date so long as the other conditions hereof are met.

                               (iii) NO EXTENSIONS OR AMENDMENT. The Agent
                  shall not be obligated to cause the Letter of Credit Issuer to extend or amend any Letter of Credit issued pursuant hereto unless the requirements of this SECTION 1.4 are met as though a new Letter of Credit were being requested and issued.

                           (e) PAYMENTS PURSUANT TO LETTERS OF CREDIT. Each of FMC or FRC, as applicable, agrees to reimburse immediately the Letter of Credit Issuer for any draw under any Letter of Credit issued for its benefit and the Agent for the account of the Revolving Credit Lenders upon any payment pursuant to any Credit Support, and to pay the Letter of Credit Issuer the amount of all other charges and fees payable to the Letter of Credit Issuer in connection with any Letter of Credit immediately when due, irrespective of any claim, setoff, defense or other right which any Borrower may have at any time against the Letter of Credit Issuer or any other Person. Each drawing under any Letter of Credit shall constitute a request by the applicable Borrower to the Agent for a Borrowing of a Base Rate Revolving Loan in the amount of such drawing. The Funding Date with respect to such borrowing shall be the date of such drawing.

                           (f) INDEMNIFICATION; EXONERATION; POWER OF ATTORNEY.

                               (i) INDEMNIFICATION. In addition to amounts
                  payable as elsewhere provided in this SECTION 1.4, each of FMC, FRC and Fleetwood agrees to protect, indemnify, pay and save the Lenders and the Agent harmless from and against any and all claims, demands, liabilities, damages, losses, costs, charges and expenses (including reasonable attorneys' fees) which any Lender or the Agent (other than a Lender in its capacity as Letter of Credit Issuer) may incur or be subject to as a consequence, direct or indirect, of the issuance of any Letter of Credit or the provision of any Credit Support or enhancement in connection therewith. The Borrowers' obligations under this Section shall survive payment of all other Obligations.

                               (ii) ASSUMPTION OF RISK BY THE BORROWERS. As
                  among the Borrowers, the Lenders, and the Agent but subject to subsection (iv) below, the Borrowers assume all risks of the acts and omissions of, or misuse of any of the Letters of Credit by, the respective beneficiaries of such Letters of Credit. In furtherance and not in limitation of the foregoing, subject to SUBSECTION (iv) below, the Lenders and the Agent shall not be responsible for: (A) the form, validity, sufficiency, accuracy, genuineness or legal effect of any document submitted by any Person in connection with the application for and issuance of and presentation of drafts with respect to any of the Letters of Credit, even if it should prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged; (B) the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign any Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason; (C) the failure of the beneficiary of any Letter of Credit to comply duly with conditions required in order to draw upon such Letter of Credit; (D) errors, omissions, interruptions, or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex or otherwise, whether or not they be in cipher; (E) errors in interpretation of technical terms; (F) any loss or delay in the transmission or otherwise of any document required in order to make a drawing under any Letter of Credit or of the proceeds thereof; (G) the misapplication by the beneficiary of any Letter of Credit of the proceeds of any drawing under such Letter of Credit; (H) any consequences arising from causes beyond the control of the Lenders or the Agent, including any act or omission, whether rightful or wrongful, of any present or future DE JURE or DE FACTO Governmental Authority; or (I) the Letter of Credit Issuer's honor of a draw for which the draw or any certificate fails to comply in any respect with the terms of the Letter of Credit. None of the foregoing shall affect, impair or prevent the vesting of any rights or powers of the Agent or any Lender under this SECTION 1.4(f).

                               (iii) EXONERATION. Without limiting the
                  foregoing, no action or omission whatsoever by the Agent or any Lender with respect to any Letter of Credit issued hereunder (excluding any Lender in its capacity as a Letter of Credit Issuer) shall result in any liability of the Agent and/or Lender to any Borrower, or relieve any Borrower of any of its obligations hereunder to any such Person.

                               (iv) RIGHTS AGAINST LETTER OF CREDIT ISSUER.
                  Nothing contained in this Agreement is intended to limit a Borrower's rights, if any, with respect to the Letter of Credit Issuer which arise as a result of the letter of credit application and related documents executed by and between such Borrower and the Letter of Credit.

                                    (v) ACCOUNT PARTY. Each Borrower hereby
                  authorizes and directs any Letter of Credit Issuer to name such Borrower as the "Account Party" therein and to deliver to the Agent all instruments, documents and other writings and property received by the Letter of Credit Issuer pursuant to the Letter of Credit, and to accept and rely upon the Agent's instructions and agreements with respect to all matters arising in connection with the Letter of Credit or the application therefor.

                           (g) SUPPORTING LETTER OF CREDIT; CASH COLLATERAL. If, notwithstanding the provisions of SECTION 1.4(b) and SECTION 10.1, any Letter of Credit or Credit Support is outstanding upon the termination of this Agreement, then upon such termination FMC or FRC as applicable, shall deposit with the Agent, for the ratable benefit of the Agent and the Revolving Credit Lenders, with respect to each Letter of Credit or Credit Support then outstanding, cash ("CASH COLLATERAL") or a standby letter of credit (a "SUPPORTING LETTER OF CREDIT") in form and substance satisfactory to the Agent, issued by an issuer satisfactory to the Agent, in each case in an amount equal to the greatest amount for which such Letter of Credit or such Credit Support may be drawn plus any fees and expenses associated with such Letter of Credit or such Credit Support, under which Supporting Letter of Credit the Agent is entitled to draw amounts necessary to reimburse the Agent and the Revolving Credit Lenders for payments to be made by the Agent and the Revolving Credit Lenders under such Letter of Credit or Credit Support and any fees and expenses associated with such Letter of Credit or Credit Support. Such Supporting Letter of Credit and/or Cash Collateral shall be held by the Agent, for the ratable benefit of the Agent and the Revolving Credit Lenders, as security for, and to provide for the payment of, the aggregate undrawn amount of such Letters of Credit or such Credit Support remaining outstanding.

                  1.5 BANK PRODUCTS. A Borrower may request and the Agent may, in its sole and absolute discretion, arrange for a Borrower to obtain from the Bank or the Bank's Affiliates Bank Products although no Borrower is required to do so. If Bank Products so requested by a Borrower are provided by an Affiliate of the Bank, each Borrower agrees to indemnify and hold the Agent, the Bank and the Lenders harmless from any and all costs and obligations now or hereafter incurred by the Agent, the Bank or any of the Lenders which arise from any indemnity given by the Agent to its Affiliates related to such Bank Products; PROVIDED, HOWEVER, nothing contained herein is intended to limit the Borrower's rights, with respect to the Bank or its Affiliates, if any, which arise as a result of the execution of documents by and between such Borrower and the Bank which relate to Bank Products. The agreement contained in this Section shall survive termination of this Agreement. Each Borrower acknowledges and agrees that the obtaining of Bank Products from the Bank or the Bank's Affiliates (a) is in the sole and absolute discretion of the Bank or the Bank's Affiliates, and (b) is subject to all rules and regulations of the Bank or the Bank's Affiliates.

                  1.6 JOINT AND SEVERAL OBLIGATIONS; CONTRIBUTION RIGHTS.

                           (a) All Obligations of FMC shall be the joint and several Obligations of the FMC Borrowers and all Obligations of FRC shall be the joint and several Obligations of the FRC Borrowers, regardless of which Borrower actually receives any Loans or other extensions of credit under the Loan Documents, the amount received by any Borrower or the manner in which any Borrower, the Agent or any Lender accounts for such Loans and other extensions of credit.

                           (b) To the extent that any Borrower is a guarantor or a surety as a result of the joint and several obligations hereunder, such Obligations and the Liens securing such Obligations shall not be released or impaired by any action or inaction on the part of the Agent or any Lender which would otherwise constitute the release of a surety. Without limiting the generality of the foregoing, the liability of any Borrower under this Agreement shall not be affected or impaired in any manner by, (i) the failure of any Person to become or remain a Borrower or guarantor or the failure of the Agent or any Lender to preserve, protect or enforce any right to require any Person to become or remain a Borrower or guarantor, (ii) any taking, failure to take, failure to create, perfect or ensure the priority of, or exchange, release or termination or lapse of any Lien securing any Obligations, or any taking, failure to take, release or amendment or waiver of or consent to departure from any other guaranty of, any of the Obligations, (iii) any manner or order of sale or other enforcement of any Lien securing any of the Obligations or any manner or order of application of the proceeds of any such Lien to the payment of the Obligations or any failure to enforce any Lien or to apply any proceeds thereof, (iv) any furnishing, exchange, substitution or release of any collateral securing the Obligations, or any failure to perfect any Lien in any of the collateral securing the Obligations, or (v) any other circumstance which might otherwise constitute a defense (except the indefeasible final payment in full) available to, or a discharge of, a surety or guarantor.

                           (c) To the extent that any Borrower is a guarantor or a surety as a result of the joint and several obligations hereunder, the liability of each such Borrower under this Agreement shall remain valid and enforceable and shall not be subject to any reduction, limitation, impairment, discharge or termination for any reason (other than indefeasible final payment in full of the Obligations), including the occurrence of any of the following, whether or not such Borrower shall have had notice or knowledge of any of them: (i) any failure or omission to assert or enforce or agreement or election not to assert or enforce, or the stay or enjoining, by order of court, by operation of law or otherwise, of the exercise or enforcement of, any claim or demand or any right, power or remedy (whether arising under the Loan Documents, at law, in equity or otherwise) with respect to the Obligations or any agreement relating thereto, or with respect to any other guaranty of or security for the payment of the Obligations; (ii) any rescission, waiver, amendment or modification of, or any consent to departure from, any of the terms or provisions (including provisions relating to Events of Default) of the Credit Agreement, any of the other Loan Documents or any agreement or instrument executed pursuant thereto, or of any other guaranty or security for the Obligations, in each case whether or not in accordance with the terms of this Agreement, such Loan Document or any agreement relating to such other guaranty or security; (iii) the Obligations, or any agreement relating thereto, at any time being found to be illegal, invalid or unenforceable in any respect; (iv) the application of payments received from any source to the payment of any liability other than the Obligations, even though the Lenders might have elected to apply such payment to any part or all of the Obligations; (v) any consent by any Lender or the Agent to the change, reorganization or termination of the corporate structure or existence of any other Borrower, or any other Person and to any corresponding restructuring of the Obligations; (vi) any failure to perfect or continue perfection of a security interest in any collateral which secures any of the Obligations; (vii) any defenses (except the defense of indefeasible final payment in full), set-offs or counterclaims which any Borrower, any guarantor or any other Person may allege or assert against the Agent or any Lender in respect of the Obligations, including, for example, failure of consideration, breach of warranty, statute of frauds, statute of limitations, accord and satisfaction and usury; and
         (viii) any other act or thing or omission, or delay to do any other act or thing, which may or might in any manner or to any extent vary the risk of any Borrower as an obligor in respect of the Obligations.

                           (d) To the extent that any Borrower is a guarantor or a surety as a result of the joint and several obligations hereunder, to the maximum extent permitted by law, each such Borrower hereby waives and agrees not to assert or take advantage of: (i) any defense now existing or hereafter arising based upon any legal disability or other defense of any other Borrower or any guarantor or other Person, or by reason of the cessation or limitation of the liability of any other Borrower or any guarantor or other Person from any cause other than full payment and performance of all obligations due under this Agreement or any of the other Loan Documents; (ii) any defense based upon any lack of authority of the officers, directors, partners or agents acting or purporting to act on behalf of any other Borrower or any guarantor or other Person, or any defect in the formation of any other Borrower or any guarantor or other Person; (iii) the unenforceability or invalidity of any security or guaranty or the lack of perfection or continuing perfection, or failure of priority of any security for the Obligations; (iv) any and all rights and defenses arising out of an election of remedies by the Agent or any Lender, even though that election of remedies, such as a nonjudicial foreclosure with respect to security for an Obligation, has destroyed such Borrower's rights of subrogation and reimbursement against the principal by the operation of Section 580d of the California Code of Civil Procedure or otherwise; (v) any defense based upon any failure to disclose to such Borrower any information concerning the financial condition of any other Borrower or any guarantor or other Person or any other circumstances bearing on the ability of any other Borrower or any guarantor or other Person to pay and perform all obligations due under this Agreement or any of the other Loan Documents; (vi) any failure by the Agent or any Lender to give notice to any Borrower or any guarantor or other Person of the sale or other disposition of security, and any defect in notice given by the Agent or any Lender in connection with any such sale or disposition of security; (vii) any failure of the Agent or any Lender to comply with applicable laws in connection with the sale or disposition of security, including, without limitation, any failure by the Lender to conduct a commercially reasonable sale or other disposition of such security; (viii) any defense based upon any statute or rule of law which provides that the obligation of a surety must be neither larger in amount nor in any other respects more burdensome than that of a principal, or that reduces a surety's or guarantor's obligations in proportion to the principal's obligation; (ix) any use of cash collateral under
         Section 363 of the Bankruptcy Code; (x) any defense based upon an election by the Agent or any Lender, in any proceeding instituted under the Bankruptcy Code, of the application of Section 1111(b)(2) of the Bankruptcy Code or any successor statute; (xi) any defense based upon any borrowing or any grant of a security interest under Section 364 of the Bankruptcy Code; (xii) any right of subrogation, any right to enforce any remedy which the Agent or any Lender may have against any other Borrower or any guarantor or other Person and any right to participate in, or benefit from, any security now or hereafter held by the Agent or any Lender for the Obligations; (xiii) presentment, demand, protest and notice of any kind, including notice of acceptance of this Agreement and of the existence, creation or incurring of new or additional Obligations; (xiv) the benefit of any statute of limitations affecting the liability of any other Borrower or any guarantor or other Person, enforcement of this Agreement or any other Loan Documents, the liability of any Borrower hereunder or the enforcement hereof; (xv) all notices of intention to accelerate and/or notice of acceleration of the Obligations; (xvi) relief from any applicable valuation or appraisement laws; (xvii) any other action by the Agent or any Lender, whether authorized by this Agreement or otherwise, or any omission by the Agent or any Lender or other failure of the Agent or any Lender to pursue, or delay in pursuing, any other remedy in its power; (xviii) any and all claims and/or rights of counterclaim, recoupment, setoff or offset; and
         (xix) any defense based upon the application of the proceeds of a Loan for purposes other than the purposes represented by the Borrowers or intended or understood by the Agent or any Lender or any Borrower. Each Borrower agrees that the payment and performance of all Obligations or any part thereof or other act which tolls any statute of limitations applicable to this Agreement or the other Loan Documents shall similarly operate to toll the statute of limitations applicable to such Borrower's liability hereunder. Without limiting the generality of the foregoing or any other provision hereof, each Borrower further waives any and all rights and defenses that such Borrower may have because the debt of the Borrowers is secured by real property of other Borrowers; this means, among other things, that: (1) the Lenders may collect from such Borrower without first foreclosing on any real or personal property collateral pledged by any other Borrower, (2) if the Agent or any Lender forecloses on any real property collateral pledged by any other Borrower, then (A) the amount of the debt may be reduced only by the price for which that collateral is sold at the foreclosure sale, even if the collateral is worth more than the sale price, and (B) the Agent or any Lender may collect from such Borrower even if the Agent or any Lender, by foreclosing on the real property collateral, has destroyed any right such Borrower may have to collect from any other Borrower. The foregoing sentence is an unconditional and irrevocable waiver of any rights and defenses each Borrower may have because the Obligations are secured by real property of any other Borrower. Each Borrower acknowledges and agrees that California Civil Code Section 2856 authorizes and validates waivers of a guarantor's rights of subrogation and reimbursement and waivers of certain other rights and defenses available to a guarantor under California law. Based on the preceding sentence and without limiting the generality of the foregoing waivers contained in this subparagraph or any other provision hereof, each Borrower expressly waives to the extent permitted by law any and all rights and defenses (except the defense of indefeasible final payment in full), including without limitation any rights of subrogation, reimbursement, indemnification and contribution (except contribution pursuant to this Agreement), which might otherwise be available to such Borrower under California Civil Code Sections 2787 to 2855, inclusive, 2899 and 3433 and under California Code of Civil Procedure Sections 580a, 580b, 580d and 726 (or any of such sections), or any other jurisdiction to the extent the same are applicable to this Agreement or the agreements, covenants or obligations of any Borrower hereunder.

                           (e) Each Borrower is fully aware of the financial condition of the FRC Borrowers or the FMC Borrowers, as applicable, and is executing and delivering this Agreement based solely upon such Borrower's own independent investigation of all matters pertinent hereto and is not relying in any manner upon any representation or statement by the Agent or any Lender. Each Borrower hereby assumes full responsibility for obtaining any additional information concerning the financial condition of the FRC Borrowers, the FMC Borrowers or any other guarantor or their respective properties, financial condition and prospects and any other matter pertinent hereto as such Borrower may desire, and such Borrower is not relying upon or expecting the Agent or any Lender to furnish to such Borrower any information now or hereafter in the possession of the Agent or any Lender concerning the same or any other matter. By executing this Agreement, each Borrower knowingly accepts the full range of risks encompassed within a contract of this type, which risks such Borrower acknowledges. No Borrower shall have the right to require the Agent or any Lender to obtain or disclose any information with respect to the Obligations, the financial condition or prospects of any Borrower, the ability of any Borrower to pay or perform the Obligations, the existence, perfection, priority or enforceability of any collateral security for any or all of the Obligations, the existence or enforceability of any other guaranties of all or any part of the Obligations, any action or non-action on the part of the Agent or any Lender, any Borrower or any other Person, or any other event, occurrence, condition or circumstance whatsoever.

                           (f) To the extent that any Borrower is a guarantor or a surety as a result of the joint and several obligations hereunder, the Obligations of each such FMC Borrower and each such FRC Borrower shall be limited in amount to an amount not to exceed the maximum amount of such obligations and liabilities that can be made or assumed by such Borrower without rendering such obligation or liability void or voidable under applicable laws relating to fraudulent conveyance, fraudulent transfer or similar laws affecting the rights of creditors generally, in each case giving effect to all liabilities of such Borrower other than any liabilities in respect of intercompany indebtedness to the extent that it would be discharged in the amount paid by such Borrower hereunder and giving effect to all rights of subrogation, contribution, reimbursement, indemnity or similar rights pursuant to applicable law or any agreement (the "MAXIMUM LIABILITY").

                            (g) (i) Each FMC Borrower hereby agrees that to the
                  extent that an FMC Borrower makes any payment on behalf of FMC, such FMC Borrower shall be entitled to seek and receive contribution and indemnification from and to be reimbursed by each other FMC Borrower in an amount equal to a fraction of such payment, the numerator of which is the Maximum Liability of the FMC Borrower making the payment and the denominator of which is the Maximum Liability of all FMC Borrowers as of the date of determination. Each FMC

                  Borrower's right of contribution shall be subject to the terms and conditions of SECTION 1.6(h). The provisions of this
                  SECTION 1.6(g)(i) shall in no respect limit the obligations and liabilities of any FMC Borrower to the Lenders and each FMC Borrower shall remain liable to the Lenders for the full amount of its liabilities hereunder.

                               (ii) Each FRC Borrower hereby agrees that to
                  the extent that an FRC Borrower makes any payment on behalf of FRC, such FRC Borrower shall be entitled to seek and receive contribution and indemnification from and to be reimbursed by each other FRC Borrower in an amount equal to a fraction of such payment, the numerator of which is the Maximum Liability of the FRC Borrower making the payment and the denominator of which is the Maximum Liability of all FRC Borrowers as of the date of determination. Each FRC Borrower's right of contribution shall be subject to the terms and conditions of
                  SECTION 1.6(h). The provisions of this SECTION 1.6(g)(ii) shall in no respect limit the obligations and liabilities of any FRC Borrower to the Lenders and each FRC Borrower shall remain liable to the Lenders for the full amount of its liabilities hereunder.

                           (h) No FMC Borrower or FRC Borrower shall be entitled to be subrogated to any of the rights of the Agent or any Lender against or any other FMC Borrower or FRC Borrower or any collateral security or guarantee or right to offset held by the Agent or any Lender for the payment of the Obligations of FMC or FRC, as the case may be, nor shall any FMC Borrower or FRC Borrower seek or be entitled to seek any contribution or reimbursement from or any other FMC Borrower or FRC Borrower in respect of payments made by such Borrower hereunder, until all amounts owing to the Agent or any Lender on account of the Obligations of FMC or FRC, as the case may be, are paid in full, no Letter of Credit shall be outstanding and the Commitments are terminated or have expired. If any amount shall be paid to any FMC Borrower or FRC Borrower on account of such subrogation rights at any time not permitted hereunder, such amount shall be held by such Borrower in trust for the Agent and the Lenders, segregated from other funds of such Borrower, and shall, forthwith upon receipt, be turned over to the Agent in the exact form received (duly endorsed to the Agent, if required), to be applied against the Obligations, whether matured or unmatured, in such order as the Agent may determine.

                  1.7 BORROWING AGENCY PROVISIONS.

                           (a) At the request of, and solely as an accommodation to, Borrowers, the Lenders have agreed to make the Loans to, and to issue Letters of Credit for the FMC Borrowers and the FRC Borrowers on a joint and several basis as co-borrowers. In order to facilitate the co-borrowing arrangement, each FMC Borrower hereby irrevocably designates Holdings to be its agent and attorney-in-fact for purposes of the Loan Documents, and each FRC Borrower hereby irrevocably designates Retail to be its agent and attorney-in-fact for purposes of the Loan Documents, and each of them hereby irrevocably authorizes such agent in such capacity to take such actions on behalf of the applicable FMC Borrower or FRC Borrower, as the case may be, and to exercise such powers under this Agreement and the other Loan Documents on such Borrower's behalf as may otherwise be exercised by such Borrower, together with such powers as are incidental thereto, including without limitation to borrow Loans, to execute and deliver Notices of Borrowing, Notices of Conversion/Continuation, requests for Letters of Credit, Borrowing Base Certificates and such other documents, instruments and certificates required by the Loan Documents in connection with any Borrowing or repayment of the Loans, to borrow, repay, reborrow, convert and continue Loans and to receive proceeds of Loans and to give all other notices and consents hereunder. Each Borrower further irrevocably authorizes the Agent to act on all such documents, instruments and certificates delivered by such agents and attorneys-in-fact, and to pay over and credit the proceeds of any Loans so requested to the Designated Account of FMC or FRC, as applicable. Each of Holdings and Retail hereby accepts the appointment to act as agent and attorney in fact for the FMC Borrowers and the FRC Borrowers, as the case may be. The Agent and each Lender shall be entitled to rely absolutely on the appointment and authorization of Holdings to act on behalf of the FMC Borrowers and of Retail to act on behalf of the FRC Borrowers with respect to all matters relating to this Agreement and the other Loan Documents, whether or not any provision of this Agreement or any other Loan Documents specifically provides that action may or shall be taken by Holdings or Retail on behalf of the FMC Borrowers or the FRC Borrowers. The Agent and the Lenders may give all notices to any FMC Borrower to Holdings and to any FRC Borrower to Retail. Each Borrower agrees that each notice, election, representation and warranty, covenant, agreement and undertaking made on its behalf by Holdings or Retail, as the case may be, shall be deemed for all purposes to have been made by such Borrower and shall be binding upon and enforceable against such Borrower to the same extent as if the same had been made directly by such Borrower.

                           (b) All Borrowers acknowledge and agree that the Borrowers are engaged in an integrated operation that requires financing on the basis of credit availability to each Borrower, that the co-borrowing arrangement has been established at the request of the Borrowers, and that each Borrower expects to derive, directly or indirectly, benefit from such credit availability to the other Borrowers. Neither the Agent nor the Letter of Credit Issuer nor any Lender shall incur any liability to Borrowers or any other Loan Party as a result of the co-borrowing arrangement established by this Agreement and shall not have any liability or responsibility to the Borrowers to inquire into the allocation, apportionment or use of the proceeds of any Loans or extensions of credit hereunder. To induce the Agent, the Letter of Credit Issuer and the Lenders to establish this co-borrowing arrangement and in consideration thereof, each Borrower hereby indemnifies the Agent, the Letter of Credit Issuer and the Lenders, and their respective successors and assigns, and agrees to hold each of them harmless from any and all liabilities, expenses, losses, damages and claims asserted against them by any Person arising from or incurred by reason of the handling of the financing arrangements of the Borrowers as provided in this Agreement, any reliance by the Agent, the Letter of Credit Issuer or any Lender on any document, request or instruction given by the agents designated by the FMC Borrowers and the FRC Borrowers herein to act on their behalf or any other action taken by the Agent, the Letter of Credit Issuer or the Lenders with respect to the co-borrowing arrangement; PROVIDED, HOWEVER, that no Borrower shall have an obligation to indemnify any of the Agent, the Letter of Credit Issuer or any Lender under this SECTION
         1.7 with respect to any liabilities finally determined by a court of competent jurisdiction to have resulted primarily from the gross negligence or willful misconduct of such indemnified party. The agreements of the Borrowers contained in this SECTION 1.7 shall survive payment of all other Obligations.

                  1.8 SENIOR DEBT. All Obligations of Fleetwood under this Agreement and the other Loan Documents, and all rights of contribution, indemnity, subrogation and reimbursement relating to the Obligations of any Loan Party with respect to Fleetwood, are "Senior Debt" under the Subordinated Debentures and Fleetwood's guaranty of the Trust Securities.

                                    ARTICLE 2
                                INTEREST AND FEES

                  2.1 INTEREST.

                           (a) INTEREST RATES. All outstanding Obligations shall bear interest on the unpaid principal amount thereof (including, to the extent permitted by law, on interest thereon not paid when due) from the date made until paid in full in cash at a rate determined by reference to the Base Rate or the LIBOR Rate plus the Applicable Margin, but not to exceed the Maximum Rate. The Term Loans shall be Base Rate Loans. If at any time Loans are outstanding with respect to which a Borrower has not delivered to the Agent a notice specifying the basis for determining the interest rate applicable thereto in accordance herewith, those Loans shall bear interest at a rate determined by reference to the Base Rate until notice to the contrary has been given to the Agent in accordance with this Agreement and such notice has become effective.

         Each change in the Base Rate shall be reflected in the interest rate applicable to Base Rate Loans as of the effective date of such change. All interest charges shall be computed on the basis of a year of 360 days and actual days elapsed (which results in more interest being paid than if computed on the basis of a 365-day year). The applicable Borrowers shall pay to the Agent, for the ratable benefit of the Revolving Credit Lenders or the Term Lenders, as the case may be, interest accrued on all Loans in arrears on the first day of each month hereafter and on the Termination Date.

                           (b) DEFAULT RATE. If any Default or Event of Default occurs and is continuing and the Agent or the Majority Lenders in their discretion so elect, then, from the date of the occurrence of any such Default or Event of Default and so long as such Default or Event of Default is continuing, all of the Obligations shall bear interest at the Default Rate applicable thereto; provided that from the date of the occurrence of an Event of Default under SECTION 9.1(a) with respect to any Term Loan Obligation, the Term Loan Obligations shall automatically bear interest at the Default Rate applicable thereto.

                  2.2 CONTINUATION AND CONVERSION ELECTIONS.

                           (a) FMC or FRC may:

                               (i) elect, as of any Business Day, in the
                  case of Base Rate Revolving Loans to convert any such Base Rate Revolving Loans (or any part thereof in an amount not less than $1,000,000, or that is in an integral multiple of $500,000 in excess thereof) into LIBOR Rate Loans; or

                               (ii) elect, as of the last day of the
                  applicable Interest Period, to continue any LIBOR Rate Loans having Interest Periods expiring on such day (or any part thereof in an amount not less than $1,000,000, or that is in an integral multiple of $500,000 in excess thereof);

         PROVIDED, that if at any time the aggregate amount of LIBOR Rate Loans in respect of any Borrowing is reduced, by payment, prepayment, or conversion of part thereof to be less than $1,000,000, such LIBOR Rate Loans shall automatically convert into Base Rate Loans; PROVIDED FURTHER that if the notice shall fail to specify the duration of the Interest Period, such Interest Period shall be one month.

                           (b) FMC or FRC shall deliver a notice of continuation/conversion ("NOTICE OF CONTINUATION/CONVERSION") to the Agent not later than 10:00 a.m. (Los Angeles time) at least three (3) Business Days in advance of the Continuation/Conversion Date, if the Loans are to be converted into or continued as LIBOR Rate Loans and specifying:

                               (i) the proposed Continuation/Conversion Date;

                              (ii) the aggregate amount of Loans to be converted
                  or renewed;

                             (iii) the type of Loans resulting from the proposed
                  conversion or continuation; and

                              (iv) the duration of the requested Interest
                  Period, PROVIDED, HOWEVER, the Borrowers may not select an Interest Period that ends after the Stated Termination Date.

                           (c) If upon the expiration of any Interest Period applicable to LIBOR Rate Loans, FMC or FRC, as the case may be, has failed to select timely a new Interest Period to be applicable to LIBOR Rate Loans or if any Default or Event of Default then exists, the applicable Borrower(s) shall be deemed to have elected to convert such LIBOR Rate Loans into Base Rate Loans effective as of the expiration date of such Interest Period.

                           (d) The Agent will promptly notify each Lender of its receipt of a Notice of Continuation/Conversion. All conversions and continuations shall be made ratably according to the respective outstanding principal amounts of the Loans with respect to which the notice was given held by each Lender.

                           (e) There may not be more than seven (7) different LIBOR Rate Loans in effect hereunder at any time.

                  2.3 MAXIMUM INTEREST RATE. In no event shall any interest rate provided for hereunder exceed the maximum rate legally chargeable by any Lender under applicable law for such Lender with respect to loans of the type provided for hereunder (the "MAXIMUM RATE"). If, in any month, any interest rate, absent such limitation, would have exceeded the Maximum Rate, then the interest rate for that month shall be the Maximum Rate, and, if in future months, that interest rate would otherwise be less than the Maximum Rate, then that interest rate shall remain at the Maximum Rate until such time as the amount of interest paid hereunder equals the amount of interest which would have been paid if the same had not been limited by the Maximum Rate. In the event that, upon payment in full of the Obligations, the total amount of interest paid or accrued under the terms of this Agreement is less than the total amount of interest which would, but for this SECTION 2.3, have been paid or accrued if the interest rate otherwise set forth in this Agreement had at all times been in effect, then the Borrowers shall, to the extent permitted by applicable law, pay the Agent, for the account of the Lenders, an amount equal to the excess of (a) the lesser of (i) the amount of interest which would have been charged if the Maximum Rate had, at all times, been in effect or (ii) the amount of interest which would have accrued had the interest rate otherwise set forth in this Agreement, at all times, been in effect over (b) the amount of interest actually paid or accrued under this Agreement. If a court of competent jurisdiction determines that the Agent and/or any Lender has received interest and other charges hereunder in excess of the Maximum Rate, such excess shall be deemed received on account of, and shall automatically be applied to reduce, the Obligations other than interest, in the inverse order of maturity, and if there are no Obligations outstanding, the Agent and/or such Lender shall refund to the applicable Borrower(s) such excess.

                  2.4 CLOSING FEE. The Borrowers, jointly and severally, agree to pay the Agent on the Closing Date a closing fee (the "CLOSING FEE") as set forth in the Fee Letter.

                  2.5 UNUSED LINE FEE. On the first day of each month and on the Termination Date the Borrowers, jointly and severally, agree to pay to the Agent, for the account of the Revolving Credit Lenders, in accordance with their respective Pro Rata Shares, an unused line fee (the "UNUSED LINE FEE") equal to percentage per annum set forth in the definition of Applicable Margin times the amount by which the Maximum Revolver Amount exceeded the sum of the average daily outstanding amount of Revolving Loans and the average daily undrawn face amount of outstanding Letters of Credit, during the immediately preceding month or shorter period if calculated for the first month hereafter or on the Termination Date. The Unused Line Fee shall be computed on the basis of a 360-day year for the actual number of days elapsed. All principal payments received by the Agent shall be deemed to be credited to the applicable Borrowers' Loan Account immediately upon receipt for purposes of calculating the Unused Line Fee pursuant to this SECTION 2.5.

                  2.6 LETTER OF CREDIT FEE. FMC or FRC, as applicable, agree to pay to the Agent, for the account of the Revolving Credit Lenders, in accordance with their respective Pro Rata Shares, for each Letter of Credit, a fee (the "LETTER OF CREDIT FEE") equal to the percentage per annum set forth in the definition of Applicable Margin times the undrawn face amount of each Letter of Credit and to the Agent for the benefit of the Letter of Credit Issuer a fronting fee of one-eighth of one percent (0.125%) per annum of the undrawn face amount of each Letter of Credit, and to the Letter of Credit Issuer, all out-of-pocket costs, fees and expenses incurred by the Letter of Credit Issuer in connection with the application for, processing of, issuance of, or amendment to any Letter of Credit. The Letter of Credit Fee shall be payable monthly in arrears on the first day of each month following any month in which a Letter of Credit is outstanding

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

and on the Termination Date. The Letter of Credit Fee shall be computed on the basis of a 360-day year for the actual number of days elapsed.

                                    ARTICLE 3
                            PAYMENTS AND PREPAYMENTS

                  3.1 REVOLVING LOANS. FMC or FRC shall repay the outstanding principal balance of the Revolving Loans made to it, plus all accrued but unpaid interest thereon, on the Termination Date. A Borrower may prepay Revolving Loans at any time, and reborrow subject to the terms of this Agreement. In addition, and without limiting the generality of the foregoing, upon demand FMC or FRC, as applicable, shall pay to the Agent, for account of the Revolving Credit Lenders, the amount, without duplication, by which its Aggregate Revolver Outstandings exceeds the lesser of its Borrowing Base or the Maximum Revolver Amount.

                  3.2 TERMINATION OF FACILITY. The Borrowers may terminate this Agreement upon at least thirty days' notice to the Agent and the Lenders, upon
(a) the payment in full of all outstanding Revolving Loans, together with accrued interest thereon, and the cancellation and return of all outstanding Letters of Credit (or the provision of Cash Collateral or a Supporting Letter of Credit in accordance with SECTION 1.4(g) above), (b) the prepayment in full of the Term Loans, together with accrued and unpaid interest thereon, (c) the payment of the early termination fee set forth below, (d) the payment in full in cash of all reimbursable expenses and other Obligations, and (e) with respect to any LIBOR Rate Loans prepaid, payment of the amounts due under SECTION 4.4, if any. If this Agreement is terminated prior to the first anniversary of the Closing Date, whether pursuant to this SECTION 3.2 or pursuant to SECTION 9.2, Borrowers shall pay to the Agent, for the accounts of the Lenders, in proportion to their respective Pro Rata Shares, an early termination fee equal to two percent (2%) of the Total Facility. No early termination fee shall be payable if this Agreement is terminated after the first anniversary of the Closing Date.

                  3.3 REPAYMENT OF THE TERM LOANS.

                           (a) AMORTIZATION OF TERM LOAN.

                               (i) On the first day of each calendar month,
                  commencing with the first day of the first calendar month after the first Anniversary Date, FMC agrees to repay the principal amount of Term Loans in an amount equal to $1,000,000.

                               (ii) On the second Anniversary Date, FMC
                  agrees to repay the outstanding principal amount of and all accrued and unpaid interest on the Term Loans.

                           (b) TERM LENDERS. FMC agrees to repay the principal of the Term Loans to the Agent, for the account of the Lenders as set forth in SECTION 1.3.

                           (c) APPLICATION OF PREPAYMENTS. Any prepayments to Term Loan hereunder shall be applied FIRST, to the repayments of Term Loans required pursuant to

         SECTION 3.3(a)(ii), and SECOND, to the repayments of Term Loans required pursuant to SECTION 3.3(a)(i) in inverse order of maturity.

                  3.4 PREPAYMENTS OF THE LOANS.

                           (a) FMC may prepay the principal of the Term Loans in whole or in part, at any time and from time to time upon at least 5 Business Days' prior written notice to the Agent and the Term Lenders. All voluntary prepayments of the principal of the Term Loans shall be accompanied by the payment of all accrued but unpaid interest on the Term Loans to the date of prepayment. Amounts prepaid in respect of the Term Loans may not be reborrowed.

                           (b) Immediately upon receipt by any Loan Party of proceeds of any disposition of Eligible Equipment or Eligible Real Estate, FMC shall repay the Revolving Loans in an amount equal to the amount advanced against the applicable asset in calculation of the Borrowing Base, and the Maximum PP&E Loan Amount shall be permanently reduced by such amount.

                           (c) Subject to the terms of SECTION 7.9 permitting certain reinvestment of asset disposition proceeds, immediately upon any receipt by any Loan Party of proceeds of any disposition of any Term Loan Collateral, FMC shall repay the Term Loans in an amount equal to all such proceeds, net of (A) commissions and other customary transaction costs, fees and expenses properly attributable to such transaction and payable by a Loan Party in connection therewith (other than any amounts payable to any Affiliate), (B) transfer taxes, (C) amounts payable to holders of senior Liens (to the extent that such Liens are Permitted Liens), if any, (D) an appropriate reserve for income taxes in accordance with GAAP in connection therewith; and (E) with respect to any sale of all of the Capital Stock of the Identified Subsidiary an amount equal the amount advanced against the Eligible Accounts and Eligible Inventory of the Identified Subsidiary (the "NET PROCEEDS"). After the Term Loans have been repaid in full, any remaining Net Proceeds shall be applied to the Revolving Loans, but without reduction of the Revolving Credit Commitments.

                           (d) Immediately upon any receipt by any Loan Party of proceeds of any assets (other than (i) Inventory sold in the ordinary course of business and (ii) assets described in SUBSECTIONS (b) or (c) above), the Borrowers shall repay the Revolving Loans in an amount equal to the Net Proceeds, but without reduction of the Revolving Credit Commitments.

                           (e) Concurrently with an FRC Borrower Release, the Borrowers shall repay the Revolving Loans in an amount equal the amount advanced against the Eligible Accounts, Eligible Inventory and Eligible Equipment of the FRC Borrower being released in such FRC Borrower Release, but without reduction of the Revolving Credit Commitments.

                           (f) Concurrently with the sale of the Capital Stock of the Identified Subsidiary, the Borrowers shall repay the Revolving Loans in an amount equal to the amount advanced against the Eligible Accounts and Eligible Inventory of the Identified Subsidiary, but without reduction of the Revolving Credit Commitments.

                           (g) No provision contained in this SECTION 3.4 shall constitute a consent to an asset disposition that is otherwise not permitted by the terms of this Agreement.

                  3.5 LIBOR RATE LOAN PREPAYMENTS. In connection with any prepayment, if any LIBOR Rate Loans are prepaid prior to the expiration date of the Interest Period applicable thereto, the applicable Borrower shall pay to the Revolving Credit Lenders the amounts described in SECTION 4.4.

                  3.6 PAYMENTS BY THE BORROWERS.

                           (a) All payments to be made by the Borrowers shall be made without set-off, recoupment or counterclaim. Except as otherwise expressly provided herein, all payments by the Borrowers shall be made to the Agent for the account of the Revolving Credit Lenders or Term Lenders, as applicable, at the account designated by the Agent and shall be made in Dollars and in immediately available funds, no later than 12:00 noon (Los Angeles time) on the date specified herein. Any payment received by the Agent after such time shall be deemed (for purposes of calculating interest only) to have been received on the following Business Day and any applicable interest shall continue to accrue.

                           (b) Subject to the provisions set forth in the definition of "INTEREST PERIOD", whenever any payment is due on a day other than a Business Day, such payment shall be due on the following Business Day, and such extension of time shall in such case be included in the computation of interest or fees, as the case may be.

                  3.7 PAYMENTS AS REVOLVING LOANS. At the election of the Agent, all payments of principal of or interest on the Revolving Loans, reimbursement obligations in connection with Letters of Credit and Credit Support for Letters of Credit, fees, premiums, reimbursable expenses and other sums payable hereunder (other than the Term Loans), may be paid from the proceeds of Revolving Loans made hereunder. Proceeds of Revolving Loans may be used to make payments of the Term Loan Obligations only if: (a) for payments of the Term Loan Obligations under SECTION 3.3(a)(i), no Event of Default has occurred and is continuing, and (b) for payments of Term Loan Obligations under SECTION 3.3(a)(ii), (x) no Event of Default has occurred and is continuing, (y) the amount of the average of the Liquidity for each of the most recent three calendar months is at least $60,000,000 and (z) on the date of any such payment of the Term Loan Obligations, after giving effect to any Borrowing, the Aggregate Availability PLUS the Qualified Cash Equivalents is equal to or greater than $10,000,000 plus the amount, on such date, of the required minimum Aggregate Availability under SECTION 7.25. Each Borrower hereby irrevocably authorizes the Agent to charge the applicable Loan Account for the purpose of paying all amounts from time to time due from FMC and FRC or any FMC Borrower or FRC Borrower and agrees that all such amounts charged shall constitute Revolving Loans (including Non-Ratable Loans and Agent Advances).

                  3.8 APPORTIONMENT, APPLICATION AND REVERSAL OF PAYMENTS. Principal and interest payments shall be apportioned ratably among the Lenders (according to the unpaid principal balance of the Loans to which such payments relate held by each Lender). All payments shall be remitted to the Agent and all such payments not relating to principal or interest of specific Loans, or not constituting payment of specific fees, and all proceeds of Accounts, or, except as set forth below with respect to Term Loan Collateral, other Collateral received by the Agent, shall be applied, ratably, subject to the provisions of this Agreement, FIRST, to pay any fees, indemnities, or expense reimbursements (other than amounts related to Bank Products) then due to the Agent or the Lenders from the applicable Borrower; SECOND, to pay interest due from such Borrower in respect of all Loans, including Non-Ratable Loans and Agent Advances; THIRD, to pay or prepay principal of the Non-Ratable Loans and Agent Advances owed by such Borrower; FOURTH, to pay or prepay principal of the Revolving Loans (other than Non-Ratable Loans and Agent Advances) and unpaid reimbursement obligations in respect of Letters of Credit; FIFTH, to pay an amount to the Agent equal to all outstanding Letter of Credit Obligations of such Borrower to be held as cash collateral for such Obligations; SIXTH, to pay or prepay principal of the Term Loans owed by such Borrower; SEVENTH, to the payment of any other Obligation (other than amounts related to Bank Products) due to the Agent or any Lender by such Borrower and EIGHTH, to pay any fees, indemnities or expense reimbursements related to Bank Products due to the Agent from the applicable Borrower. Notwithstanding the foregoing, until the Term Loans have been paid in full, proceeds of the Term Loan Collateral shall be applied FIRST to pay any fees, indemnities or expense reimbursements relating to the Term Loans or the Term Loan Collateral then due to the Agent or the Lenders from FMC; SECOND, to pay interest due from FMC in respect to the Term Loans; THIRD, to pay or prepay principal of the Term Loans; and FOURTH, to all other Obligations in accordance with the preceding sentence. Notwithstanding anything to the contrary contained in this Agreement, unless so directed by the applicable Borrower, or unless an Event of Default has occurred and is continuing, neither the Agent nor any Lender shall apply any payments which it receives to any LIBOR Rate Loan, except (a) on the expiration date of the Interest Period applicable to any such LIBOR Rate Loan, or (b) in the event, and only to the extent, that there are no outstanding Base Rate Loans and, in any event, the applicable Borrower shall pay LIBOR breakage losses in accordance with SECTION 4.4. The Agent and the Lenders shall have the continuing and exclusive right to apply and reverse and reapply any and all such proceeds and payments to any portion of the Obligations.

                  3.9 INDEMNITY FOR RETURNED PAYMENTS. If after receipt of any payment which is applied to the payment of all or any part of the Obligations, the Agent, any Lender, the Bank or any Affiliate of the Bank is for any reason compelled to surrender such payment or proceeds to any Person because such payment or application of proceeds is invalidated, declared fraudulent, set aside, determined to be void or voidable as a preference, impermissible setoff, or a diversion of trust funds, or for any other reason, then the Obligations or part thereof intended to be satisfied shall be revived and continued and this Agreement shall continue in full force as if such payment or proceeds had not been received by the Agent, such Lender, the Bank or any Affiliate of the Bank and the Borrowers shall be liable to pay to the Agent and the Lenders, and hereby indemnify the Agent and the Lenders and hold the Agent and the Lenders harmless for the amount of such payment or proceeds surrendered. The provisions of this SECTION 3.9 shall be and remain effective notwithstanding any contrary action which may have been taken by the Agent or any Lender, the Bank or any Affiliate of the Bank in reliance upon such payment or application of proceeds, and any such contrary action so taken shall be without prejudice to the

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Agent's and the Lenders' rights under this Agreement and shall be deemed to have been conditioned upon such payment or application of proceeds having become final and irrevocable. The provisions of this SECTION 3.9 shall survive the termination of this Agreement.

             3.10 THE AGENT'S AND LENDERS' BOOKS AND RECORDS; MONTHLY STATEMENTS. The Agent shall record the principal amount of the Loans owing to each Lender, the undrawn face amount of all outstanding Letters of Credit and the aggregate amount of unpaid reimbursement obligations outstanding with respect to the Letters of Credit from time to time on its books. In addition, each Lender may note the date and amount of each payment or prepayment of principal of such Lender's Loans in its books and records. Failure by the Agent or any Lender to make such notation shall not affect the obligations of the applicable Borrower with respect to the Loans or the Letters of Credit. Each Borrower agrees that the Agent's and each Lender's books and records showing the Obligations and the transactions pursuant to this Agreement and the other Loan Documents shall be admissible in any action or proceeding arising therefrom, and shall constitute rebuttably presumptive proof thereof, irrespective of whether any Obligation is also evidenced by a promissory note or other instrument. The Agent will provide to the Borrowers a monthly statement of Loans, payments, and other transactions pursuant to this Agreement. Such statement shall be deemed correct, accurate, and binding on the Borrowers and an account stated (except for reversals and reapplications of payments made as provided in SECTION 3.8 and corrections of errors discovered by the Agent), unless the Borrowers notify the Agent in writing to the contrary within thirty (30) days after such statement is rendered. In the event a timely written notice of objections is given by the Borrowers, only the items to which exception is expressly made will be considered to be disputed by the Borrowers.

             3.11 RELEASE OF FRC BORROWER. Provided that no Default or Event of Default has occurred and is continuing (or would occur or exist as a result of or following the release of an FRC Borrower pursuant to this SECTION 3.11), Fleetwood shall have the right, subject to the provisions of this SECTION 3.11, to obtain a release of an FRC Borrower (each, an "FRC BORROWER RELEASE") from its Obligations under this Agreement and the other Loan Documents. In the event Fleetwood seeks to obtain an FRC Borrower Release, the Agent shall release such FRC Borrower (each a "RELEASED FRC BORROWER") from this Agreement and the other Loan Documents, but only upon satisfaction of all of the following conditions:

                           (a) Any request for an FRC Borrower Release shall be made in writing to the Agent no less than five (5) Business Days prior to the date of the requested FRC Borrower Release;

                           (b) the FRC Borrowers make any payment required pursuant to SECTION 3.4(e) in connection with such FRC Borrower Release;

                           (c) the FRC Borrowers shall pay all of the Agent's reasonable costs and expenses, including counsel fees and disbursements, incurred in connection with the FRC Borrower Release and the review and approval of the documents and information required to be delivered in connection therewith; and

                           (d) the FRC Borrowers shall deliver to the Agent simultaneously with the request referred to in clause (a) above, an FRC Borrowing Base Certificate signed by

                                      24
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         an Authorized Officer of FRC, representing and certifying the pro forma calculations after giving effect to the proposed FRC Borrower Release.

                                    ARTICLE 4
                     TAXES, YIELD PROTECTION AND ILLEGALITY

             4.1 TAXES.

                           (a) Any and all payments by the Borrowers to each Lender or the Agent under this Agreement and any other Loan Document shall be made free and clear of, and without deduction or withholding for any Taxes. In addition, the Borrowers shall pay all Other Taxes.

                           (b) Each Borrower agrees to indemnify and hold harmless each Lender and the Agent for the full amount of Taxes or Other Taxes (including any Taxes or Other Taxes imposed by any jurisdiction on amounts payable under this Section) paid by any Lender or the Agent and any liability (including penalties, interest, additions to tax and expenses) arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted. Payment under this indemnification shall be made within 30 days after the date such Lender or the Agent makes written demand therefor.

                           (c) If a Borrower shall be required by law to deduct or withhold any Taxes or Other Taxes from or in respect of any sum payable hereunder to any Lender or the Agent, then:

                                    (i) the sum payable shall be increased as
                  necessary so that after making all required deductions and withholdings (including deductions and withholdings applicable to additional sums payable under this Section) such Lender or the Agent, as the case may be, receives an amount equal to the sum it would have received had no such deductions or withholdings been made;

                                    (ii)    such Borrower shall make such
                  deductions and withholdings;

                                    (iii) such Borrower shall pay the full
                  amount deducted or withheld to the relevant taxing authority or other authority in accordance with applicable law; and

                                    (iv) such Borrower shall also pay to each
                  Lender or the Agent for the account of such Lender, at the time interest is paid, all additional amounts which the respective Lender specifies as necessary to preserve the after-tax yield such Lender would have received if such Taxes or Other Taxes had not been imposed.

                           (d) At the Agent's request, within 30 days after the date of any payment by a Borrower of Taxes or Other Taxes, such Borrower shall furnish the Agent the original or a certified copy of a receipt evidencing payment thereof, or other evidence of payment satisfactory to the Agent. If any Borrower determines in good faith that a reasonable basis exists for contesting any Taxes or Other Taxes, at the request of such Borrower, the relevant Lender shall cooperate with such Borrower in challenging such Tax or Other Tax at such Borrower's expense (but shall have no obligation to disclose any confidential information with respect to such Lender). No Lender shall have any obligation to contest any Tax or Other Tax, except to cooperate with the Borrowers in any contest requested by a Borrower as provided herein. If any Lender becomes aware that it has received a refund for any Tax or Other Tax for which a payment has been made to it by the Borrowers under this Section, which in the good faith judgment of such Lender is allocable to such payment, the amount of such refund shall be paid to the applicable Borrower(s) to the extent that such Borrower(s) have paid in full the payments required by this SECTION 4.1

                           (e) If a Borrower is required to pay additional amounts to any Lender or the Agent pursuant to SUBSECTION (c) of this Section, then such Lender shall use reasonable efforts (consistent with legal and regulatory restrictions) to change the jurisdiction of its lending office so as to eliminate any such additional payment by such Borrower which may thereafter accrue, if such change in the judgment of such Lender is not otherwise disadvantageous to such Lender.

             4.2 ILLEGALITY.

                           (a) If any Revolving Credit Lender determines that the introduction of any Requirement of Law, or any change in any Requirement of Law, or in the interpretation or administration of any Requirement of Law, has made it unlawful, or that any central bank or other Governmental Authority has asserted that it is unlawful, for any Revolving Credit Lender or its applicable lending office to make LIBOR Rate Loans, then, on notice thereof by that Revolving Credit Lender to the Borrowers through the Agent, any obligation of that Revolving Credit Lender to make LIBOR Rate Loans shall be suspended until that Revolving Credit Lender notifies the Agent and the Borrowers that the circumstances giving rise to such determination no longer exist.

                           (b) If a Revolving Credit Lender determines that it is unlawful to maintain any LIBOR Rate Loan, the Borrowers shall, upon receipt of notice of such fact and demand from such Revolving Credit Lender (with a copy to the Agent), prepay in full such LIBOR Rate Loans of that Revolving Credit Lender then outstanding, together with interest accrued thereon and amounts required under SECTION 4.4, either on the last day of the Interest Period thereof, if that Revolving Credit Lender may lawfully continue to maintain such LIBOR Rate Loans to such day, or immediately, if that Revolving Credit Lender may not lawfully continue to maintain such LIBOR Rate Loans. If the Borrowers are required to so prepay any LIBOR Rate Loans, then concurrently with such prepayment, the applicable Borrower shall borrow from the affected Revolving Credit Lender, in the amount of such repayment, a Base Rate Loan.

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

             4.3 INCREASED COSTS AND REDUCTION OF RETURN.

                           (a) If any Lender determines that due to either (i) the introduction of any Requirement of Law, or any change in any Requirement of Law, or any change in the interpretation of any Requirement of Law or (ii) the compliance by that Lender with any guideline or request from any central bank or other Governmental Authority (whether or not having the force of law), there shall be any increase in the cost to such Lender of agreeing to make or making, funding or maintaining any LIBOR Rate Loans, then the Borrowers shall be liable for, and shall from time to time, upon demand (with a copy of such demand to be sent to the Agent), pay to the Agent for the account of such Lender, additional amounts as are sufficient to compensate such Lender for such increased costs.

                           (b) If any Lender shall have determined that (i) the introduction of any Capital Adequacy Regulation, (ii) any change in any Capital Adequacy Regulation, (iii) any change in the interpretation or administration of any Capital Adequacy Regulation by any central bank or other Governmental Authority charged with the interpretation or administration thereof, or (iv) compliance by such Lender or any corporation or other entity controlling such Lender with any Capital Adequacy Regulation, affects or would affect the amount of capital required or expected to be maintained by such Lender or any corporation or other entity controlling such Lender and (taking into consideration such Lender's or such corporation's or other entity's policies with respect to capital adequacy and such Lender's desired return on capital) determines that the amount of such capital is increased as a consequence of its Commitments, Loans, credits or obligations under this Agreement, then, upon demand of such Lender to the Borrowers through the Agent, the Borrowers shall pay to such Lender, from time to time as specified by such Lender, additional amounts sufficient to compensate such Lender for such increase.

             4.4 FUNDING LOSSES. FMC or FRC, as the case may be, shall reimburse each Revolving Credit Lender and hold each Revolving Credit Lender harmless from any loss or expense which such Lender may sustain or incur as a consequence of:

                           (a) the failure of the applicable Borrower(s) to make on a timely basis any payment of principal of any LIBOR Rate Loan;

                           (b) the failure of the applicable Borrower(s) to borrow, continue or convert a Loan after such Borrower has given (or is deemed to have given) a Notice of Borrowing or a Notice of Continuation/Conversion; or

                           (c) the prepayment or other payment (including after acceleration thereof) of any LIBOR Rate Loans on a day that is not the last day of the relevant Interest Period;

including any such loss of anticipated profit and any loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain its LIBOR Rate Loans or from fees payable to terminate the deposits from which such funds were obtained. The Borrowers shall also pay any customary administrative fees charged by any Lender in connection with the foregoing.

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

             4.5 INABILITY TO DETERMINE RATES. If the Agent determines that for any reason adequate and reasonable means do not exist for determining the LIBOR Rate for any requested Interest Period with respect to a proposed LIBOR Rate Loan, or that the LIBOR Rate for any requested Interest Period with respect to a proposed LIBOR Rate Loan does not adequately and fairly reflect the cost to the Revolving Credit Lenders of funding such Loan, the Agent will promptly so notify the Borrowers and each Revolving Credit Lender. Thereafter, the obligation of the Revolving Credit Lenders to make or maintain LIBOR Rate Loans hereunder shall be suspended until the Agent revokes such notice in writing; and the Agent shall promptly deliver such notice after it determines that the reason for such suspension no longer exists. Upon receipt of such notice of suspension, Borrowers may revoke any Notice of Borrowing or Notice of Continuation/Conversion then submitted by it. If the applicable Borrower does not revoke such Notice, the Revolving Credit Lenders shall make, convert or continue the Loans, as proposed by the applicable Borrower, in the amount specified in the applicable notice submitted by such Borrower, but such Loans shall be made, converted or continued as Base Rate Loans instead of LIBOR Rate Loans.

             4.6 CERTIFICATES OF THE AGENT. If any Lender claims reimbursement or compensation under this ARTICLE 4, the Agent shall determine the amount thereof and shall deliver to the Borrowers (with a copy to the affected Lender) a certificate setting forth in reasonable detail the amount payable to the affected Lender, and such certificate shall be conclusive and binding on the Borrowers in the absence of manifest or demonstrable error.

             4.7 SURVIVAL. The agreements and obligations of the Borrowers in this ARTICLE 4 shall survive the payment of all other Obligations.

                                    ARTICLE 5
                BOOKS AND RECORDS; FINANCIAL INFORMATION; NOTICES

             5.1 BOOKS AND RECORDS. Fleetwood shall, and shall cause each of its Subsidiaries to maintain, at all times, correct and complete books, records and accounts in which complete, correct and timely entries are made of its transactions in accordance with GAAP applied consistently with the audited Financial Statements required to be delivered pursuant to SECTION 5.2(a). Fleetwood shall, and shall cause each of its Subsidiaries to, by means of appropriate entries, reflect in such accounts and in all Financial Statements proper liabilities and reserves for all taxes and proper provision for depreciation and amortization of property and bad debts, all in accordance with GAAP. Fleetwood shall, and shall cause each Loan Party to maintain at all times books and records pertaining to the Collateral in such detail, form and scope as the Agent or any Lender shall reasonably require, including, but not limited to, records of (a) all payments received and all credits and extensions granted with respect to the Accounts; (b) the return, rejection, repossession, stoppage in transit, loss, damage, or destruction of any Inventory; and (c) all other dealings affecting the Collateral in any material respect.

             5.2 FINANCIAL INFORMATION. Fleetwood shall, and shall cause each of its Subsidiaries to promptly furnish to each Lender, all such financial information as the Agent shall reasonably request. Without limiting the foregoing, Fleetwood and the Borrowers will furnish to the Agent, in sufficient copies for distribution by the Agent to each Lender, in such detail as the Agent or the Lenders shall request, the following:

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

                           (a) As soon as available, but in any event not later than ninety (90) days after the close of each Fiscal Year, consolidated audited and consolidating (by Business Unit) unaudited balance sheets, and income statements, cash flow statements and changes in stockholders' equity for Fleetwood and its Subsidiaries for such Fiscal Year, and the accompanying notes thereto, setting forth in each case in comparative form figures for the previous Fiscal Year, all in reasonable detail, fairly presenting the financial position and the results of operations of Fleetwood and its consolidated Subsidiaries as at the date thereof and for the Fiscal Year then ended, and prepared in accordance with GAAP. Such statements shall be examined in accordance with generally accepted auditing standards by and, in the case of such statements performed on a consolidated basis, accompanied by a report thereon unqualified in any respect of independent certified public accountants selected by Fleetwood and reasonably satisfactory to the Agent. Fleetwood and the Borrowers hereby authorize the Agent to communicate directly with their certified public accountants and, by this provision, authorize those accountants to disclose to the Agent any and all financial statements and other supporting financial documents and schedules relating to Fleetwood and its Subsidiaries and to discuss directly with the Agent, in the presence of Fleetwood, the finances and affairs of Fleetwood and its Subsidiaries.

                           (b) As soon as available, but in any event not later than forty-five (45) days after the end of each Fiscal Quarter, consolidated and consolidating (by Business Unit) unaudited balance sheets of Fleetwood and its consolidated Subsidiaries as at the end of such Fiscal Quarter, and consolidated and consolidating (by Business
         Unit) unaudited income statements and cash flow statements for Fleetwood and its consolidated Subsidiaries for such Fiscal Quarter and for the period from the beginning of the Fiscal Year to the end of such Fiscal Quarter, all in reasonable detail, fairly presenting the financial position and results of operations of Fleetwood and its consolidated Subsidiaries as at the date thereof and for such periods, and, in each case, in comparable form, figures for the corresponding period in the prior Fiscal Year and in the budget of Fleetwood and its Subsidiaries, and prepared in accordance with GAAP applied consistently with the audited Financial Statements required to be delivered pursuant to SECTION 5.2(a). Fleetwood shall certify by a certificate signed by its chief financial officer that all such statements have been prepared in accordance with GAAP and present fairly the financial position of Fleetwood and its Subsidiaries as at the dates thereof and its results of operations for the periods then ended, subject to normal year-end adjustments and to the absence of footnotes required by GAAP.

                           (c) As soon as available, but in any event not later than forty-five (45) days after the end of each fiscal month, the Borrowers shall provide the following information in form satisfactory to the Agent, a forecasted consolidated and consolidating (by Business
         Unit) balance sheet and statement of income and expense and cash flow through the immediately forthcoming fiscal quarter end and through the balance of the fiscal year on a quarterly basis (referred to as the A1-A4 series) with an explanation of the variances of the figures in the corresponding forecast to that provided in the immediately preceding fiscal month and to those presented in the Latest Projections.

                           (d) With each of the audited Financial Statements delivered pursuant to SECTION 5.2(a), a certificate of the independent certified public accountants that examined such statement to the effect that they have reviewed and are familiar with this Agreement and that, in examining such Financial Statements, they did not become aware of any fact or condition which then constituted a Default or Event of Default with respect to a financial covenant, except for those, if any, described in reasonable detail in such certificate.

                           (e) With each of the annual audited Financial Statements delivered pursuant to SECTION 5.2(a), and within forty-five
         (45) days after the end of each Fiscal Quarter, a certificate of the chief financial officer, vice president-treasurer or vice president-controller of Fleetwood setting forth in reasonable detail the calculations required to establish that the Fleetwood and its Subsidiaries were in compliance with the covenants set forth in SECTIONS 7.22 through 7.25 during the period covered in such Financial Statements and as at the end thereof. Within forty-five (45) days after the end of each Fiscal Quarter, a certificate of the chief financial officer, vice president-treasurer or vice president-controller of Fleetwood stating that, except as explained in reasonable detail in such certificate, (A) all of the representations and warranties of the Loan Parties contained in this Agreement and the other Loan Documents are correct and complete in all material respects as at the date of such certificate as if made at such time, except for those that speak as of a particular date, which shall have been true and correct as of such date, (B) the Loan Parties are, at the date of such certificate, in compliance in all material respects with all of their respective covenants and agreements in this Agreement and the other Loan Documents, (C) no Default or Event of Default then exists or existed during the period covered by the Financial Statements for such Fiscal Quarter, (D) describing and analyzing in reasonable detail all material trends, changes, and developments in each and all Financial Statements; and (E) explaining the variances of the figures in the corresponding Latest Projections and prior Fiscal Year financial statements. If any such certificate discloses that a representation or warranty is not correct or complete, or that a covenant has not been complied with, or that a Default or Event of Default existed or exists, such certificate shall set forth what action Loan Parties have taken or propose to take with respect thereto.

                           (f) No sooner than sixty (60) days prior to and not more than thirty (30) days after the beginning of each Fiscal Year, annual forecasts (to include forecasted consolidated and consolidating (by Business Unit) balance sheets, income statements and cash flow statements) for Fleetwood and its Subsidiaries as at the end of and for each month of such Fiscal Year.

                           (g) Promptly after filing with the PBGC and the IRS, a copy of each annual report or other filing filed with respect to each Plan of Fleetwood and its Subsidiaries.

                           (h) Promptly upon the filing thereof, copies of all reports, if any, to or other documents filed by Fleetwood or any of its Subsidiaries with the Securities and Exchange Commission under the Exchange Act, and all reports, notices, or statements sent or received by Fleetwood or any of its Subsidiaries to or from the holders of any equity interests of Fleetwood or any of its Subsidiaries (other than routine non-material correspondence sent by shareholders of Fleetwood to Fleetwood) or any such Subsidiary or of any Debt of Fleetwood or any of its Subsidiaries registered under the Securities Act or to or from the trustee under any indenture under which the same is issued.

                           (i) As soon as available, but in any event not later than 15 days after any Loan Party's receipt thereof, a copy of all management reports and management letters prepared for any Loan Party by any independent certified public accountants.

                           (j) Promptly after their preparation, copies of any and all proxy statements, financial statements, and reports which Fleetwood makes available to its shareholders.

                           (k) If requested by the Agent, promptly after filing with the IRS, a copy of each tax return filed by Fleetwood or by any of its Subsidiaries.

                           (l) No later than Wednesday of each week, a Borrowing Base Certificate and all supporting information in accordance with
         Section 9 of the Security Agreement as of the end of the preceding week.

                           (m) No later than the 15th day of each month, a Pricing Certificate, and a report, in form and substance satisfactory to the Agent, with respect to the Repurchase Obligations.

                           (n) If the Term Loans have not been paid in full on or prior to the date six months after the Closing Date, then on the first day of each calendar month thereafter until payment in full of the Term Loans, the Borrowers shall provide to the Agent and the Term Lenders a written description of all transactions which the Borrowers anticipate closing in order to raise the amount necessary to repay the Term Loans and a description of the current status of each such transaction.

                           (o) Such additional information as the Agent and/or any Lender may from time to time reasonably request regarding the financial and business affairs of Fleetwood or any Subsidiary.

             5.3 NOTICES TO THE LENDERS. Fleetwood or the Borrowers shall notify the Agent and the Lenders in writing of the following matters at the following times:

                           (a) Immediately after becoming aware of any Default or Event of Default;

                           (b) Immediately after becoming aware of the assertion by the holder of any Capital Stock of Fleetwood or of any Subsidiary or the holder of any Debt of Fleetwood or any Subsidiary in a face amount in excess of $1,000,000 that a default exists with respect thereto or that Fleetwood or such Subsidiary is not in compliance with the terms thereof, or the threat or commencement by such holder of any enforcement action because of such asserted default or non-compliance; and immediately after

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

         becoming aware of the assertion that any Repurchase Obligations of $500,000 or more payable in cash shall have become due and payable;

                           (c) Immediately after becoming aware of any event or circumstance (other than general economic trends) which could reasonably be expected to have a Material Adverse Effect;

                           (d) Immediately after becoming aware of any pending or threatened action, suit, or proceeding, by any Person, or any pending or threatened investigation by a Governmental Authority, which if adversely determined would reasonably be expected to have a Material Adverse Effect;

                           (e) Immediately after becoming aware of any pending or threatened strike, work stoppage, unfair labor practice claim, or other labor dispute affecting Fleetwood or any of its Subsidiaries in a manner which could reasonably be expected to have a Material Adverse Effect;

                           (f) Immediately after becoming aware of any violation of any law, statute, regulation, or ordinance of a Governmental Authority affecting Fleetwood or any Subsidiary which could reasonably be expected to have a Material Adverse Effect;

                           (g) Immediately after receipt of any notice of any violation by Fleetwood or any of its Subsidiaries of any Environmental Law which could reasonably be expected to have a Material Adverse Effect or that any Governmental Authority has asserted in writing that Fleetwood or any Subsidiary is not in compliance in any material respect with any Environmental Law or is investigating Fleetwood's or such Subsidiary's compliance therewith;

                           (h) Immediately after receipt of any written notice that Fleetwood or any of its Subsidiaries is or may be liable to any Person as a result of the Release or threatened Release of any Contaminant or that Fleetwood or any Subsidiary is subject to investigation by any Governmental Authority evaluating whether any remedial action is needed to respond to the Release or threatened Release of any Contaminant which, in either case, is reasonably likely to give rise to liability in excess of $1,000,000;

                           (i) Immediately after receipt of any written notice of the imposition of any Environmental Lien against any property of Fleetwood or any of its Subsidiaries;

                           (j) Any change in any Loan Party's name, state of organization, locations of Collateral, or form of organization, trade names under which it will sell Inventory or create Accounts, or to which instruments in payment of Accounts may be made payable, in each case at least thirty (30) days prior thereto;

                           (k) Within ten (10) Business Days after Fleetwood or any ERISA Affiliate knows or has reason to know, that an ERISA Event or a prohibited transaction (as defined in Sections 406 of ERISA and 4975 of the Code) has occurred, and, when known, any action taken or threatened by the IRS, the DOL or the PBGC with respect thereto;

                                      32
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                           (l) Upon request, or, in the event that such filing
         reflects a significant change with respect to the matters covered thereby, within three (3) Business Days after the filing thereof with the PBGC, the DOL or the IRS, as applicable, copies of the following:
         (i) each annual report (form 5500 series), including Schedule B thereto, filed with the PBGC, the DOL or the IRS with respect to each Plan, (ii) a copy of each funding waiver request filed with the PBGC, the DOL or the IRS with respect to any Plan and all communications received by Fleetwood or any ERISA Affiliate from the PBGC, the DOL or the IRS with respect to such request, and (iii) a copy of each other filing or notice filed with the PBGC, the DOL or the IRS, with respect to each Plan by either Fleetwood or any ERISA Affiliate;

                           (m) Upon request, copies of each actuarial report for any Plan or Multi-employer Plan and annual report for any Multi-employer Plan; and within three (3) Business Days after receipt thereof by Fleetwood or any ERISA Affiliate, copies of the following:
         (i) any notices of the PBGC's intention to terminate a Plan or to have a trustee appointed to administer such Plan; (ii) any favorable or unfavorable determination letter from the IRS regarding the qualification of a Plan under Section 401(a) of the Code; or (iii) any notice from a Multi-employer Plan regarding the imposition of withdrawal liability;

                           (n) Within three (3) Business Days after the occurrence thereof: (i) any changes in the benefits of any existing Plan which increase the annual costs of Fleetwood and its Subsidiaries with respect thereto by an amount in excess of $1,000,000 or the establishment of any new Plan or the commencement of contributions to any Plan to which Fleetwood or any ERISA Affiliate was not previously contributing; or (ii) any failure by Fleetwood or any ERISA Affiliate to make a required installment or any other required payment under
         Section 412 of the Code on or before the due date for such installment or payment; or

                           (o) Within three (3) Business Days after Fleetwood or any ERISA Affiliate knows or has reason to know that any of the following events has or will occur: (i) a Multi-employer Plan has been or will be terminated; (ii) the administrator or plan sponsor of a Multi-employer Plan intends to terminate a Multi-employer Plan; or
         (iii) the PBGC has instituted or will institute proceedings under
         Section 4042 of ERISA to terminate a Multi-employer Plan.

Each notice given under this Section shall describe the subject matter thereof in reasonable detail, and shall set forth the action that Fleetwood, its Subsidiary, or any ERISA Affiliate, as applicable, has taken or proposes to take with respect thereto.

                                    ARTICLE 6
                     GENERAL WARRANTIES AND REPRESENTATIONS

                  Fleetwood and the Borrowers warrant and represent to the Agent and the Lenders that except as hereafter disclosed to and accepted by the Agent and the Majority Lenders in writing:

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             6.1 AUTHORIZATION, VALIDITY, AND ENFORCEABILITY OF THIS AGREEMENT
AND THE LOAN DOCUMENTS. Each Loan Party has the power and authority to execute, deliver and perform this Agreement and the other Loan Documents to which it is a party, to incur the Obligations, and to grant to the Agent Liens upon and security interests in the Collateral. Each Loan Party has taken all necessary action (including obtaining approval of its stockholders if necessary) to authorize its execution, delivery, and performance of this Agreement and the other Loan Documents to which it is a party. This Agreement and the other Loan Documents to which it is a party have been duly executed and delivered by each Loan Party which is a party thereto, and constitute the legal, valid and binding obligations of such Loan Party, enforceable against it in accordance with their respective terms, subject to the effect of bankruptcy, insolvency, moratorium and other laws affecting the rights of creditors generally and to the effect of general principles of equity. Each Loan Party's execution, delivery, and performance of this Agreement and the other Loan Documents to which it is a party do not and will not conflict with, or constitute a violation or breach of, or result in the imposition of any Lien upon the property of Fleetwood or any of its Subsidiaries, by reason of the terms of (a) any material contract, mortgage, lease, agreement, indenture, or instrument to which Fleetwood or any of its Subsidiaries is a party or which is binding upon it, (b) any Requirement of Law applicable to Fleetwood or any of its Subsidiaries, or (c) the certificate or articles of incorporation or by-laws or the limited liability company or limited partnership agreement (or other organizational documents) of Fleetwood or any of its Subsidiaries.

             6.2 VALIDITY AND PRIORITY OF SECURITY INTEREST. The provisions of this Agreement, the Mortgages, and the other Loan Documents create legal and valid Liens on all the Collateral in favor of the Agent, for the ratable benefit of the Agent and the Revolving Credit Lenders or the Term Lenders, as the case may be, and, when properly filed and, where applicable recorded, such Liens constitute perfected and continuing Liens on all the Collateral, having priority over all other Liens on the Collateral (except for Permitted Liens) securing all the Obligations, and enforceable against the Loan Parties and all third parties. The Liens (a) on the Collateral other than the Term Loan Collateral constitute
(i) first priority perfected Liens in favor of the Agent, for the ratable benefit of the Agent and the Revolving Credit Lenders, and (ii) second priority perfected Liens in favor of the Agent, for the ratable benefit of the Agent and the Term Lenders, junior only to the Liens described in the foregoing clause (i) and (b) on the Term Loan Collateral constitute (iii) first priority, perfected Liens in favor of the Agent, for the ratable benefit of the Agent and the Term Lenders, and (iv) second priority, perfected Liens in favor of the Agent, for the ratable benefit of the Agent and the Revolving Credit Lenders, junior only to the Liens described in the foregoing clause (iii), except in each case for Permitted Liens.

             6.3 ORGANIZATION AND QUALIFICATION. Each Loan Party (a) is duly organized or incorporated and validly existing in good standing under the laws of the state of its organization or incorporation, (b) is qualified to do business and is in good standing in the jurisdictions set forth on SCHEDULE 6.3 which are the only jurisdictions in which qualification is material to the conduct of its business and (c) has all requisite power and authority to conduct its business and to own its property.

             6.4 CORPORATE NAME; PRIOR TRANSACTIONS. Except as set forth on
SCHEDULE 6.4, no Loan Party has, during the past five (5) years, been known by or used any other corporate or fictitious name, or been a party to any merger or consolidation, or acquired all or substantially all of the assets of any Person, or acquired any of its property outside of the ordinary course of business.

             6.5 SUBSIDIARIES AND AFFILIATES. SCHEDULE 6.5 is a correct and complete list of the name and relationship to Fleetwood of each and all of its Subsidiaries and, to the knowledge of Fleetwood and the Borrowers, their other Affiliates. Each Subsidiary which is not a Loan Party is (a) duly incorporated or organized and validly existing in good standing under the laws of its state of incorporation or organization set forth on SCHEDULE 6.5, and (b) qualified to do business and in good standing in each jurisdiction in which the failure to so qualify or be in good standing would reasonably be expected to have a material adverse effect on any such Subsidiary's business, operations, property, or condition (financial or otherwise) and (c) has all requisite power and authority to conduct its business and own its property.

             6.6 FINANCIAL STATEMENTS AND PROJECTIONS.

                           (a) Fleetwood has delivered to the Agent and the Lenders the audited balance sheet and related statements of income, retained earnings, cash flows, and changes in stockholders equity for Fleetwood and its consolidated Subsidiaries as of April 29, 2000, and for the Fiscal Year then ended, accompanied by the report thereon of its independent certified public accountants, Arthur Andersen. Fleetwood has also delivered to the Agent and the Lenders the unaudited balance sheet and related statements of income and cash flows for Fleetwood and its consolidated Subsidiaries as of the Fiscal Quarter ending January 28, 2001. Such financial statements are attached hereto as EXHIBIT C. All such financial statements have been prepared in accordance with GAAP and present accurately and fairly in all material respects the financial position of Fleetwood and its consolidated Subsidiaries as at the dates thereof and their results of operations for the periods then ended, subject in the case of the unaudited statements to normal year end audit adjustments and to the omission of footnotes required by GAAP.

                           (b) The Latest Projections when submitted to the Lenders as required herein represent the good faith estimate by the Borrowers of the future financial performance of Fleetwood and its consolidated Subsidiaries for the periods set forth therein. The Latest Projections have been prepared on the basis of the assumptions set forth therein, which the Borrowers believe are fair and reasonable in light of current and reasonably foreseeable business conditions at the time submitted to the Lenders.

                           (c) The pro forma balance sheet of Fleetwood and its Subsidiaries as at April 29, 2001, attached hereto as EXHIBIT C, presents fairly and accurately the financial condition of Fleetwood and its Subsidiaries as at such date after giving effect to the transactions contemplated by the Loan Documents as if such transactions had occurred on such date and the Initial Funding Date had been such date, and has been prepared in accordance with GAAP.

             6.7 CAPITALIZATION. SCHEDULE 6.7 sets forth, as of the Closing Date, the capitalization of Fleetwood and its Subsidiaries and all of the authorized and issued Capital Stock of each such Person. All outstanding Capital Stock has been validly issued, and is fully paid and non-assessable. All of the Capital Stock of Subsidiaries is owned, beneficially and of record, by the Person set forth on such SCHEDULE 6.7.

             6.8 SOLVENCY. Each Loan Party is, and upon the incurrence of any Obligations by such Loan Party will be, Solvent.

             6.9 DEBT. After giving effect to the making of the Term Loans and the Revolving Loans to be made on the Initial Funding Date, Fleetwood and its Subsidiaries have no Debt, except (a) the Obligations, (b) Debt described on
SCHEDULE 6.9, and (c) other Debt in an aggregate amount of not more than $2,000,000.

             6.10 DISTRIBUTIONS. Since June 12, 2001, no Distribution has been declared, paid, or made upon or in respect of any Capital Stock or other securities of Fleetwood or any of its Subsidiaries, except as permitted by
SECTION 7.10.

             6.11 REAL ESTATE; LEASES. SCHEDULE 6.11 sets forth, as of the Closing Date, a correct and complete list of all Real Estate owned in fee simple by Fleetwood or any of its Subsidiaries, all leases and subleases of real or personal property held by Fleetwood or any of its Subsidiaries as lessee or sublessee (other than leases of personal property as to which Fleetwood or any of its Subsidiaries is lessee or sublessee for which the value of such personal property covered by such lease in the aggregate is less than $250,000), and all leases and subleases of real or personal property held by Fleetwood or any of its Subsidiaries as lessor, or sublessor. Each of such leases and subleases is valid and enforceable in accordance with its terms and is in full force and effect, and to the knowledge of Fleetwood and the Borrowers no material default by any party to any such lease or sublease exists. Fleetwood and its Subsidiaries have good and marketable title in fee simple to the Real Estate identified on SCHEDULE 6.11 as owned by Fleetwood or any of its Subsidiaries, or valid leasehold interests in all Real Estate designated therein as "leased" by Fleetwood or any of its Subsidiaries and Fleetwood and its Subsidiaries have good, indefeasible, and merchantable title to all of its other property reflected on the most recent Financial Statements delivered to the Agent and the Lenders, except as disposed of in the ordinary course of business or as otherwise permitted by SECTION 7.9 since the date thereof, free of all Liens except Permitted Liens.

             6.12 PROPRIETARY RIGHTS. SCHEDULE 6.12 sets forth a correct and complete list of all of the Proprietary Rights of the Loan Parties. As of the Closing Date, none of such Proprietary Rights is subject to any licensing agreement or similar arrangement except as set forth on SCHEDULE 6.12. To the knowledge of Fleetwood and the Borrowers, none of the Proprietary Rights infringes on or conflicts with any other Person's property, and, to the knowledge of Fleetwood and the Borrowers no other Person's property infringes on or conflicts with the Proprietary Rights. The Proprietary Rights described on
SCHEDULE 6.12 constitute all of the property of such type material to the current and anticipated future conduct of the business of the Loan Parties.

             6.13 TRADE NAMES. All trade names or styles under which any Loan Party will sell Inventory or create Accounts, or to which instruments in payment of Accounts may be made payable, are listed on SCHEDULE 6.13.

             6.14 LITIGATION. Except as set forth on SCHEDULE 6.14, there is no pending, or to the best knowledge of Fleetwood and the Borrowers threatened, action, suit, proceeding, or counterclaim by any Person, or to the best knowledge of Fleetwood and the Borrowers, investigation by any Governmental Authority, or to the best knowledge of Fleetwood and the Borrowers, any basis for any of the foregoing, which could reasonably be expected to have a Material Adverse Effect.

             6.15 LABOR DISPUTES. Except as set forth on SCHEDULE 6.15, as of the Closing Date (a) there is no collective bargaining agreement or other labor contract covering employees of Fleetwood or any of its Subsidiaries, (b) no such collective bargaining agreement or other labor contract is scheduled to expire during the term of this Agreement, (c) no union or other labor organization is seeking to organize, or to be recognized as, a collective bargaining unit of employees of Fleetwood or any of its Subsidiaries or for any similar purpose, and (d) there is no pending or (to the best knowledge of the Borrowers) threatened, strike, work stoppage, material unfair labor practice claim, or other material labor dispute against or affecting Fleetwood or its Subsidiaries or their employees.

             6.16 ENVIRONMENTAL LAWS. Except as otherwise disclosed on SCHEDULE 6.16:

                           (a) Fleetwood and its Subsidiaries have complied in all material respects with all Environmental Laws and neither Fleetwood nor any Subsidiary nor any of its presently owned real property or presently conducted operations, nor its previously owned real property or prior operations, is subject to any enforcement order from or liability agreement with any Governmental Authority or private Person respecting (i) compliance with any Environmental Law or (ii) any potential liabilities and costs or remedial action arising from the Release or threatened Release of a Contaminant.

                           (b) Fleetwood and its Subsidiaries have obtained all permits necessary for their current operations under Environmental Laws, and all such permits are in good standing and Fleetwood and its Subsidiaries are in compliance with all material terms and conditions of such permits.

                           (c) Neither Fleetwood nor any of its Subsidiaries, nor, to the best knowledge of Fleetwood and the Borrowers, any of its predecessors in interest, has in violation of applicable law stored, treated or disposed of any hazardous waste, except for any such violation as could not reasonably be expected to have a Material Adverse Effect.

                           (d) Neither Fleetwood nor any of its Subsidiaries has received any summons, complaint, order or similar written notice indicating that it is not currently in compliance with, or that any Governmental Authority is investigating its compliance with, any Environmental Laws or that it is or may be liable to any other Person as a result of a Release or threatened Release of a Contaminant.

                           (e) To the best knowledge of Fleetwood and the Borrowers, none of the present or past operations of Fleetwood and its Subsidiaries is the subject of any investigation by any Governmental Authority evaluating whether any remedial action is needed to respond to a Release or threatened Release of a Contaminant.

                           (f) There is not now, nor to the best knowledge of Fleetwood and the Borrowers has there ever been on or in the Real
         Estate:

                                    (i) any underground storage tanks or other
                  than those maintained and/or closed in compliance in all material respects with applicable laws or surface impoundments,

                                    (ii) any asbestos-containing material that
                  is friable, except such as has been removed in compliance in all material respects with Environmental Laws, or

                                    (iii) any polychlorinated biphenyls (PCBs)
                  used in hydraulic oils, electrical transformers or other equipment, other than those maintained in compliance in all material respects with Environmental Laws.

                           (g) Neither Fleetwood nor any of its Subsidiaries has filed any notice under any requirement of Environmental Law reporting a spill or accidental and unpermitted Release or discharge of a Contaminant into the environment.

                           (h) Neither Fleetwood nor any of its Subsidiaries has entered into any negotiations or settlement agreements with any Person (including the prior owner of its property) imposing material obligations or liabilities on Fleetwood or any of its Subsidiaries with respect to any remedial action in response to the Release of a Contaminant or environmentally related claim.

                           (i) None of the products currently manufactured, distributed or sold by Fleetwood or any of its Subsidiaries contain asbestos containing material.

                           (j) No Environmental Lien has attached to the Real Estate.

             6.17 NO VIOLATION OF LAW. Neither Fleetwood nor any of its Subsidiaries is in violation of any law, statute, regulation, ordinance, judgment, order, or decree applicable to it which violation could reasonably be expected to have a Material Adverse Effect.

             6.18 NO DEFAULT. Neither Fleetwood nor any of its Subsidiaries is in default with respect to any note, indenture, loan agreement, mortgage, lease, deed, or other agreement to which Fleetwood or such Subsidiary is a party or by which it is bound, which default could reasonably be expected to have a Material Adverse Effect.

             6.19 ERISA COMPLIANCE. Except as specifically disclosed in SCHEDULE 6.19:

                           (a) Each Plan is in compliance in all material respects with the applicable provisions of ERISA, the Code and other federal or state law. Each Plan which is intended to qualify under
         Section 401(a) of the Code has received a favorable determination letter from the IRS and to the best knowledge of Fleetwood and the

         Borrowers, nothing has occurred which would cause the loss of such qualification. Fleetwood and each ERISA Affiliate has made all required contributions to any Plan subject to Section 412 of the Code, and no application for a funding waiver or an extension of any amortization period pursuant to Section 412 of the Code has been made with respect to any Plan.

                           (b) There are no pending or, to the best knowledge of Fleetwood and Borrowers, threatened claims, actions or lawsuits, or action by any Governmental Authority, with respect to any Plan which has resulted or could reasonably be expected to result in a Material Adverse Effect. There has been no prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan which has resulted or could reasonably be expected to result in a Material Adverse Effect.

                           (c) (i) No ERISA Event has occurred or is reasonably expected to occur; (ii) no Pension Plan has any Unfunded Pension Liability; (iii) neither Fleetwood nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability under Title IV of ERISA with respect to any Pension Plan (other than premiums due and not delinquent under Section 4007 of ERISA); (iv) neither Fleetwood nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability (and no event has occurred which, with the giving of notice under Section 4219 of ERISA, would result in such liability) under
         Section 4201 or 4243 of ERISA with respect to a Multi-employer Plan; and (v) neither Fleetwood nor any ERISA Affiliate has engaged in a transaction that could be subject to Section 4069 or 4212(c) of ERISA.

             6.20 TAXES. Fleetwood and its Subsidiaries have filed all federal and other tax returns and reports required to be filed, and have paid all federal and other taxes, assessments, fees and other governmental charges levied or imposed upon them or their properties, income or assets otherwise due and payable unless such unpaid taxes and assessments would constitute a Permitted Lien.

             6.21 REGULATED ENTITIES. None of Fleetwood, any Person controlling Fleetwood, or any Subsidiary, is an "Investment Company" within the meaning of the Investment Company Act of 1940. No Loan Party is subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act, the Interstate Commerce Act, any state public utilities code or law, or any other federal or state statute or regulation limiting its ability to incur indebtedness.

             6.22 USE OF PROCEEDS; MARGIN REGULATIONS. The proceeds of the Loans are to be used solely for the repayment of Debt, working capital and other general corporate purposes. Neither Fleetwood nor any Subsidiary is engaged in the business of purchasing or selling Margin Stock or extending credit for the purpose of purchasing or carrying Margin Stock.

             6.23 COPYRIGHTS, PATENTS, TRADEMARKS AND LICENSES, ETC. Each Loan Party owns or is licensed or otherwise has the right to use all of the patents, trademarks, service marks, trade names, copyrights, contractual franchises, licenses, rights of way, authorizations and other rights that are reasonably necessary for the operation of its businesses, without known conflict with the rights of any other Person. To the knowledge of Fleetwood and the Borrowers, no slogan or other advertising device, product, process, method, substance, part or other material now employed, or now contemplated to be employed, by Fleetwood or any Subsidiary infringes upon any rights held by any other Person. No claim or litigation regarding any of the foregoing is pending or, to the knowledge of Fleetwood and the Borrowers, threatened, and to the knowledge of Fleetwood and the Borrowers no patent, invention, device, application, principle or any statute, law, rule, regulation, standard or code is pending or, to the knowledge of Fleetwood and the Borrowers, proposed, which, in either case, could reasonably be expected to have a Material Adverse Effect.

             6.24 NO MATERIAL ADVERSE CHANGE. Except for a default on the Prudential Loan Documents (which Prudential Loan will be paid with the proceeds of the Loans made on the Initial Funding Date) and financial performance of Fleetwood and its Subsidiaries as disclosed in public disclosures, copies of which have been provided to the Lenders prior to the Closing Date, no Material Adverse Effect has occurred since January 28, 2001.

             6.25 FULL DISCLOSURE. None of the representations or warranties made by Fleetwood or any Subsidiary in the Loan Documents as of the date such representations and warranties are made or deemed made, and none of the statements contained in any exhibit, report, statement or certificate furnished by or on behalf of Fleetwood or any Subsidiary in connection with the Loan Documents (including the offering and disclosure materials delivered by or on behalf of Fleetwood or any of its Subsidiaries to the Lenders prior to the Closing Date), contains any untrue statement of a material fact or omits any material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they are made, not misleading as of the time when made or delivered.

             6.26 MATERIAL AGREEMENTS. SCHEDULE 6.26 hereto sets forth as of the Closing Date all Material Contracts existing as of the date hereof.

             6.27 BANK ACCOUNTS. SCHEDULE 6.27 contains as of the Closing Date a complete and accurate list of all bank accounts maintained by any Loan Party with any bank or other financial institution.

             6.28 GOVERNMENTAL AUTHORIZATION. No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or other Person is necessary or required in connection with the execution, delivery or performance by, or enforcement against, Fleetwood or any of its Subsidiaries of this Agreement or any other Loan Document.

             6.29 SENIOR DEBT. All Obligations of Fleetwood under the Loan Documents are "Senior Debt" under the Subordinated Debentures and Fleetwood's Guaranty of the Trust Securities.

                                    ARTICLE 7
                       AFFIRMATIVE AND NEGATIVE COVENANTS

                  Fleetwood and the Borrowers covenant to the Agent and each Lender that so long as any of the Obligations remain outstanding or this Agreement is in effect:

             7.1 TAXES AND OTHER OBLIGATIONS. Fleetwood shall, and shall cause each of its Subsidiaries to, (a) file when due all tax returns and other reports which it is required to file; (b) pay, or provide for the payment, when due (subject to permitted extensions), of all taxes, fees, assessments and other governmental charges against it or upon its property, income and franchises, make all required withholding and other tax deposits, and establish adequate reserves for the payment of all such items, and provide to the Agent and the Lenders, upon request, satisfactory evidence of its timely compliance with the foregoing; and (c) pay when due all Debt owed by it and all claims of materialmen, mechanics, carriers, warehousemen, landlords, processors and other like Persons, and all other indebtedness owed by it and perform and discharge in a timely manner all other obligations undertaken by it; PROVIDED, HOWEVER, so long as Fleetwood has notified the Agent in writing, neither Fleetwood nor any of its Subsidiaries need pay any tax, fee, assessment, or governmental charge
(i) it is contesting in good faith by appropriate proceedings diligently pursued, (ii) as to which Fleetwood or its Subsidiary, as the case may be, has established proper reserves as required under GAAP, and (iii) the nonpayment of which does not result in the imposition of a Lien (other than a Permitted Lien).

             7.2 LEGAL EXISTENCE AND GOOD STANDING. Fleetwood shall, and shall cause each other Loan Party to, maintain its legal existence (except as permitted by SECTION 7.9) and its qualification and good standing in all jurisdictions in which the failure to maintain such existence and qualification or good standing would reasonably be expected to have a Material Adverse Effect.

             7.3 COMPLIANCE WITH LAW AND AGREEMENTS; MAINTENANCE OF LICENSES. Fleetwood shall comply, and shall cause each Subsidiary to comply, in all material respects with all Requirements of Law of any Governmental Authority having jurisdiction over it or its business (including the Federal Fair Labor Standards Act and all Environmental Laws). Fleetwood shall, and shall cause each of its Subsidiaries to, obtain and maintain all licenses, permits, franchises, and governmental authorizations necessary to own its property and to conduct its business as conducted on the Closing Date, except where the failure to obtain or maintain such licenses, franchises and governmental authorizations could not reasonably be expected to have a Material Adverse Effect. Fleetwood shall not, and shall not permit any of its Subsidiaries to, modify, amend or alter its certificate or articles of incorporation, or its limited liability company operating agreement, limited partnership agreement or other organizational documents, as applicable, other than in a manner which does not adversely affect the rights of the Lenders or the Agent.

             7.4 MAINTENANCE OF PROPERTY; INSPECTION OF PROPERTY.

                           (a) Fleetwood shall, and shall cause each of its Subsidiaries to, maintain all of its property necessary and useful in the conduct of its business, in good operating condition and repair, ordinary wear and tear excepted.

                           (b) Fleetwood shall, and shall cause each of the Loan Parties to, permit representatives and independent contractors of the Agent (at the expense of the Borrowers and not to exceed four (4) times per year unless an Event of Default has occurred and is continuing) to visit and inspect any of its properties, to examine its corporate, financial and operating records, and make copies thereof or abstracts therefrom and to discuss its affairs, finances and accounts with its directors, officers and independent public accountants, at such reasonable times during normal business hours and as soon as may be reasonably desired, upon reasonable advance; PROVIDED, HOWEVER, that representatives and independent contractors of each Lender may, at such Lender's own expense, accompany the Agent's representatives and independent contractors on such visits and inspections. Notwithstanding the foregoing, when an Event of Default exists, the Agent or any Lender may do any of the foregoing at the expense of the Borrowers at any time during normal business hours and without advance notice.

                  7.5 INSURANCE.

                           (a) Fleetwood shall maintain, and shall cause each of its Subsidiaries to maintain, with financially sound and reputable insurers having a rating of at least A+ or better by Best Rating Guide, insurance against loss or damage by fire with extended coverage; theft, burglary, pilferage and loss in transit; public liability and third party property damage; larceny, embezzlement or other criminal liability; business interruption; public liability and third party property damage; and such other hazards or of such other types as is customary for Persons engaged in the same or similar business, as the Agent, in its commercially reasonable discretion, or acting at the commercially reasonable direction of the Majority Lenders, shall specify, in amounts, and under policies acceptable to the Agent and the Majority Lenders. Without limiting the foregoing, in the event that any improved Real Estate covered by the Mortgages is determined to be located within an area that has been identified by the Director of the Federal Emergency Management Agency as a Special Flood Hazard Area ("SFHA"), the applicable Loan Party shall purchase and maintain flood insurance on the improved Real Estate and any Equipment and Inventory located on such Real Estate to the extent required by applicable law. The amount of said flood insurance will be reasonably determined by the Agent, and shall, at a minimum, comply with applicable federal regulations as required by the Flood Disaster Protection Act of 1973, as amended. Except as otherwise approved by the Agent, the Loan Parties shall also maintain flood insurance for all Inventory and Equipment which is, at any time, located in a SFHA. Notwithstanding anything to the contrary in this SECTION 7.5(a), no flood insurance shall be required for the Real Estate identified on SCHEDULE 7.5(a).

                           (b) Fleetwood shall cause the Agent, for the ratable benefit of the Agent and the Lenders, to be named as secured party or mortgagee and sole loss payee or additional insured, in a manner acceptable to the Agent. Each policy of insurance shall contain a clause or endorsement requiring the insurer to give not less than thirty (30) days' prior written notice to the Agent in the event of cancellation of the policy for any reason whatsoever and a clause or endorsement stating that the interest of the Agent shall not be impaired or invalidated by any act or neglect of Fleetwood or any of its Subsidiaries or the owner of any Real Estate for purposes more hazardous than are permitted by such policy. All premiums for such insurance shall be paid by Fleetwood and its Subsidiaries when due, and certificates of insurance and, if requested by the Agent or any Lender, photocopies of the policies, shall be delivered to the Agent, in each case in sufficient quantity for distribution by the Agent to each of the Lenders. If Fleetwood and its Subsidiaries fail to procure such insurance or to pay the premiums therefor when due, the Agent may, and at the direction of the Majority Lenders shall, do so from the proceeds of Revolving Loans.

             7.6 INSURANCE AND CONDEMNATION PROCEEDS. The Borrowers shall promptly notify the Agent and the Lenders of any material loss, damage, or destruction to the Collateral, whether or not covered by insurance. The Agent is hereby authorized to collect all insurance and condemnation proceeds in respect of Collateral directly and to apply or remit them as follows:

                           (a) With respect to insurance and condemnation proceeds relating to Collateral other than Fixed Assets, after deducting from such proceeds the reasonable expenses, if any, incurred by the Agent in the collection or handling thereof, the Agent shall apply such proceeds to the Revolving Loans.

                           (b) With respect to insurance and condemnation proceeds relating to Collateral consisting of Fixed Assets, the Agent shall permit or require the Loan Parties to use such proceeds, or any part thereof, to replace, repair, restore or rebuild the relevant Fixed Assets in a diligent and expeditious manner with materials and workmanship of substantially the same quality as existed before the loss, damage or destruction so long as (1) no Default or Event of Default has occurred and is continuing and (2) the Loan Parties first
         (i) provide the Agent and the Majority Lenders with plans and specifications for any such repair or restoration which shall be reasonably satisfactory to the Majority Lenders (such satisfaction not to be unreasonably withheld or delayed) and (ii) demonstrate to the reasonable satisfaction of the Majority Lenders (such satisfaction not to be unreasonably withheld or delayed) that the funds available to it will be sufficient to complete such project in the manner provided therein. In all other circumstances, the Agent shall apply such insurance and condemnation proceeds, (a) to the Term Loans if such Fixed Assets are Term Loan Collateral or (b) to the Revolving Loans (but without reduction of the Revolving Loan Commitments). Notwithstanding the foregoing, no insurance or condemnation proceeds relating to the Term Loan Collateral may be used to replace, repair, restore or rebuild without the prior written consent of Required Term Lenders (such consent not to be unreasonably withheld or delayed).

             7.7 ENVIRONMENTAL LAWS.

                           (a) Fleetwood shall, and shall cause each of its Subsidiaries to, conduct its business in compliance in all material respects with all Environmental Laws applicable to it, including those relating to the generation, handling, use, storage, and disposal of any Contaminant. Fleetwood shall, and shall cause each of its Subsidiaries to, take prompt and appropriate action to respond to any non-compliance with Environmental Laws and shall regularly report to the Agent on such response.

                           (b) Without limiting the generality of the foregoing, Fleetwood shall submit to the Agent and the Lenders annually, commencing on the first Anniversary Date, and on each Anniversary Date thereafter, an update of the status of each environmental compliance or liability issue. The Agent or any Lender may request copies of technical reports prepared by Fleetwood or any of its Subsidiaries and its communications with any Governmental Authority to determine whether Fleetwood or any of its Subsidiaries is proceeding reasonably to correct, cure or contest in good faith any alleged non-compliance or environmental liability. Fleetwood shall, at the Agent's or the Majority Lenders' request and at the Borrowers' expense, (i) retain an independent environmental engineer acceptable to the Agent to evaluate the site, including tests if appropriate, where the non-compliance or alleged non-compliance with Environmental Laws has occurred and prepare and deliver to the Agent, in sufficient quantity for distribution by the Agent to the Lenders, a report setting forth the results of such evaluation, a proposed plan for responding to any environmental problems described therein, and an estimate of the costs thereof, and
         (ii) provide to the Agent and the Lenders a supplemental report of such engineer whenever the scope of the environmental problems, or the response thereto or the estimated costs thereof, shall increase in any material respect.

                           (c) The Agent and its representatives will have the right at any reasonable time to enter and visit the Real Estate and any other place where any property of any Loan Party is located for the purposes of observing the Real Estate, taking and removing soil or groundwater samples, and conducting tests on any part of the Real Estate. The Agent is under no duty, however, to visit or observe the Real Estate or to conduct tests, and any such acts by the Agent will be solely for the purposes of protecting the Agent's Liens and preserving the Agent and the Lenders' rights under the Loan Documents. No site visit, observation or testing by the Agent and the Lenders will result in a waiver of any default or impose any liability on the Agent or the Lenders. In no event will any site visit, observation or testing by the Agent be a representation that hazardous substances are or are not present in, on or under the Real Estate, or that there has been or will be compliance with any Environmental Law. Neither Fleetwood nor any of its Subsidiaries nor any other party is entitled to rely on any site visit, observation or testing by the Agent. The Agent and the Lenders owe no duty of care to protect Fleetwood or any of its Subsidiaries or any other party against, or to inform Fleetwood or any of its Subsidiaries or any other party of, any hazardous substances or any other adverse condition affecting the Real Estate. The Agent may in its discretion disclose to Fleetwood or to any other party if so required by law any report or findings made as a result of, or in connection with, any site visit, observation or testing by the Agent. Fleetwood and the Borrowers understand and agree that the Agent makes no warranty or representation to any Loan Party or any other party regarding the truth, accuracy or completeness of any such report or findings that may be disclosed. Fleetwood and the Borrowers also understands that depending on the results of any site visit, observation or testing by the Agent and disclosed to Fleetwood, Fleetwood or its Subsidiary may have a legal obligation to notify one or more environmental agencies of the results, that such reporting requirements are site-specific, and are to be evaluated by or its Subsidiary without advice or assistance from the Agent. In each instance, the Agent will give Fleetwood reasonable notice before entering the Real Estate or any other place the Agent is permitted to enter under this SECTION 7.7(c). The Agent will make reasonable efforts to avoid interfering with the use of the Real Estate or any other property in exercising any rights provided hereunder.

             7.8 COMPLIANCE WITH ERISA. Fleetwood shall, and shall cause each of its ERISA Affiliates to: (a) maintain each Plan in compliance in all material respects with the applicable provisions of ERISA, the Code and other federal or state law; (b) cause each Plan which is qualified under Section 401(a) of the Code to maintain such qualification; (c) make all required contributions to any Plan subject to
Section 412 of the Code; (d) not engage in a prohibited transaction or violation of the fiduciary responsibility rules which prohibited transaction or violation of fiduciary responsibility rules, together with all other prohibited transactions and violations of fiduciary responsibility rules, has resulted or could reasonably be expected to result in a Material Adverse Effect; and (e) not engage in a transaction that could be subject to Section 4069 or 4212(c) of ERISA.

             7.9 MERGERS, CONSOLIDATIONS OR SALES. Neither Fleetwood nor any of its Subsidiaries shall enter into any transaction of merger, reorganization, or consolidation, or transfer, sell, assign, lease, or otherwise dispose of all or any part of its property, or wind up, liquidate or dissolve, or agree to do any of the foregoing, except

                   (a) sales of Inventory in the ordinary course of its business;

                   (b) sales or other dispositions of Equipment in the ordinary course of business that are obsolete or no longer useable by the applicable Person in its business with an orderly liquidation value not to exceed $1,000,000 in any Fiscal Year;

                   (c) on no less than 10 days' prior notice to the Agent, any FMC Borrower may merge with and into any other FMC Borrower and any FRC Borrower may merge with and into any other FRC Borrower, PROVIDED, HOWEVER, that all Liens of the Agent shall remain unimpaired, and the surviving Borrower shall execute and deliver to the Agent such documents and agreements as the Agent may reasonably request to evidence the continued liability for the Obligations of the disappearing Borrower and the Liens securing such Obligations;

                   (d) sale of the Term Loan Collateral for at least fair market value, PROVIDED, HOWEVER, that (x) the sales price for (i) any Term Loan Collateral specifically identified on SCHEDULE 1.4 must be greater than the amount for such Term Loan Collateral set forth in the column labeled "Minimum Price" on such SCHEDULE 1.4, and (ii) any other Term Loan Collateral consisting of Fixed Assets must be greater than sixty percent (60%) of the appraised orderly liquidation value for such Term Loan Collateral; and (y) all proceeds shall be in cash and shall be applied to repay the Loans as required by SECTION 3.4(c);

                   (e) sale for fair market value of the assets described on
         SCHEDULE 7.9 as "Assets held for Sale" if (1) at least 50% of the proceeds are received in cash and applied to the Obligations in accordance with SECTION 3.4 and any non-cash consideration received by any Loan Party shall constitute additional Collateral hereunder, in which the Agent shall have a duly perfected Lien; and (2) after giving effect to such disposition, no Default or Event of Default exists;

                   (f) an FRC Borrower may transfer Inventory at the locations set forth on SCHEDULE 7.9 as "ADI Locations" to ADI in accordance with the ADI Agreement if

         FRC receives payment for such assets in accordance with the ADI Agreement and applies such proceeds to the Obligations of FRC in accordance with SECTION 3.4;

                   (g) any Excluded Subsidiary may be wound up and dissolved;
         and

                   (h) sale/leaseback transactions with respect to Real Estate and Equipment permitted by SECTION 7.19.

Within 120 days following each such Equipment sale or disposition involving Term Loan Collateral under clause (d), the applicable FMC Borrower shall either (i) reinvest the proceeds of that sale or disposition in other Equipment (which shall become Term Loan Collateral), and pending such reinvestment shall apply the proceeds to the Revolving Loans or (ii) FMC shall apply such proceeds to the Term Loans in accordance with SECTION 3.4. All Equipment purchased under this paragraph shall be free and clear of all Liens except Liens under clauses (a) and (b) of the definition of Permitted Liens.

             7.10 DISTRIBUTIONS; CAPITAL CHANGE; RESTRICTED INVESTMENTS. Neither Fleetwood nor any of its Subsidiaries shall

                   (a) directly or indirectly declare or make, or incur any liability to make, any Distribution, EXCEPT (i) Distributions to Holdings by any of its Subsidiaries, Distributions to Retail by any of its Subsidiaries, or Distributions by any FMC Borrower or FRC Borrower to another FMC Borrower or FRC Borrower which is its parent; (ii) so long as no Default or Event of Default has occurred and is continuing on the date of the payment thereof, both before and after giving effect to such payment, the Borrowers may make Distributions to Fleetwood (or make intercompany loans permitted to be paid pursuant to SECTION 7.13(h) or retain management fees to the extent permitted to be paid pursuant to SECTION 7.26) to pay, and Fleetwood may pay, a cash Dividend on the common stock of Fleetwood in aggregate amounts not in excess of $.04 per share of its outstanding common stock in any Fiscal Quarter; (iii) so long as no Default or Event of Default has occurred and is continuing on the date of the payment thereof, both before and after giving effect to such payment and Fleetwood has not given notice of an election to defer payments in accordance with the Subordinated Debentures (unless such notice has been rescinded), the Borrowers may make Distributions to Fleetwood (or make intercompany loans permitted to be paid pursuant to SECTION 7.13(h) or retain management fees to the extent permitted pursuant to SECTION 7.26) to make, and Fleetwood may make, payments of interest then due without acceleration on the Subordinated Debentures to Fleetwood Trust and Fleetwood Trust may pay Dividends then due on the Trust Securities; (iv) Subsidiaries of Fleetwood may make Distributions to Fleetwood (or make intercompany loans permitted to be paid pursuant to SECTION 7.13(h) or retain management fees to the extent permitted pursuant to SECTION 7.26) to pay when due (x) consolidated taxes, employee related expenses (including salaries, wages, bonuses, fringe benefits, health benefits, workers compensation insurance premiums and claims, retirement plan contributions and related expenses (including payments with respect to the COLI Policies), and manager's in training reimbursements), marketing and product development, capital expenditures and products' liability payments, all in amounts and in a manner consistent with past practices and (y) an additional aggregate amount in any Fiscal Year not to exceed $6,000,000 to fund other general corporate overhead and operating expenses; (v) Subsidiaries of Fleetwood may pay management fees to Fleetwood consistent with those agreements in existence on the Closing Date; (vi) on the Initial Funding Date, the Borrowers may make Distributions to Fleetwood in an amount not to exceed $71,200,000 to be applied by Fleetwood to pay obligations of Fleetwood owed to The Prudential Insurance Company of America and Pruco Life Insurance Company (collectively, "PRUDENTIAL") pursuant to the loan documents with Prudential (the "PRUDENTIAL LOAN DOCUMENTS"), and (vii) Fleetwood Trust may acquire the Trust Securities in an exchange to the extent permitted by SECTION 7.29;

                           (b) make any change in its capital structure which could reasonably be expected to have a Material Adverse Effect; or

                           (c) make any Restricted Investment other than Hedge Agreements with a Lender, EXCEPT THAT (i) Fleetwood may make capital contributions to Holdings or Retail; (ii) any FMC Borrower may make contributions, loans or advances to any other FMC Borrower and any FRC Borrower may make contributions, loans or advances to any other FRC Borrower; (iii) any Borrower may make loans or advances to Fleetwood or any Subsidiary only to the extent permitted by SECTION 7.13; (iv) the FMC Borrowers may make loans or advances to the FRC Borrowers and the FRC Borrowers may make loans or advances to the FMC Borrowers; PROVIDED that the aggregate amount of all such loans and advances during the term of this Agreement does not exceed $10,000,000; (v) Retail may make advances to the Excluded Retail Subsidiaries for operating expenses that such Excluded Subsidiaries have an obligation to reimburse; PROVIDED that the aggregate amount of all such advances outstanding at any time does not exceed $1,000,000; (vi) any Excluded Subsidiary may make contributions, loans or advances to any other Excluded Subsidiary;
         (vii) Fleetwood may make advances to the Excluded Subsidiaries for operating expenses that such Excluded Subsidiaries have an obligation to reimburse; PROVIDED that the aggregate amount of all such advances outstanding at any time does not exceed $1,000,000; (viii) Fleetwood may make capital contributions, loans or advances to the Excluded Subsidiaries in an aggregate amount not to exceed $4,000,000 during the term of this Agreement; and (ix) Fleetwood may make additional capital contributions, loans or advances to the Excluded Subsidiaries in excess of those permitted under clause (viii) hereof in an aggregate amount not to exceed (A) $6,000,000 plus (B) the net amount of New Capital Proceeds received by Fleetwood after the Closing Date; PROVIDED (x) that no Default or Event of Default has occurred and is continuing on the date of the making of such capital contribution, loan or advance, both before and after giving effect to such capital contribution, loan or advance and (y) the amount of the average of the Liquidity for each of the most recent three calendar months minus the amount of such capital contribution, loan or advance is at least $80,000,000.

             7.11 TRANSACTIONS AFFECTING COLLATERAL OR OBLIGATIONS. Neither Fleetwood nor any of its Subsidiaries shall enter into any transaction which would be reasonably expected to have a Material Adverse Effect.

             7.12 GUARANTIES. Neither Fleetwood nor any of its Subsidiaries shall make, issue, or become liable on any Guaranty, EXCEPT (a) Guaranties of the Obligations in favor of the

Agent; (b) Repurchase Obligations of Fleetwood incurred in the ordinary course of business consistent with past practices and customary in the industry; (c) Guaranties existing on the date hereof and described on SCHEDULE 7.12; (d) unsecured Guaranties by Fleetwood and FRC of the obligations of the Excluded Retail Subsidiaries to the Floor Plan Lenders on terms and conditions satisfactory to Majority Lenders; (e) Fleetwood's unsecured Guaranty of the Trust Securities; (f) Letters of Credit issued for the account of a Borrower to support obligations of Fleetwood and its Subsidiaries for worker's compensation and similar claims and insurance liabilities; and (g) other Guaranties in an aggregate amount not to exceed $1,000,000 at any time in effect.

             7.13 DEBT. Neither Fleetwood nor any of its Subsidiaries shall incur or maintain any Debt, OTHER THAN:

                           (a) the Obligations;

                           (b) the Subordinated Debt;

                           (c) Debt existing on the Closing Date described on
         SCHEDULE 6.9 which is not to be repaid with the proceeds of the Loans made on the Initial Funding Date;

                           (d) Capital Leases of Equipment and purchase money secured Debt incurred to purchase Equipment PROVIDED that

                                    (i) Liens securing the same attach only to
                  the Equipment acquired by the incurrence of such Debt and proceeds thereof, and

                                    (ii) the aggregate amount of such Debt
                  (including Capital Leases) outstanding does not exceed $20,000,000 at any time;

                           (e) Capital Leases of Equipment or Real Property entered into in connection with sale\leaseback transactions permitted pursuant to SECTION 7.19 PROVIDED that Liens securing the same attach only to the Equipment or Real Property subject to the applicable Capital Lease;

                           (f) Debt evidencing a refunding, renewal or extension of the Debt described on SCHEDULE 6.9; PROVIDED that

                                    (i) the principal amount thereof is not
                  increased,

                                    (ii) the Liens, if any, securing such
                  refunded, renewed or extended Debt do not attach to any assets in addition to those assets, if any, securing the Debt to be refunded, renewed or extended,

                                    (iii) no Person that is not an obligor or
                  guarantor of such Debt as of the Closing Date shall become an obligor or guarantor thereof, and

                                    (iv) the terms of such refunding, renewal or
                  extension are no less favorable to Fleetwood, its Subsidiary, the Agent or the Lenders than the original Debt;

                           (g) Debt of any FMC Borrower to another FMC Borrower or of a FRC Borrower to another FRC Borrower evidenced by a master intercompany note pledged to the Agent;

                           (h) Debt of Fleetwood to any Borrower PROVIDED, THAT
         (i) on the date of the advance of the proceeds of such Debt, such Borrower would be permitted to make a Distribution pursuant to SECTION 7.10(a)(ii), (iii), OR (iv); and (ii) such Debt is evidenced by a promissory note pledged to the Agent which note provides that the obligations of Fleetwood thereunder are "Senior Debt" within the meaning of the Subordinated Debentures and Fleetwood's Guaranty of the Trust Securities;

                           (i) Debt of any Excluded Subsidiary to Fleetwood; PROVIDED that (i) such loan is permitted pursuant to SECTION 7.10(c)(vii), (viii) OR (ix) and (ii) such Debt is evidenced by a promissory note pledged to the Agent;

                           (j) Debt of any FMC Borrower to any FRC Borrower and Debt of any FRC Borrower to any FMC Borrower; PROVIDED that (i) such loan is permitted pursuant to SECTION 7.10(c)(iv) and (ii) such Debt is evidenced by a promissory note pledged to the Agent;

                           (k) Debt of an Excluded Retail Subsidiary to Retail; PROVIDED that (i) such loan is permitted pursuant to SECTION 7.10(c)(v); and (ii) such Debt is evidenced by a promissory note pledged to the Agent;

                           (l) Debt of any Excluded Subsidiary to another Excluded Subsidiary;

                           (m) Debt of an FMC Borrower to Fleetwood or any Subsidiary (other than an FRC Borrower, an FMC Borrower or an Excluded Subsidiary), or Debt of an FRC Borrower to Fleetwood or any Subsidiary (other than an FMC Borrower, an FRC Borrower or an Excluded Subsidiary), in each case that is evidenced by a master intercompany note pledged to the Agent, and subordinated to the payment in full of the Obligations on terms satisfactory to the Majority Lenders;

                           (n) Floor Plan Debt of the Excluded Retail
         Subsidiaries;

                           (o) Guaranties permitted by SECTION 7.12 and any Debt arising upon such contingent obligations becoming absolute and matured;

                           (p) Debt of any FMC Borrower to Fleetwood Canada which loans are evidenced by an intercompany note pledged to the Agent and subordinated to payment in full of the Obligations on terms satisfactory to the Majority Lenders PROVIDED that the aggregate amount of all such Debt to all FMC Borrowers outstanding does not exceed the amount of the Borrowing Base attributable to the Accounts of Fleetwood Canada;

                           (q) obligations under Hedge Agreements with any Lender; and

                           (r) Debt arising from rights of indemnity or contribution with respect to payments under the Loan Documents.

Notwithstanding anything to the contrary contained in this SECTION 7.13, so long as any portion of the Term Loans are outstanding, the aggregate amount of all Debt of Fleetwood Folding Trailer (other than Debt permitted pursuant to SECTION 7.13(a)), shall not exceed an amount equal to (x) the amount of the Borrowing Base attributable to the Accounts and Inventory of Fleetwood Folding Trailer plus (y) $2,000,000.

             7.14 PREPAYMENT. Neither Fleetwood nor any of its Subsidiaries shall voluntarily prepay any Debt, except the Obligations in accordance with the terms of this Agreement; PROVIDED that the Excluded Retail Subsidiaries may prepay the Floor Plan Debt and intercompany Debt.

             7.15 TRANSACTIONS WITH AFFILIATES. Except as set forth below, neither Fleetwood nor any of its Subsidiaries shall sell, transfer, distribute, or pay any money or property, including, but not limited to, any fees or expenses of any nature (including, but not limited to, any fees or expenses for management services), to any Affiliate, or lend or advance money or property to any Affiliate, or except as permitted in SECTION 7.10, invest in (by capital contribution or otherwise) or purchase or repurchase any Capital Stock or indebtedness, or any property, of any Affiliate, or except as permitted in
SECTION 7.12, become liable on any Guaranty of the indebtedness, dividends, or other obligations of any Affiliate. Notwithstanding the foregoing but subject to the limitations set forth in SECTIONS 7.9, 7.10, 7.12, and 7.13, while no Event of Default has occurred and is continuing, (i) Fleetwood and its Subsidiaries may engage in transactions with Affiliates in the ordinary course of business consistent with past practices, and in the case of transactions with Affiliates other than Loan Parties and Excluded Subsidiaries, in amounts and upon terms fully disclosed to the Agent and the Lenders, and no less favorable to Loan Parties than would be obtained in a comparable arm's-length transaction with a third party who is not an Affiliate; and (ii) Fleetwood and its Subsidiaries may engage in transactions with Finance Co. in the ordinary course of business and on terms no less favorable to the Loan Parties than would be obtained in a comparable arm's-length transaction with a third party who is not an Affiliate. All sales of Inventory by FMC to any FRC Borrower shall be on terms no less favorable to FRC Borrowers than would be obtained in an arm's length transaction with a Person which is not an Affiliate.

             7.16 INVESTMENT BANKING AND FINDER'S FEES. Neither Fleetwood nor any of its Subsidiaries shall pay or agree to pay, or reimburse any other party with respect to, any investment banking or similar or related fee, underwriter's fee, finder's fee, or broker's fee to any Person in connection with this Agreement. The Borrowers shall defend and indemnify the Agent and the Lenders against and hold them harmless from all claims of any Person that the Borrower is obligated to pay for any such fees, and all costs and expenses (including attorneys' fees) incurred by the Agent and/or any Lender in connection therewith.

             7.17 BUSINESS CONDUCTED. Fleetwood shall not and shall not permit any of its Subsidiaries to, engage directly or indirectly, in any line of business other than the businesses in which it is engaged on the Closing Date and businesses reasonably related thereto.

             7.18 LIENS. Neither Fleetwood nor any of its Subsidiaries shall create, incur, assume, or permit to exist any Lien on any property now owned or hereafter acquired by any of them, except Permitted Liens.

             7.19 SALE AND LEASEBACK TRANSACTIONS. Neither Fleetwood nor any of its Subsidiaries shall, directly or indirectly, enter into any arrangement with any Person providing for Fleetwood or such Subsidiary to lease or rent property that Fleetwood or such Subsidiary has sold or will sell or otherwise transfer to such Person, EXCEPT that:

                           (a) a Borrower may sell Real Estate owned by it (other than Term Loan Collateral) and lease such Real Estate if (i) the Net Proceeds are an amount in excess of the amount advanced against such Real Estate in the Borrowing Base, (ii) the terms and conditions of such sale and leaseback are approved by Majority Lenders and (iii) the proceeds of such sale are applied to the Obligations in accordance with SECTION 3.4;

                           (b) a Borrower may sell Real Estate that is Term Loan Collateral and that is owned by it and lease such Real Estate if (i) the Net Proceeds are an amount in excess of (x) for any Term Loan Collateral specifically identified on SCHEDULE 1.4 the amount for such Term Loan Collateral set forth in the column labeled "Minimum Price" on such SCHEDULE 1.4, and (y) for any other Term Loan Collateral consisting of Fixed Assets sixty percent (60%) of the appraised orderly liquidation value for such Term Loan Collateral, (ii) the terms and conditions of such sale and leaseback are approved by Required Term Lenders and (iii) the proceeds of such sale are applied to the Obligations in accordance with SECTION 3.4; and

                           (c) a Borrower may sell Equipment owned by it and lease such Equipment if (i) the Net Proceeds are an amount in excess of the amount advanced against such Equipment in the Borrowing Base, (ii) the terms and conditions of such sale and leaseback are approved by Majority Lenders (iii) the proceeds of such sale are applied to the Obligations in accordance with SECTION 3.4; and (iv) the aggregate
         Net Proceeds of such sale and all previous sales pursuant to this
         SECTION 7.19(b) do not exceed $25,000,000.

             7.20 NEW SUBSIDIARIES. Without the prior written consent of the Agent and Majority Lenders, Fleetwood shall not, directly or indirectly, organize, create, acquire or permit to exist any Subsidiary other (i) than those listed on SCHEDULE 6.5, and (ii) Excluded Subsidiaries.

             7.21 FISCAL YEAR. Fleetwood shall not, and shall not permit any of its Subsidiaries to, change its Fiscal Year, EXCEPT that the Fiscal Year of FRC may be changed so that it is the same as the Fiscal Year of Fleetwood.

             7.22 CAPITAL EXPENDITURES. Neither Fleetwood nor any of its Subsidiaries shall make or incur any Capital Expenditure if, after giving effect thereto, the aggregate amount of all

Capital Expenditures by Fleetwood and its Subsidiaries on a consolidated basis (including the capitalized amount of all Capital Leases and the principal amount of all Purchase Money Debt incurred in connection therewith) would exceed $35,000,000 in Fiscal Year 2002, $31,300,000 in Fiscal Year 2003 or $34,500,000
in Fiscal Year 2004.

             7.23 FIXED CHARGE COVERAGE RATIO. Fleetwood will maintain a Fixed Charge Coverage Ratio for each period of four consecutive Fiscal Quarters ended on the last day of each Fiscal Quarter set forth below of not less than the ratio set forth below opposite each such fiscal quarter:


                       PERIOD ENDING                                       FIXED CHARGE COVERAGE RATIO
                       -------------                                       ---------------------------
On the last Sunday in July 2002                                                1.05 : 1.00
On the last Sunday in October 2002                                             1.10 : 1.00
On the last Sunday in January 2003                                             1.15 : 1.00
On the last Sunday in April 2003 and each Fiscal Quarter                       1.20 : 1.00
thereafter


             7.24 EBITDA.

                           (a) On a consolidated basis, Fleetwood shall have EBITDA for the portion of the Fiscal Year 2002 then elapsed of not less than the amount set forth below opposite each such Fiscal Quarter:


                  PERIOD ENDING                                                EBITDA
                  -------------                                                ------
         On the last Sunday in October 2001                                    $15,000,000
         On the last Sunday in January 2002                                    $25,000,000
         On the last Sunday in April 2002                                      $55,000,000


                           (b) For each Fiscal Quarter ending after the last Sunday in April 2002, Fleetwood shall have EBITDA for the four-fiscal quarter period ending on the last day of such Fiscal Quarter of not less than $70,000,000.

             7.25 MINIMUM AGGREGATE AVAILABILITY. The Borrowers shall maintain, at all times, Aggregate Availability of not less than (i) if the Fixed Charge Coverage Ratio for each of the most recently ended two consecutive Fiscal Quarters (tested separately) was at least 1.05 to 1.00, $30,000,000; and (ii) otherwise, $50,000,000; PROVIDED that no minimum Aggregate Availability shall be required during any period when (x) the Applicable Margin is at Level I, (y) the Fixed Charge Coverage Ratio for the two fiscal quarter period ending on the last day of the most recent Fiscal Quarter is greater than 1.5 to 1.0 and (z) no Default or Event of Default has occurred and is continuing.

             7.26 CONTRIBUTION OF MANAGEMENT FEES. On the date of receipt by Fleetwood of any management fees from any of its Subsidiaries, Fleetwood shall make a capital contribution to FMC in the amount of such management fees so received less the amount on such day of Distributions by the Borrowers to Fleetwood that would be permitted pursuant to SECTION 7.10(a)(ii), (iii), OR
(iv).

             7.27 USE OF PROCEEDS. The Borrowers shall not, and shall not suffer or permit any of their Subsidiaries to, use any portion of the Loan proceeds, directly or indirectly, (i) to purchase or carry Margin Stock, (ii) to repay or otherwise refinance indebtedness of Fleetwood or any of its Subsidiaries or others incurred to purchase or carry Margin Stock, (iii) to extend credit for the purpose of purchasing or carrying any Margin Stock, or (iv) to acquire any security in any transaction that is subject to Section 13 or 14 of the Exchange Act. The proceeds of the Revolving Loans shall not be used to pay the Term Loan Obligations unless (x) for payments of the Term Loan Obligations under SECTION 3.3(a)(i), no Event of Default has occurred and is continuing, and (y) for payments of Term Loan Obligations under SECTION 3.3(a)(ii), (A) no Event of Default has occurred and is continuing, (B) the amount of the average of the Liquidity for each of the most recent three calendar months is at least $60,000,000 and (C) on the date of the payment of the Term Loan Obligations, after giving effect to any Borrowing, the Aggregate Availability plus the Qualified Cash Equivalents is equal to or greater than $10,000,000 plus the amount, on such date, of the required minimum Aggregate Availability under
SECTION 7.25.

             7.28 FURTHER ASSURANCES; ADDITIONAL MORTGAGES.

                           (a) Fleetwood shall, and shall cause each of its Subsidiaries to, execute and deliver, or cause to be executed and delivered, to the Agent and/or the Lenders such documents and agreements, and shall take or cause to be taken such actions, as the Agent or any Lender may, from time to time, request to carry out the terms and conditions of this Agreement and the other Loan Documents.

                           (b) With respect to each parcel of Real Estate listed on SCHEDULE 7.28 with a fair market value in excess of $250,000, within 60 days after the Closing Date, and with respect to any Real Estate acquired in fee simple by any Loan Party after the Closing Date with a fair market value in excess of $250,000, within 60 days after acquisition thereof, Fleetwood and/or the applicable Loan Party shall deliver to the Agent (i) duly executed and acknowledged Mortgages on the Real Property, (ii) if required by the Agent for Real Estate hereafter acquired, extended coverage ALTA policies of title insurance in such amounts, and containing such endorsements, as reasonably required by the Agent, insuring that such Mortgages constitute first priority mortgage liens subject only to Permitted Liens under clauses
         (a), (b), (d) and (e) of the definition of Permitted Liens, and (iii) if requested by the Agent, opinions of counsel as to such matters as reasonably requested by the Agent.

                           (c) If Fleetwood forms any new Subsidiary or if any Inactive Subsidiary becomes an active Subsidiary which owns assets in excess of $250,000 or has revenues in excess of $1,000,000 in any Fiscal Year, the Borrowers shall cause such Subsidiary to either become an FMC Borrower or FRC Borrower hereunder by delivering a counterpart to this Agreement and to each other Loan Document to which an FMC Borrower or an FRC Borrower, as the case may be, is a party or become a Guarantor by delivering a counterpart to the Subsidiary Guaranty and to each other Loan Document to which a Guarantor which is a Subsidiary is a party, together with such evidences of authority, opinions and other documents and instruments as the Agent may reasonably request; PROVIDED that no such Subsidiary may become an FRC Borrower or an FMC Borrower without the prior written consent of the Required Lenders.

             7.29 SUBORDINATED DEBT; TRUST SECURITIES. Fleetwood will not, and will not permit any of its Subsidiaries to, (i) make any payments or prepayments with respect to the Subordinated Debt other than, so long as no Default or Event of Default has occurred and is continuing on the date of payment, both before and after giving effect to such payment, and so long as Fleetwood has not elected to defer payment in accordance with the Subordinated Debentures, payments of interest when due under the terms of the Subordinated Debentures (without acceleration) (PROVIDED, that payments permitted under this clause (i) shall not duplicate payments made under SECTION 7.10(a)(iii)) or (ii) amend, supplement or otherwise modify the terms of the Subordinated Debentures or any Guaranty thereof, or the Trust Securities or any Guaranty thereof or added any Guaranty; PROVIDED, HOWEVER, that Fleetwood and the Fleetwood Trust may exchange (such exchange, the "SUBORDINATED DEBT EXCHANGE") the Subordinated Debentures and the Trust Securities outstanding on the Closing Date for new Subordinated Debentures and Trust Securities if (i) the transactions are not materially cash negative upon closing (taking into account taxes and transaction fees payable by Fleetwood on a pro forma basis), as determined by the Majority Lenders; (ii) there is no increase in the aggregate amounts payable by Fleetwood and its Subsidiaries as a result thereof; (iii) the amount of the aggregate annual payments with respect to the Subordinated Debt, after giving effect to such exchange and to any additional Subordinated Debentures and Trust Securities issued concurrently with such exchange, does not exceed one hundred fifty percent (150%) of the amount of the aggregate annual payments with respect to the Subordinated Debt on the Closing Date; (iv) the rate of interest for the Subordinated Debt and any additional Subordinated Debentures and Trust Securities issued concurrently with such exchange, does not exceed twelve percent (12%); (v) the ability of Fleetwood to defer cash payments on the Subordinated Debentures and of Fleetwood Trust to defer cash dividends on the Trust Securities is no less favorable (PROVIDED that the ability to make payments with the issuance of new securities shall be treated as deferral of cash payments for purposes of this clause (v)) and the subordination terms of the Subordinated Debentures and the Guaranty of the Trust Securities are no less favorable to the Lenders and (vi) all other terms and conditions are acceptable to the Majority Lenders.

             7.30 ADVISORS FOR SALE OF TERM LOAN COLLATERAL. If the Term Loan Obligations have not been paid in full on or prior to the first Anniversary Date, then no later than thirty (30) days after written request by the Required Term Lenders, FMC will, at its expense, engage advisors reasonably acceptable to the Required Term Lenders to arrange for sale/leaseback transactions of active real estate locations included in the Term Loan Collateral and to market and sell the balance of the Term Loan Collateral in an orderly manner and will fully cooperate with such advisors.

                                    ARTICLE 8
                              CONDITIONS OF LENDING

             8.1 CONDITIONS PRECEDENT TO MAKING OF LOANS ON THE INITIAL FUNDING DATE. The obligation of the Lenders to make the initial Revolving Loans and the Term Loans, and the obligation of the Agent to cause the Letter of Credit Issuer to issue any Letter of Credit, are subject to the following conditions precedent having been satisfied in a manner satisfactory to the Agent and each Lender:

                           (a) This Agreement and the other Loan Documents shall have been executed by each party thereto and the Loan Parties shall have performed and complied in all material respects with all covenants, agreements and conditions contained herein and the other Loan Documents which are required to be performed or complied with by the Loan Parties before or on the Closing Date.

                           (b) Upon making the Revolving Loans (including such Revolving Loans made to finance the Closing Fee or otherwise as reimbursement for fees, costs and expenses then payable under this Agreement) and with all obligations current, the Borrowers shall have Aggregate Availability of at least $80,000,000.

                           (c) All representations and warranties made hereunder and in the other Loan Documents shall be true and correct as if made on such date.

                           (d) No Default or Event of Default shall have occurred and be continuing after giving effect to the Loans to be made and the Letters of Credit to be issued on the Initial Funding Date.

                           (e) The Agent and the Lenders shall have received such opinions of counsel for Fleetwood and its Subsidiaries as the Agent or any Lender shall reasonably request, each such opinion to be in a form, scope, and substance reasonably satisfactory to the Agent, the Lenders, and their respective counsel.

                           (f) The Agent shall have received ALTA extended coverage title policies, in form and substance and in amounts and with such endorsements acceptable to the Agent, with respect to the Mortgages to be delivered on the Closing Date.

                           (g) The Agent shall have received:

                                    (i) acknowledgment copies of proper
                  financing statements, duly filed on or before the Closing Date under the UCC of all jurisdictions that the Agent may deem necessary or desirable in order to perfect the Agent's Liens; or shall have received duly executed financing statements from all Loan Parties for all such jurisdictions;

                                    (ii) duly executed UCC-3 Termination
                  Statements or such other instruments or evidence, in form and substance satisfactory to the Agent, as shall be necessary to terminate and satisfy all Liens on the Property of Fleetwood and its Subsidiaries except Permitted Liens;

                                    (iii) duly executed security agreements with
                  respect to all Proprietary Rights for recording in the United States Patent and Trademark Office;

                                    (iv) certificates for the Capital Stock
                  pledged pursuant to the Pledge Agreement together with undated stock powers duly endorsed in blank; and

                                    (v) all intercompany notes payable to
                  any Loan Party duly endorsed in blank.

                           (h) The Borrowers shall have paid all fees and expenses of the Agent and the Attorney Costs incurred in connection with any of the Loan Documents and the transactions contemplated thereby to the extent invoiced.

                           (i) Fleetwood and the Borrowers shall have paid all fees due and owing to the Agent and the Lenders on the Closing Date (including all fees under the Fee Letter).

                           (j) The Agent shall have received evidence, in form, scope, and substance, reasonably satisfactory to the Agent, of all insurance coverage as required by this Agreement.

                           (k) The Agent and the Lenders shall have had an opportunity, if they so choose, to examine the books of account and other records and files of Fleetwood and its Subsidiaries and to make copies thereof, and to conduct a pre-closing audit which shall include, without limitation, verification of Inventory, Accounts, and the Borrowing Bases, and the results of such examination and audit shall have been satisfactory to the Agent and the Lenders in all respects.

                           (l) All proceedings taken in connection with the execution of this Agreement, the Term Notes, all other Loan Documents and all documents and papers relating thereto shall be satisfactory in form, scope, and substance to the Agent and the Lenders.

                           (m) No material adverse change, in the opinion of the Lenders, shall have occurred, in the assets, liabilities, business, financial condition, or results of operations of Fleetwood and its Subsidiaries.

                           (n) There shall exist no action, suit, investigation, litigation, or proceeding pending or, to the knowledge of Fleetwood and the Borrowers or any Lender, threatened in any court or before any arbitrator or Governmental Authority that (i) could reasonably be expected to have a material adverse effect on any Borrower's assets, liabilities, business, or financial condition, or results of operations or which could impair any Borrower's ability to perform satisfactorily under the Loan Documents or repay the Obligations, or (ii) could reasonably be expected to materially and adversely affect the Loan Documents or the transactions contemplated thereby.

                           (o) The Lenders shall have received, each in form and substance satisfactory to the Lenders, (i) a pro forma consolidated balance sheet of Fleetwood and its Subsidiaries dated as of April 29, 2001 and adjusted to give effect to the advances under this Agreement and the application of the proceeds thereof, which balance sheets shall reflect no material changes from the most recent pro forma balance sheets of Fleetwood and its Subsidiaries previously delivered to Lenders, (ii) consolidated and consolidating (by Business Unit) financial projections of Fleetwood and its Subsidiaries evidencing ability to comply with the financial covenants set forth herein and to repay the Obligations, and (iii) drafts of the consolidated and consolidating (by Business Unit) annual financial statements for Fleetwood and its Subsidiaries as of the end of the most recent Fiscal Year plus Fleetwood's most recently updated forecast, if any.

                           (p) Lenders shall be satisfied that each Borrower is adequately capitalized, that the fair saleable value of its assets will exceed its liabilities at closing, and that each Borrower will have sufficient working capital to pay its debts as they become due.

                           (q) Fleetwood and its Subsidiaries shall have obtained all governmental and third party consents and approvals as may be necessary or appropriate in connection with the Loan Documents and the transactions contemplated thereby.

                           (r) The Lenders shall be satisfied with all environmental aspects relating to Borrowers and their business, including all environmental reports as may be required by the Lenders.

                           (s) All Debt of Fleetwood and its Subsidiaries, other than (i) Debt of the Excluded Retail Subsidiaries to the Floor Plan Lender, (ii) existing financing in connection with company-owned life insurance and split-dollar life insurance and policies, and (iii) Debt permitted pursuant to SECTION 7.13(a), (b), (c), (g), (l), (m), (o),
         (q) and (r) shall have been repaid in full and all Liens and security interests shall have been released. The Floor Plan Debt shall be on terms and conditions satisfactory to the Agent and Lenders and shall not be guaranteed by any Borrower or any Guarantor unless approved by the Agent and Lenders.

                           (t) The Agent shall have entered into an intercreditor agreement with the Floor Plan Lender, in form, scope and substance satisfactory to the Lenders, with respect to their respective rights and remedies.

                           (u) The Revolving Credit Loans shall have been successfully syndicated on the terms set forth herein and as described in the commitment letter from the Agent to Fleetwood, to the satisfaction of the Agent, and all Lenders shall ratably fund the Loans on the Initial Funding Date.

                           (v) Without limiting the generality of the items described above, any other documents or other items reasonably requested by the Agent or any Lender.

                           (w) All cash and marketable securities held by the Borrowers in domestic unrestricted accounts on the Closing Date shall be liquidated and applied against Revolving Loans.

                           (x) The Agent and the applicable Loan Party shall have executed and delivered notices of assignment of the Accounts of the Loan Parties to such Persons designated by the Agent.

The acceptance by any Borrower of any Loans made or Letters of Credit issued on the Initial Funding Date shall be deemed to be a representation and warranty made by Fleetwood and the Borrowers to the effect that all of the conditions precedent to the making of such Loans or the issuance of such Letters of Credit set forth in CLAUSES (a), (b), (c), (d), (h), (i), (n), (q), (s) and (x) have been satisfied, and that no material adverse change has occurred since January 28, 2001 except as disclosed by Fleetwood publicly in the assets, liabilities, business, financial condition or results of operations of Fleetwood and its Subsidiaries, with the same effect as delivery to the Agent and the Lenders of a certificate signed by a Responsible Officer of the Borrowers, dated the Initial Funding Date, to such effect.

                  Execution and delivery to the Agent by a Lender of a counterpart of this Agreement shall be deemed confirmation by such Lender that
(i) all conditions precedent in this SECTION 8.1 have been fulfilled to the satisfaction of such Lender, (ii) the decision of such Lender to execute and deliver to the Agent an executed counterpart of this Agreement was made by such Lender independently and without reliance on the Agent or any other Lender as to the satisfaction of any condition precedent set forth in this SECTION 8.1, and
(iii) all documents sent to such Lender for approval consent, or satisfaction were acceptable to such Lender.

             8.2 CONDITIONS PRECEDENT TO EACH LOAN. The obligation of the Lenders to make each Loan, including the initial Revolving Loans on the Initial Funding Date and the Term Loans, and the obligation of the Agent to cause the Letter of Credit Issuer to issue any Letter of Credit shall be subject to the further conditions precedent that on and as of the date of any such extension of credit:

                           (a) The following statements shall be true, and the acceptance by any Borrower of any extension of credit shall be deemed to be a statement to the effect set forth in CLAUSES (i), (ii) and
         (iii) with the same effect as the delivery to the Agent and the Lenders of a certificate signed by a Responsible Officer, dated the date of such extension of credit, stating that:

                                    (i) The representations and warranties
                  contained in this Agreement and the other Loan Documents are correct in all material respects on and as of the date of such extension of credit as though made on and as of such date, other than any such representation or warranty which relates to a specified prior date and except to the extent the Agent and the Lenders have been notified in writing by the Borrowers that any representation or warranty is not correct and the Majority Lenders have explicitly waived in writing compliance with such representation or warranty; and

                                    (ii) No event has occurred and is
                  continuing, or would result from such extension of credit, which constitutes a Default or an Event of Default; and

                                    (iii) No event has occurred and is
                  continuing, or would result from such extension of credit, which has had or would have a Material Adverse Effect.

                           (b) No such Borrowing shall exceed Aggregate
         Availability, nor shall any Borrowing by FMC or FRC exceed its Availability PROVIDED, HOWEVER, that the foregoing conditions precedent are not conditions to each Revolving Credit Lender participating in or reimbursing the Bank or the Agent for such Lenders' Pro Rata Share of any Non-Ratable Loan or Agent Advance made in accordance with the provisions of SECTIONS 1.2(h) and (i).

                                    ARTICLE 9
                                DEFAULT; REMEDIES

             9.1 EVENTS OF DEFAULT. It shall constitute an event of default ("EVENT OF DEFAULT") if any one or more of the following shall occur for any reason:

                           (a) any failure by any Borrower to pay (i) the principal of or interest or premium on any of the Obligations when due, whether upon demand or otherwise, or (ii) any fee or other amount owing hereunder within 3 Business Days after such amount is due;

                           (b) any representation or warranty made or deemed made by Fleetwood or the Borrowers in this Agreement or by any Loan Party in any of the other Loan Documents, any Financial Statement, or any certificate furnished by any Loan Party at any time to the Agent or any Lender shall prove to be untrue in any material respect as of the date on which made, deemed made, or furnished;

                           (c) (i) any default shall occur in the observance or performance of any of the covenants and agreements contained in Sections 5.2(l), 7.2, 7.5, 7.9 through 7.30, or Section 11 of the Security Agreement, (ii) any default shall occur in the observance or performance of any of the covenants and agreements contained in SECTION
         5.2 (other than SECTION 5.2(l)) or SECTION 5.3 and such default shall continue for 5 Business Days or more; or (iii) any default shall occur in the observance or performance of any of the other covenants or agreements contained in any other Section of this Agreement or any other Loan Document, or any other agreement entered into at any time to which Fleetwood or any Subsidiary and the Agent or any Lender are party (including in respect of any Bank Products) and such default shall continue for 30 days or more;

                           (d) any failure to pay any principal of or premium or interest on any Debt (other than the Obligations) of Fleetwood or any of its Subsidiaries in an outstanding principal amount which exceeds $5,000,000, or under any agreement or instrument under or pursuant to which any such Debt may have been issued, created, assumed, or guaranteed by Fleetwood or any of its Subsidiaries, and such failure to pay shall continue for more than the period of grace, if any, therein specified; or any default shall occur with respect to any Debt (other than the Obligations) of Fleetwood or any of its Subsidiaries in an outstanding principal amount which exceeds $5,000,000, or under any agreement or instrument under or pursuant to which any such Debt may have been issued, created, assumed, or guaranteed by Fleetwood or any of its Subsidiaries, and such default shall continue for more than the period of grace, if any, therein specified, if the effect thereof (with or without the giving of notice or further lapse of time or both) is to accelerate, or to permit the holders of any such Debt to accelerate, the maturity of any such Debt; or any such Debt shall be declared due and payable or be required to be prepaid (other than by a regularly scheduled required prepayment) prior to the stated maturity thereof;

                           (e) Fleetwood or any of its Subsidiaries shall (i) file a voluntary petition in bankruptcy or file a voluntary petition or an answer or otherwise commence any action or proceeding seeking reorganization, arrangement or readjustment of its debts or for any other relief under the Bankruptcy Code, as amended, or under any other bankruptcy or insolvency act or law, state or federal, now or hereafter existing, or consent to, approve of, or acquiesce in, any such petition, action or proceeding; (ii) apply for or acquiesce in the appointment of a receiver, assignee, liquidator, sequestrator, custodian, monitor, trustee or similar officer for it or for all or any part of its property; (iii) make an assignment for the benefit of creditors; or (iv) be unable generally to pay its debts as they become due;

                           (f) an involuntary petition shall be filed or an action or proceeding otherwise commenced seeking reorganization, arrangement, consolidation or readjustment of the debts of Fleetwood or any of its Subsidiaries or for any other relief under the Bankruptcy Code, as amended, or under any other bankruptcy or insolvency act or law, state or federal, now or hereafter existing and such petition or proceeding shall not be dismissed within 60 days after the filing or commencement thereof or an order of relief shall be entered with respect thereto;

                           (g) a receiver, assignee, liquidator, sequestrator custodian, monitor, trustee or similar officer for Fleetwood or any of its Subsidiaries or for all or any part of its property shall be appointed or a warrant of attachment, execution or similar process shall be issued against any part of the property of Fleetwood or any of its Subsidiaries;

                           (h) except as expressly permitted under this Agreement, Fleetwood or any of its Subsidiaries shall file a certificate of dissolution under applicable state law or shall be liquidated, dissolved or wound-up or shall commence or have commenced against it any action or proceeding for dissolution, winding-up or liquidation, or shall take any corporate action in furtherance thereof;

                           (i) all or any material part of the property of Fleetwood or any of its Subsidiaries shall be nationalized, expropriated or condemned, seized or otherwise appropriated, or custody or control of such property or of Fleetwood or such Subsidiary shall be assumed by any Governmental Authority or any court of competent jurisdiction at the instance of any Governmental Authority, except where contested in good faith by proper proceedings diligently pursued where a stay of enforcement is in effect;

                           (j) any Loan Document shall be terminated (except in accordance with its terms), revoked or declared void or invalid or unenforceable or challenged by any Loan Party;

                           (k) one or more judgments, orders, decrees or arbitration awards is entered against Fleetwood or any of its Subsidiaries involving in the aggregate liability (to the extent not covered by independent third-party insurance as to which the insurer has not denied coverage) as to any single or related or unrelated series of transactions, incidents or conditions, of $5,000,000 or more, and the same shall remain unsatisfied, unvacated and unstayed pending appeal for a period of thirty (30) days after the entry thereof;

                           (l) any loss, theft, damage or destruction of any item or items of Collateral or other property of Fleetwood or any of its Subsidiaries occurs which could reasonably be expected to cause a Material Adverse Effect and is not adequately covered by insurance;

                           (m) there is filed against Fleetwood or any of its Subsidiaries any action, suit or proceeding under any federal or state racketeering statute (including the Racketeer Influenced and Corrupt Organization Act of 1970), which action, suit or proceeding (i) is not dismissed within one hundred twenty (120) days, and (ii) would reasonably be expected to result in the confiscation or forfeiture of any material portion of the Collateral;

                           (n) for any reason other than the failure of the Agent to take any action available to it to maintain perfection of the Agent's Liens pursuant to the Loan Documents, any Loan Document ceases to be in full force and effect in accordance with its terms or, except for any Lien released in accordance with the Loan Documents, any Lien with respect to any material portion of the Collateral intended to be secured thereby ceases to be, or is not, valid, perfected and prior to all other Liens (other than Permitted Liens) or is terminated, revoked or declared void;

                           (o) an ERISA Event shall occur with respect to a Pension Plan or Multi-employer Plan which has resulted or could reasonably be expected to result in liability of Fleetwood or any ERISA Affiliate under Title IV of ERISA to the Pension Plan, Multi-employer Plan or the PBGC in an aggregate amount in excess of $10,000,000; (ii) the aggregate amount of Unfunded Pension Liability among all Pension Plans at any time exceeds $10,000,000; or (iii) Fleetwood or any ERISA Affiliate shall fail to pay when due, after the expiration of any applicable grace period, any installment payment with respect to its withdrawal liability under Section 4201 of ERISA under a Multi-employer Plan in an aggregate amount in excess of $10,000,000;

                           (p) there occurs a Change of Control; or

                           (q) there occurs an event having a Material Adverse Effect.

             9.2 REMEDIES.

                           (a) If a Default or an Event of Default exists, the Agent may, in its discretion, and shall, at the direction of the Majority Lenders, do one or more of the following at any time or times and in any order, without notice to or demand on the Borrowers: (i) reduce the Maximum Revolver Amount, or the advance rates against Eligible Accounts and/or Eligible Inventory and/or Eligible Equipment and/or Eligible Real Estate used in computing the Borrowing Base, or reduce one or more of the other elements used in computing the Borrowing Base; (ii) restrict the amount of or refuse to make Revolving Loans; and (iii) restrict or refuse to provide Letters of Credit or Credit Support. If an Event of Default exists, the Agent shall, at the direction of the Majority Lenders, do one or more of the following, in addition to the actions described in the preceding sentence, at any time or times and in any order, without notice to or demand on the
         Borrowers: (A) terminate the Commitments and this Agreement; (B) declare any or all Obligations to be immediately due and payable; PROVIDED, HOWEVER, that upon the occurrence of any Event of Default described in SECTIONS 9.1(e), 9.1(f), 9.1(g), or 9.1(h), the Commitments shall automatically and immediately expire and all Obligations shall automatically become immediately due and payable without notice or demand of any kind; (C) require the Borrowers to cash collateralize all outstanding Letter of Credit Obligations; and (D) pursue its other rights and remedies under the Loan Documents and applicable law.

                           (b) If an Event of Default has occurred and is continuing: (i) the Agent shall have for the benefit of the Lenders, in addition to all other rights of the Agent and the Lenders, the rights and remedies of a secured party under the Loan Documents and the UCC;
         (ii) the Agent may, at any time, take possession of the Collateral and keep it on any Loan Party's premises, at no cost to the Agent or any Lender, or remove any part of it to such other place or places as the Agent may desire, or the Borrowers shall, upon the Agent's demand, at the Borrowers' cost, assemble the Collateral and make it available to the Agent at a place reasonably convenient to the Agent; and (iii) the Agent may sell and deliver any Collateral at public or private sales, for cash, upon credit or otherwise, at such prices and upon such terms as the Agent deems advisable, in its sole discretion, and may, if the Agent deems it reasonable, postpone or adjourn any sale of the Collateral by an announcement at the time and place of sale or of such postponed or adjourned sale without giving a new notice of sale. Without in any way requiring notice to be given in the following manner, each Borrower agrees that any notice by the Agent of sale, disposition or other intended action hereunder or in connection herewith, whether required by the UCC or otherwise, shall constitute reasonable notice to such Borrower if such notice is delivered personally or by overnight courier against receipt, at least five (5) Business Days prior to such action to the Borrowers' address specified in or pursuant to SECTION 13.8. If any Collateral is sold on terms other than payment in full at the time of sale, no credit shall be given against the Obligations until the Agent or the Lenders receive payment, and if the buyer defaults in payment, the Agent may resell the Collateral without further notice to the Borrowers. In the event the Agent seeks to take possession of all or any portion of the Collateral by judicial process, each Borrower irrevocably waives: (A) the posting of any bond, surety or security with respect thereto which might otherwise be required; (B) any demand for possession prior to the commencement of any

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         suit or action to recover the Collateral; and (C) any requirement that the Agent retain possession and not dispose of any Collateral until after trial or final judgment. Each Borrower agrees that the Agent has no obligation to preserve rights to the Collateral or marshal any Collateral for the benefit of any Person. The Agent is hereby granted a license or other right to use, without charge, each Borrower's and Fleetwood's labels, patents, copyrights, name, trade secrets, trade names, trademarks, and advertising matter, or any similar property, in completing production of, advertising or selling any Collateral, and each Borrower's and Fleetwood's rights under all licenses and all franchise agreements shall inure to the Agent's benefit for such purpose. The proceeds of sale shall be applied first to all expenses of sale, including attorneys' fees, and then to the Obligations. The Agent will return any excess to the Borrowers and the Borrowers shall remain liable for any deficiency.

                           (c) If an Event of Default occurs, each Borrower hereby waives to the greatest extent permitted by applicable law all rights to notice and hearing prior to the exercise by the Agent of the Agent's rights to repossess the Collateral without judicial process or to reply, attach or levy upon the Collateral without notice or hearing.

                           (d) Notwithstanding anything to the contrary contained in this SECTION 9.2 or any Collateral Document, if a default under SECTION 9.1(a) has occurred and is continuing with respect to any Term Loan Obligation, then the Required Term Lenders shall have the right, which right may be exercised by written notice to the Agent by the Required Term Lenders, to require the Agent to proceed with the exercise of remedies provided hereunder and under the other Collateral Documents with respect to the following Collateral: (i) the Capital Stock of Fleetwood Folding Trailer, and (ii) all of the assets of Fleetwood Folding Trailer; provided that from any proceeds realized on such Collateral, an amount equal the amount advanced against the Eligible Accounts and Eligible Inventory of Fleetwood Folding Trailer shall be applied to reduce Revolving Loans.

                                   ARTICLE 10
                              TERM AND TERMINATION

             10.1 TERM AND TERMINATION. The term of this Agreement shall end on the Stated Termination Date unless sooner terminated in accordance with the terms hereof. The Agent upon direction from the Majority Lenders may terminate this Agreement without notice upon the occurrence of an Event of Default. Upon the effective date of termination of this Agreement for any reason whatsoever, all Obligations (including all unpaid principal, accrued and unpaid interest and any accrued and unpaid fees) shall become immediately due and payable and the Borrowers shall immediately arrange for the cancellation and return of Letters of Credit then outstanding. Notwithstanding the termination of this Agreement, until all Obligations are indefeasibly paid and performed in full in cash, the Borrowers shall remain bound by the terms of this Agreement and shall not be relieved of any of their Obligations hereunder or under any other Loan Document, and the Agent and the Lenders shall retain all their rights and remedies hereunder (including the Agent's Liens in and all rights and remedies with respect to all then existing and after-arising Collateral).

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                                   ARTICLE 11
          AMENDMENTS; WAIVERS; PARTICIPATIONS; ASSIGNMENTS; SUCCESSORS

             11.1 AMENDMENTS AND WAIVERS.

                           (a) No amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent with respect to any departure by any Loan Party therefrom, shall be effective unless the same shall be in writing and signed by the Majority Lenders (or by the Agent at the written request of the Majority Lenders), Fleetwood and the Borrowers and then any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; PROVIDED, HOWEVER,

                                    (i) no such waiver, amendment, or consent
                  shall, unless in writing and signed by all the Lenders, Fleetwood and the Borrowers and acknowledged by the Agent, do any of the following:

                                           (A) change the percentage of the
                                    Commitments or of the aggregate unpaid
                                    principal amount of the Loans which is
                                    required for the Lenders or any of them to take any action hereunder;

                                           (B) amend this Section or any
                                    provision of this Agreement providing for consent or other action by all Lenders;

                                           (C) release any Guaranties of the
                                    Obligations;

                                           (D) change the definitions of
                                    "Majority Lenders" or "Required Lenders"; or

                                           (E) amend SECTION 7.25; or

                                    (ii) no such waiver, amendment, or consent
                  shall, unless in writing and signed by all the Term Lenders and the Majority Revolving Lenders, Fleetwood and the Borrowers and acknowledged by the Agent, do any of the following:

                                           (A) postpone or delay any date fixed
                                    by this Agreement or any other Loan Document for any payment of principal, interest, fees or other amounts due to the Term Lenders (or any of them) hereunder or under any other Loan Document;

                                           (B) reduce the principal of, or the
                                    rate of interest specified herein on any Term Loan, or any fees or other amounts payable to the Term Lenders hereunder or under any other Loan Document;

                                           (C) release any Term Loan Collateral
                                    other than as permitted by SECTION 12.11; or

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                                           (D) change the definitions of
                                    "Majority Term Lenders" or "Required Term
                                    Lenders"; or

                                    (iii) no such waiver, amendment, or consent
                  shall, unless in writing and signed by all the Revolving Credit Lenders and the Majority Term Lenders, Fleetwood and the Borrowers and acknowledged by the Agent, do any of the following:

                                           (A) increase or extend the Revolving
                                    Credit Commitment of any Revolving Credit
                                    Lender;

                                           (B) postpone or delay any date fixed
                                    by this Agreement or any other Loan Document for any payment of principal, interest, fees or other amounts due to the Revolving Credit Lenders (or any of them) hereunder or under any other Loan Document;

                                           (C) reduce the principal of, or the
                                    rate of interest specified herein on any Loan, or any fees or other amounts payable to the Revolving Credit Lenders hereunder or under any other Loan Document;

                                           (D) increase any of the percentages
                                    set forth in the definition of the Borrowing
                                    Base;

                                           (E) release any Collateral other than
                                    Term Loan Collateral, except as permitted by SECTION 12.11;

                                           (F) change the definitions of
                                    "Majority Revolving  Lenders" or "Required
                                    Revolving Lenders"; or

                                           (G) increase the Maximum Revolver
                                    Amount, the Maximum Inventory Loan Amount, the Maximum PP&E Loan Amount or the Unused Letter of Credit Subfacility;

         PROVIDED, HOWEVER, the Agent may, in its sole discretion and notwithstanding the limitations contained in CLAUSES (iii)(D) and (G) above and any other terms of this Agreement, make Agent Advances in accordance with SECTION 1.2(i) or SECTION 13.19 and, PROVIDED FURTHER, that no amendment, waiver or consent shall, unless in writing and signed by the Agent, affect the rights or duties of the Agent under this Agreement or any other Loan Document; and PROVIDED FURTHER, that
         SCHEDULE 1.2 hereto (Commitments) may be amended from time to time by the Agent alone to reflect assignments of Commitments in accordance herewith.

                           (b) If, in connection with any proposed amendment, waiver or consent (a "PROPOSED CHANGE"):

                                    (i) requiring the consent of all Lenders,
                  the consent of Majority Lenders is obtained, but the consent of other Lenders is not obtained

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                  (any such Lender whose consent is not obtained as described in this clause (i) and in clause (ii) below being referred to as a "NON-CONSENTING LENDER"), or

                                    (ii) requiring the consent of Required
                  Lenders, the consent of Majority Lenders is obtained,

         then, so long as the Agent is not a Non-Consenting Lender, at the Borrowers' request, the Agent or an Eligible Assignee shall have the right (but not the obligation) with the Agent's approval, to purchase from the Non-Consenting Lenders, and the Non-Consenting Lenders agree that they shall sell, all the Non-Consenting Lenders' Commitments and Loans for an amount equal to the principal balances thereof and all accrued interest and fees with respect thereto through the date of sale pursuant to Assignment and Acceptance Agreement(s), without premium or discount.

             11.2 ASSIGNMENTS; PARTICIPATIONS.

                           (a) Any Lender may, with the written consent of the Agent and, so long as no Default or Event of Default then exists, Fleetwood (which consents of the Agent and Fleetwood shall not be unreasonably withheld), assign and delegate to one or more Eligible Assignees (PROVIDED that no consent shall be required in connection with any assignment and delegation by a Lender to an Affiliate of such Lender) (each an "ASSIGNEE") all, or any ratable part of all, of the Loans, the Commitments and the other rights and obligations of such Lender hereunder, in a minimum amount of (x) $5,000,000 for Term Loans and (y) $10,000,000 for Revolving Commitments (PROVIDED THAT, unless an assignor Lender has assigned and delegated all of its Loans and Commitments, no such assignment and/or delegation shall be permitted unless, after giving effect thereto, such assignor Lender retains a Commitment in a minimum amount of (x) $5,000,000 for Term Loans and (y) $10,000,000 for Revolving Commitments; PROVIDED, HOWEVER, that the Borrowers and the Agent may continue to deal solely and directly with such Lender in connection with the interest so assigned to an Assignee until (i) written notice of such assignment, together with payment instructions, addresses and related information with respect to the Assignee, shall have been given to the Borrowers and the Agent by such Lender and the Assignee; (ii) such Lender and its Assignee shall have delivered to the Borrowers and the Agent an Assignment and Acceptance in the form of EXHIBIT F ("ASSIGNMENT AND ACCEPTANCE") together with any note or notes subject to such assignment and (iii) the assignor Lender or Assignee has paid to the Agent a processing fee in the amount of $3,500. The Borrowers agree to promptly execute and deliver new promissory notes and replacement promissory notes as reasonably requested by the Agent to evidence assignments of the Loans and Commitments in accordance herewith.

                           (b) From and after the date that the Agent notifies the assignor Lender that it has received an executed Assignment and Acceptance and payment of the above-referenced processing fee, (i) the Assignee thereunder shall be a party hereto and, to the extent that rights and obligations, including, but not limited to, the obligation to participate in Letters of Credit and Credit Support have been assigned to it pursuant to such Assignment and Acceptance, shall have the rights and obligations of a Lender under the Loan Documents, and
         (ii) the assignor Lender shall, to the extent that rights and

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         obligations hereunder and under the other Loan Documents have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights and be released from its obligations under this Agreement (and in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto).

                           (c) By executing and delivering an Assignment and Acceptance, the assigning Lender thereunder and the Assignee thereunder confirm to and agree with each other and the other parties hereto as follows: (i) other than as provided in such Assignment and Acceptance, such assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any other Loan Document furnished pursuant hereto or the attachment, perfection, or priority of any Lien granted by any Loan Party to the Agent or any Lender in the Collateral;
         (ii) such assigning Lender makes no representation or warranty and assumes no responsibility with respect to the financial condition of Fleetwood or any of its Subsidiaries or the performance or observance by any Loan Party of any of its obligations under this Agreement or any other Loan Document furnished pursuant hereto; (iii) such Assignee confirms that it has received a copy of this Agreement, together with such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (iv) such Assignee will, independently and without reliance upon the Agent, such assigning Lender or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (v) such Assignee appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under this Agreement as are delegated to the Agent by the terms hereof, together with such powers, including the discretionary rights and incidental power, as are reasonably incidental thereto; and (vi) such Assignee agrees that it will perform in accordance with their terms all of the obligations which by the terms of this Agreement are required to be performed by it as a Lender.

                           (d) Immediately upon satisfaction of the requirements of SECTION 11.2(a), this Agreement shall be deemed to be amended to the extent, but only to the extent, necessary to reflect the addition of the Assignee and the resulting adjustment of the Commitments arising therefrom. The Commitment allocated to each Assignee shall reduce such Commitments of the assigning Lender PRO TANTO.

                           (e) Any Lender may at any time sell to one or more commercial banks, financial institutions, or other Persons not Affiliates of any Loan Party (a "PARTICIPANT") participating interests in any Loans, the Commitment of that Lender and the other interests of that Lender (the "ORIGINATING LENDER") hereunder and under the other Loan Documents; PROVIDED, HOWEVER, that (i) the originating Lender's obligations under this Agreement shall remain unchanged, (ii) the originating Lender shall remain solely responsible for the performance of such obligations, (iii) the Borrowers and the Agent shall continue to deal solely and directly with the originating Lender in connection with the originating Lender's rights and obligations under this Agreement and the other

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         Loan Documents, and (iv) no Lender shall transfer or grant any participating interest under which the Participant has rights to approve any amendment to, or any consent or waiver with respect to, this Agreement or any other Loan Document except the matters set forth in SECTION 11.1(a) (i), (ii) AND (iii) with respect to the Loans in which such Participant has an interest, and all amounts payable by the Borrowers hereunder shall be determined as if such Lender had not sold such participation; except that, if amounts outstanding under this Agreement are due and unpaid, or shall have become due and payable upon the occurrence of an Event of Default, each Participant shall be deemed to have the right of set-off in respect of its participating interest in amounts owing under this Agreement to the same extent and subject to the same limitation as if the amount of its participating interest were owing directly to it as a Lender under this Agreement.

                           (f) Notwithstanding any other provision in this Agreement, any Lender may at any time create a security interest in, or pledge, all or any portion of its rights under and interest in this Agreement in favor of any Federal Reserve Bank in accordance with Regulation A of the FRB or U.S. Treasury Regulation 31 CFR Section 203.14, and such Federal Reserve Bank may enforce such pledge or security interest in any manner permitted under applicable law.

                                   ARTICLE 12
                                    THE AGENT

             12.1 APPOINTMENT AND AUTHORIZATION. Each Lender hereby designates and appoints Bank as its Agent under this Agreement and the other Loan Documents and each Lender hereby irrevocably authorizes the Agent to take such action on its behalf under the provisions of this Agreement and each other Loan Document and to exercise such powers and perform such duties as are expressly delegated to it by the terms of this Agreement or any other Loan Document, together with such powers as are reasonably incidental thereto. The Agent agrees to act as such on the express conditions contained in this ARTICLE 12. The provisions of this ARTICLE 12 are solely for the benefit of the Agent and the Lenders and no Loan Party shall have no rights as a third party beneficiary of any of the provisions contained herein. Notwithstanding any provision to the contrary contained elsewhere in this Agreement or in any other Loan Document, the Agent shall not have any duties or responsibilities, except those expressly set forth herein, nor shall the Agent have or be deemed to have any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against the Agent. Without limiting the generality of the foregoing sentence, the use of the term "agent" in this Agreement with reference to the Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law. Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties. Except as expressly otherwise provided in this Agreement, the Agent shall have and may use its sole discretion with respect to exercising or refraining from exercising any discretionary rights or taking or refraining from taking any actions which the Agent is expressly entitled to take or assert under this Agreement and the other Loan Documents, including (a) the determination of the applicability of ineligibility criteria with respect to the calculation of the Borrowing Base, (b) the making of Agent Advances pursuant to
SECTION 1.2(i), and (c) the exercise of remedies

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pursuant to SECTION 9.2, and any action so taken or not taken shall be deemed consented to by the Lenders.

             12.2 DELEGATION OF DUTIES. The Agent may execute any of its duties under this Agreement or any other Loan Document by or through agents, employees or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Agent shall not be responsible for the negligence or misconduct of any agent or attorney-in-fact that it selects as long as such selection was made without gross negligence or willful misconduct.

             12.3 LIABILITY OF THE AGENT. None of the Agent-Related Persons shall (i) be liable for any action taken or omitted to be taken by any of them under or in connection with this Agreement or any other Loan Document or the transactions contemplated hereby (except for its own gross negligence or willful misconduct), or (ii) be responsible in any manner to any of the Lenders for any recital, statement, representation or warranty made by the Borrower or any Subsidiary or Affiliate of Fleetwood, or any officer thereof, contained in this Agreement or in any other Loan Document, or in any certificate, report, statement or other document referred to or provided for in, or received by the Agent under or in connection with, this Agreement or any other Loan Document, or the validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document, or for any failure of any Loan Party or any other party to any Loan Document to perform its obligations hereunder or thereunder. No Agent-Related Person shall be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of Fleetwood or any of its Subsidiaries or Affiliates.

             12.4 RELIANCE BY THE AGENT. The Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, resolution, notice, consent, certificate, affidavit, letter, telegram, facsimile, telex or telephone message, statement or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons, and upon advice and statements of legal counsel (including counsel to the Borrowers), independent accountants and other experts selected by the Agent. The Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless it shall first receive such advice or concurrence of the Majority Lenders as it deems appropriate and, if it so requests, it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other Loan Document in accordance with a request or consent of the Majority Lenders (or all Lenders if so required by SECTION 11.1) and such request and any action taken or failure to act pursuant thereto shall be binding upon all of the Lenders.

             12.5 NOTICE OF DEFAULT. The Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default, unless the Agent shall have received written notice from a Lender or the Borrowers referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default." The Agent will notify the Lenders of its receipt of any such notice. The Agent shall take such action with respect to such Default or Event of Default as may be requested by the Majority Lenders in

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accordance with SECTION 9; PROVIDED, HOWEVER, that unless and until the Agent has received any such request, the Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable.

             12.6 CREDIT DECISION. Each Lender acknowledges that none of the Agent-Related Persons has made any representation or warranty to it, and that no act by the Agent hereinafter taken, including any review of the affairs of Fleetwood, its Subsidiaries and its Affiliates, shall be deemed to constitute any representation or warranty by any Agent-Related Person to any Lender. Each Lender represents to the Agent that it has, independently and without reliance upon any Agent-Related Person and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, prospects, operations, property, financial and other condition and creditworthiness of Fleetwood, its Subsidiaries and its Affiliates, and all applicable bank regulatory laws relating to the transactions contemplated hereby, and made its own decision to enter into this Agreement and to extend credit to the Borrowers. Each Lender also represents that it will, independently and without reliance upon any Agent-Related Person and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of the Borrower. Except for notices, reports and other documents expressly herein required to be furnished to the Lenders by the Agent, the Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of Fleetwood or any of its Subsidiaries which may come into the possession of any of the Agent-Related Persons.

             12.7 INDEMNIFICATION. Whether or not the transactions contemplated hereby are consummated, the Lenders shall indemnify upon demand the Agent-Related Persons (to the extent not reimbursed by or on behalf of the Borrowers and without limiting the obligation of the Borrowers to do so), in accordance with their Pro Rata Shares, from and against any and all Indemnified Liabilities as such term is defined in SECTION 13.11; PROVIDED, HOWEVER, that no Lender shall be liable for the payment to the Agent-Related Persons of any portion of such Indemnified Liabilities resulting solely from such Person's gross negligence or willful misconduct. Without limitation of the foregoing, each Lender shall reimburse the Agent upon demand for its Pro Rata Share of any costs or out-of-pocket expenses (including Attorney Costs) incurred by the Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, any other Loan Document, or any document contemplated by or referred to herein, to the extent that the Agent is not reimbursed for such expenses by or on behalf of the Borrowers. The undertaking in this Section shall survive the payment of all Obligations hereunder and the resignation or replacement of the Agent.

             12.8 THE AGENT IN INDIVIDUAL CAPACITY. The Bank and its Affiliates may make loans to, issue letters of credit for the account of, accept deposits from, acquire equity interests in and generally engage in any kind of banking, trust, financial advisory, underwriting or other business with Fleetwood and its Subsidiaries and Affiliates as though the Bank were not the

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Agent hereunder and without notice to or consent of the Lenders. The Bank or its
Affiliates may receive information regarding Fleetwood, its Subsidiaries, its Affiliates and Account Debtors (including information that may be subject to confidentiality obligations in favor of a Loan Party or such Subsidiary) and acknowledge that the Agent and the Bank shall be under no obligation to provide such information to them. With respect to its Loans, the Bank shall have the same rights and powers under this Agreement as any other Lender and may exercise the same as though it were not the Agent, and the terms "Lender" and "Lenders" include the Bank in its individual capacity.

             12.9 SUCCESSOR AGENT. The Agent may resign as Agent upon at least 30 days' prior notice to the Lenders and the Borrowers, such resignation to be effective upon the acceptance of a successor agent to its appointment as Agent. In the event the Bank sells all of its Commitment and Revolving Loans as part of a sale, transfer or other disposition by the Bank of substantially all of its loan portfolio, the Bank shall resign as Agent and such purchaser or transferee shall become the successor Agent hereunder. Subject to the foregoing, if the Agent resigns under this Agreement, the Majority Lenders shall appoint from among the Lenders a successor agent for the Lenders. If no successor agent is appointed prior to the effective date of the resignation of the Agent, the Agent may appoint, after consulting with the Lenders and the Borrowers, a successor agent from among the Lenders. Upon the acceptance of its appointment as successor agent hereunder, such successor agent shall succeed to all the rights, powers and duties of the retiring Agent and the term "AGENT" shall mean such successor agent and the retiring Agent's appointment, powers and duties as the Agent shall be terminated. After any retiring Agent's resignation hereunder as the Agent, the provisions of this ARTICLE 12 shall continue to inure to its benefit as to any actions taken or omitted to be taken by it while it was the Agent under this Agreement.

             12.10 WITHHOLDING TAX.

                           (a) If any Lender is a "foreign corporation, partnership or trust" within the meaning of the Code and such Lender claims exemption from, or a reduction of, U.S. withholding tax under Sections 1441 or 1442 of the Code, such Lender agrees with and in favor of the Agent, to deliver to the Agent:

                                    (i) if such Lender claims an exemption from,
                  or a reduction of, withholding tax under a United States of America tax treaty, properly completed IRS Forms W-8BEN and W-8ECI before the payment of any interest in the first calendar year and before the payment of any interest in each third succeeding calendar year during which interest may be paid under this Agreement;

                                    (ii) if such Lender claims that interest
                  paid under this Agreement is exempt from United States of America withholding tax because it is effectively connected with a United States of America trade or business of such Lender, two properly completed and executed copies of IRS Form W-8ECI before the payment of any interest is due in the first taxable year of such Lender and in each succeeding taxable year of such Lender during which interest may be paid under this Agreement, and IRS Form W-9; and

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                                    (iii) such other form or forms as may be
                  required under the Code or other laws of the United States of America as a condition to exemption from, or reduction of, United States of America withholding tax.

         Such Lender agrees to promptly notify the Agent of any change in circumstances which would modify or render invalid any claimed exemption or reduction.

                           (b) If any Lender claims exemption from, or reduction of, withholding tax under a United States of America tax treaty by providing IRS Form FW-8BEN and such Lender sells, assigns, grants a participation in, or otherwise transfers all or part of the Obligations owing to such Lender, such Lender agrees to notify the Agent of the percentage amount in which it is no longer the beneficial owner of Obligations of the Borrowers to such Lender. To the extent of such percentage amount, the Agent will treat such Lender's IRS Form W-8BEN as no longer valid.

                           (c) If any Lender claiming exemption from United States of America withholding tax by filing IRS Form W-8ECI with the Agent sells, assigns, grants a participation in, or otherwise transfers all or part of the Obligations owing to such Lender, such Lender agrees to undertake sole responsibility for complying with the withholding tax requirements imposed by Sections 1441 and 1442 of the Code.

                           (d) If any Lender is entitled to a reduction in the applicable withholding tax, the Agent may withhold from any interest payment to such Lender an amount equivalent to the applicable withholding tax after taking into account such reduction. If the forms or other documentation required by SUBSECTION (a) of this Section are not delivered to the Agent, then the Agent may withhold from any interest payment to such Lender not providing such forms or other documentation an amount equivalent to the applicable withholding tax.

                           (e) If the IRS or any other Governmental Authority of the United States of America or other jurisdiction asserts a claim that the Agent did not properly withhold tax from amounts paid to or for the account of any Lender (because the appropriate form was not delivered, was not properly executed, or because such Lender failed to notify the Agent of a change in circumstances which rendered the exemption from, or reduction of, withholding tax ineffective, or for any other reason) such Lender shall indemnify the Agent fully for all amounts paid, directly or indirectly, by the Agent as tax or otherwise, including penalties and interest, and including any taxes imposed by any jurisdiction on the amounts payable to the Agent under this Section, together with all costs and expenses (including Attorney Costs). The obligation of the Lenders under this subsection shall survive the payment of all Obligations and the resignation or replacement of the Agent.

             12.11 COLLATERAL MATTERS.

                           (a) The Lenders hereby irrevocably authorize the Agent, at its option and in its sole discretion, to release any Agent's Liens upon any Collateral (i) upon the termination of the Commitments and payment and satisfaction in full by the Borrowers of

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         all Loans and reimbursement obligations in respect of Letters of Credit and Credit Support, and the termination of all outstanding Letters of Credit (whether or not any of such obligations are due) and all other Obligations; (ii) constituting property being sold or disposed of if the Borrowers certify to the Agent that the sale or disposition is made in compliance with SECTION 7.9, or SECTION 7.19 (and the Agent may rely conclusively on any such certificate, without further inquiry) and the proceeds are applied to the Obligations to the extent required by this Agreement; (iii) constituting property in which a Loan Party owned no interest at the time the Lien was granted or at any time thereafter;
         (iv) constituting property leased to a Loan Party under a lease which has expired or been terminated in a transaction permitted under this Agreement; (v) constituting property subject to a Capital Lease or purchase money Debt permitted by this Agreement if required by the lender or lessor or (vi) constituting property owned by an FRC Borrower that is released in compliance with the provisions of SECTION 3.11. In addition any Guaranty may be released if the Guarantor is sold in a transaction permitted under this Agreement and Liens on the Term Loan Collateral securing the Term Loan Obligations may be released with the consent of only the Term Lenders. Except as provided above, the Agent will not release any of the Agent's Liens without the prior written authorization of the Lenders; PROVIDED that the Agent may, in its discretion, release the Agent's Liens on Collateral (other than Term Loan Collateral) valued in the aggregate not in excess of $1,000,000 during each Fiscal Year without the prior written authorization of the Lenders and the Agent may release the Agent's Liens on Collateral
         (other than Term Loan Collateral) valued in the aggregate not in excess of $2,000,000 during each Fiscal Year with the prior written authorization of Majority Lenders. Upon request by the Agent or the Borrowers at any time, the Lenders will confirm in writing the Agent's authority to release any Agent's Liens upon particular types or items of Collateral or any Guaranty pursuant to this SECTION 12.11.

                           (b) Upon receipt by the Agent of any authorization required pursuant to SECTION 12.11(a) from the Lenders of the Agent's authority to release Agent's Liens upon particular types or items of Collateral or any Guaranty, and upon at least 3 Business Days prior written request by the Borrowers, the Agent shall (and is hereby irrevocably authorized by the Lenders to) execute such documents as may be necessary to evidence the release of the Agent's Liens upon such Collateral or any Guaranty; PROVIDED, HOWEVER, that (i) the Agent shall not be required to execute any such document on terms which, in the Agent's opinion, would expose the Agent to liability or create any obligation or entail any consequence other than the release of such Liens without recourse or warranty, and (ii) such release shall not in any manner discharge, affect or impair the Obligations or any Liens (other than those expressly being released) upon (or obligations of the Loan Parties in respect of) all interests retained by the Loan Parties, including the proceeds of any sale, all of which shall continue to constitute part of the Collateral.

                           (c) The Agent shall have no obligation whatsoever to any of the Lenders to assure that the Collateral exists or is owned by any Loan Party or is cared for, protected or insured or has been encumbered, or that the Agent's Liens have been properly or sufficiently or lawfully created, perfected, protected or enforced or are entitled to any particular priority, or to exercise at all or in any particular manner or under

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         any duty of care, disclosure or fidelity, or to continue exercising, any of the rights, authorities and powers granted or available to the Agent pursuant to any of the Loan Documents, it being understood and agreed that in respect of the Collateral, or any act, omission or event related thereto, the Agent may act in any manner it may deem appropriate, in its sole discretion given the Agent's own interest in the Collateral in its capacity as one of the Lenders and that the Agent shall have no other duty or liability whatsoever to any Lender as to any of the foregoing.

             12.12 RESTRICTIONS ON ACTIONS BY LENDERS; SHARING OF PAYMENTS.

                           (a) Each of the Lenders agrees that it shall not, without the express consent of all Lenders, and that it shall, to the extent it is lawfully entitled to do so, upon the request of all Lenders, set off against the Obligations, any amounts owing by such Lender to any Loan Party or any accounts of any Loan Party now or hereafter maintained with such Lender. Each of the Lenders further agrees that it shall not, unless specifically requested to do so by the Agent, take or cause to be taken any action to enforce its rights under this Agreement or against any Loan Party, including the commencement of any legal or equitable proceedings, to foreclose any Lien on, or otherwise enforce any security interest in, any of the Collateral.

                           (b) If at any time or times any Lender shall receive
         (i) by payment, foreclosure, setoff or otherwise, any proceeds of Collateral or any payments with respect to the Obligations to such Lender arising under, or relating to, this Agreement or the other Loan Documents, except for any such proceeds or payments received by such Lender from the Agent pursuant to the terms of this Agreement, or (ii) payments from the Agent in excess of such Lender's Pro Rata Share of all such distributions by the Agent, such Lender shall promptly (1) turn the same over to the Agent, in kind, and with such endorsements as may be required to negotiate the same to the Agent, or in same day funds, as applicable, for the account of all of the Lenders and for application to the Obligations in accordance with the applicable provisions of this Agreement, or (2) purchase, without recourse or warranty, an undivided interest and participation in the Obligations owed to the other Lenders so that such excess payment received shall be applied ratably as among the Lenders in accordance with their Pro Rata Shares; PROVIDED, HOWEVER, that if all or part of such excess payment received by the purchasing party is thereafter recovered from it, those purchases of participations shall be rescinded in whole or in part, as applicable, and the applicable portion of the purchase price paid therefor shall be returned to such purchasing party, but without interest except to the extent that such purchasing party is required to pay interest in connection with the recovery of the excess payment.

             12.13 AGENCY FOR PERFECTION. Each Lender hereby appoints each other Lender as agent for the purpose of perfecting the Lenders' security interest in assets which, in accordance with Article 9 of the UCC can be perfected by possession. Should any Lender (other than the Agent) obtain possession of any such Collateral, such Lender shall notify the Agent thereof, and, promptly upon the Agent's request therefor shall deliver such Collateral to the Agent or in accordance with the Agent's instructions.

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             12.14 PAYMENTS BY THE AGENT TO LENDERS. All payments to be made by the Agent to the Lenders shall be made by bank wire transfer or internal transfer of immediately available funds to each Lender pursuant to wire transfer instructions delivered in writing to the Agent on or prior to the Initial Funding Date (or if such Lender is an Assignee, on the applicable Assignment and Acceptance), or pursuant to such other wire transfer instructions as each party may designate for itself by written notice to the Agent. Concurrently with each such payment, the Agent shall identify whether such payment (or any portion thereof) represents principal, premium or interest on the Revolving Loans, Term Loans or otherwise. Unless the Agent receives notice from the Borrowers prior to the date on which any payment is due to the Lenders that the Borrowers will not make such payment in full as and when required, the Agent may assume that the Borrowers have made such payment in full to the Agent on such date in immediately available funds and the Agent may (but shall not be so required), in reliance upon such assumption, distribute to each Lender on such due date an amount equal to the amount then due such Lender. If and to the extent the Borrowers have not made such payment in full to the Agent, each Lender shall repay to the Agent on demand such amount distributed to such Lender, together with interest thereon at the Federal Funds Rate for each day from the date such amount is distributed to such Lender until the date repaid.

             12.15 SETTLEMENT.

             (a) (i) Each Lender's funded portion of the Revolving Loans is intended by the Lenders to be equal at all times to such Lender's Pro Rata Share of the outstanding Revolving Loans. Notwithstanding such agreement, the Agent, the Bank, and the other Lenders agree (which agreement shall not be for the benefit of or enforceable by the Borrowers) that in order to facilitate the administration of this Agreement and the other Loan Documents, settlement among them as to the Revolving Loans, the Non-Ratable Loans and Agent Advances shall take place on a periodic basis in accordance with the following provisions:

                    (ii) The Agent shall request settlement ("SETTLEMENT") with the Lenders on at least a weekly basis, or on a more frequent basis at the Agent's election, (A) on behalf of the Bank, with respect to each outstanding Non-Ratable Loan, (B) for itself, with respect to each Agent Advance, and (C) with respect to collections received, in each case, by notifying the Lenders of such requested Settlement by telecopy, telephone or other similar form of transmission, of such requested Settlement, no later than 11:00 a.m. (Los Angeles time) on the date of such requested Settlement (the "SETTLEMENT DATE"). Each Lender (other than the Bank, in the case of Non-Ratable Loans and the Agent in the case of Agent Advances) shall transfer the amount of such Lender's Pro Rata Share of the outstanding principal amount of the Non-Ratable Loans and Agent Advances with respect to each Settlement to the Agent, to Agent's account, not later than 1:00 p.m. (Los Angeles time), on the Settlement Date applicable thereto. Settlements may occur during the continuation of a Default or an Event of Default and whether or not the applicable conditions precedent set forth in ARTICLE 8 have then been satisfied. Such amounts made available to the Agent shall be applied against the amounts of the applicable Non-Ratable Loan or Agent Advance and, together

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             with the portion of such Non-Ratable Loan or Agent Advance representing the Bank's Pro Rata Share thereof, shall constitute Revolving Loans of such Lenders. If any such amount is not transferred to the Agent by any Lender on the Settlement Date applicable thereto, the Agent shall be entitled to recover such amount on demand from such Lender together with interest thereon at the Federal Funds Rate for the first three (3) days from and after the Settlement Date and thereafter at the Interest Rate then applicable to the Revolving Loans (A) on behalf of the Bank, with respect to each outstanding Non-Ratable Loan, and (B) for itself, with respect to each Agent Advance.

                    (iii) Notwithstanding the foregoing, not more than one (1)
             Business Day after demand is made by the Agent (whether before or after the occurrence of a Default or an Event of Default and regardless of whether the Agent has requested a Settlement with respect to a Non-Ratable Loan or Agent Advance), each other Lender
             (A) shall irrevocably and unconditionally purchase and receive from the Bank or the Agent, as applicable, without recourse or warranty, an undivided interest and participation in such Non-Ratable Loan or Agent Advance equal to such Lender's Pro Rata Share of such Non-Ratable Loan or Agent Advance and (B) if Settlement has not previously occurred with respect to such Non-Ratable Loans or Agent Advances, upon demand by Bank or the Agent, as applicable, shall pay to Bank or the Agent, as applicable, as the purchase price of such participation an amount equal to one-hundred percent (100%) of such Lender's Pro Rata Share of such Non-Ratable Loans or Agent Advances. If such amount is not in fact made available to the Agent by any Lender, the Agent shall be entitled to recover such amount on demand from such Lender together with interest thereon at the Federal Funds Rate for the first three (3) days from and after such demand and thereafter at the Interest Rate then applicable to Base Rate Revolving Loans.

                    (iv) From and after the date, if any, on which any Lender
             purchases an undivided interest and participation in any Non-Ratable Loan or Agent Advance pursuant to CLAUSE (iii) above, the Agent shall promptly distribute to such Lender, such Lender's Pro Rata Share of all payments of principal and interest and all proceeds of Collateral received by the Agent in respect of such Non-Ratable Loan or Agent Advance.

                    (v) Between Settlement Dates, the Agent, to the extent no
             Agent Advances are outstanding, may pay over to the Bank any payments received by the Agent, which in accordance with the terms of this Agreement would be applied to the reduction of the Revolving Loans, for application to the Bank's Revolving Loans including Non-Ratable Loans. If, as of any Settlement Date, collections received since the then immediately preceding Settlement Date have been applied to the Bank's Revolving Loans (other than to Non-Ratable Loans or Agent Advances in which such Lender has not yet funded its purchase of a participation pursuant to clause (iii) above), as provided for in the previous sentence, the Bank shall pay to the Agent for the accounts of the Lenders, to be applied to the outstanding Revolving Loans of such Lenders, an amount such that

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             each Lender shall, upon receipt of such amount, have, as of such
             Settlement Date, its Pro Rata Share of the Revolving Loans. During the period between Settlement Dates, the Bank with respect to Non-Ratable Loans, the Agent with respect to Agent Advances, and each Lender with respect to the Revolving Loans other than Non-Ratable Loans and Agent Advances, shall be entitled to interest at the applicable rate or rates payable under this Agreement on the actual average daily amount of funds employed by the Bank, the Agent and the other Lenders.

                    (vi) Unless the Agent has received written notice from a
             Borrower or a Lender to the contrary, the Agent may assume that the applicable conditions precedent set forth in ARTICLE 8 have been satisfied and the requested Borrowing will not exceed Availability on any Funding Date for a Revolving Loan or Non-Ratable Loan.

                           (b) LENDERS' FAILURE TO PERFORM. All Revolving Loans (other than Non-Ratable Loans and Agent Advances) shall be made by the Lenders simultaneously and in accordance with their Pro Rata Shares. It is understood that (i) no Lender shall be responsible for any failure by any other Lender to perform its obligation to make any Revolving Loans hereunder, nor shall any Commitment of any Lender be increased or decreased as a result of any failure by any other Lender to perform its obligation to make any Revolving Loans hereunder, (ii) no failure by any Lender to perform its obligation to make any Revolving Loans hereunder shall excuse any other Lender from its obligation to make any Revolving Loans hereunder, and (iii) the obligations of each Lender hereunder shall be several, not joint and several.

                           (c) DEFAULTING LENDERS. Unless the Agent receives notice from a Lender on or prior to the Initial Funding Date or, with respect to any Borrowing after the Initial Funding Date, at least one Business Day prior to the date of such Borrowing, that such Lender will not make available as and when required hereunder to the Agent that Lender's Pro Rata Share of a Borrowing, the Agent may assume that each Lender has made such amount available to the Agent in immediately available funds on the Funding Date. Furthermore, the Agent may, in reliance upon such assumption, make available to the Borrower on such date a corresponding amount. If any Lender has not transferred its full Pro Rata Share to the Agent in immediately available funds and the Agent has transferred corresponding amount to the applicable Borrower on the Business Day following such Funding Date that Lender shall make such amount available to the Agent, together with interest at the Federal Funds Rate for that day. A notice by the Agent submitted to any Lender with respect to amounts owing shall be conclusive, absent manifest error. If each Lender's full Pro Rata Share is transferred to the Agent as required, the amount transferred to the Agent shall constitute that Lender's Revolving Loan for all purposes of this Agreement. If that amount is not transferred to the Agent on the Business Day following the Funding Date, the Agent will notify the Borrowers of such failure to fund and, upon demand by the Agent, the Borrowers shall pay such amount to the Agent for the Agent's account, together with interest thereon for each day elapsed since the date of such Borrowing, at a rate per annum equal to the Interest Rate applicable at the time to the Revolving Loans comprising that particular Borrowing. The failure of any Lender to make any Revolving Loan on any Funding Date (any such

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         Lender, prior to the cure of such failure, being hereinafter referred to as a "DEFAULTING LENDER") shall not relieve any other Lender of its obligation hereunder to make a Revolving Loan on that Funding Date. No Lender shall be responsible for any other Lender's failure to advance such other Lenders' Pro Rata Share of any Borrowing.

                           (d) RETENTION OF DEFAULTING LENDER'S PAYMENTS. The Agent shall not be obligated to transfer to a Defaulting Lender any payments made by any Borrower to the Agent for the Defaulting Lender's benefit; nor shall a Defaulting Lender be entitled to the sharing of any payments hereunder. Amounts payable to a Defaulting Lender shall instead be paid to or retained by the Agent. In its discretion, the Agent may loan any Borrower the amount of all such payments received or retained by it for the account of such Defaulting Lender. Any amounts so loaned to any Borrower shall bear interest at the rate applicable to Base Rate Revolving Loans and for all other purposes of this Agreement shall be treated as if they were Revolving Loans, PROVIDED, HOWEVER, that for purposes of voting or consenting to matters with respect to the Loan Documents and determining Pro Rata Shares, such Defaulting Lender shall be deemed not to be a "Lender". Until a Defaulting Lender cures its failure to fund its Pro Rata Share of any Borrowing (A) such Defaulting Lender shall not be entitled to any portion of the Unused Line Fee and (B) the Unused Line Fee shall accrue in favor of the Lenders which have funded their respective Pro Rata Shares of such requested Borrowing and shall be allocated among such performing Lenders ratably based upon their relative Commitments. This Section shall remain effective with respect to such Lender until such time as the Defaulting Lender shall no longer be in default of any of its obligations under this Agreement. The terms of this Section shall not be construed to increase or otherwise affect the Commitment of any Lender, or relieve or excuse the performance by the Borrowers of their duties and obligations hereunder.

                           (e) REMOVAL OF DEFAULTING LENDER. At the Borrowers' request, the Agent or an Eligible Assignee reasonably acceptable to the Agent and the Borrowers shall have the right (but not the obligation) to purchase from any Defaulting Lender, and each Defaulting Lender shall, upon such request, sell and assign to the Agent or such Eligible Assignee, all of the Defaulting Lender's outstanding Commitments hereunder. Such sale shall be consummated promptly after the Agent has arranged for a purchase by the Agent or an Eligible Assignee pursuant to an Assignment and Acceptance, and at a price equal to the outstanding principal balance of the Defaulting Lender's Loans, plus accrued interest and fees, without premium or discount. Any such purchase from a Defaulting Lender shall not effect a release of such Defaulting Lender from any claim suit or liability hereunder or under any Loan Document.

             12.16 LETTERS OF CREDIT; INTRA-LENDER ISSUES.

                           (a) NOTICE OF LETTER OF CREDIT BALANCE. On each Settlement Date the Agent shall notify each Lender of the issuance of all Letters of Credit since the prior Settlement Date.

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                           (b) PARTICIPATIONS IN LETTERS OF CREDIT.

                                    (i) PURCHASE OF PARTICIPATIONS. Immediately
                  upon issuance of any Letter of Credit in accordance with
                  SECTION 1.4(d), each Revolving Credit Lender shall be deemed to have irrevocably and unconditionally purchased and received without recourse or warranty, an undivided interest and participation equal to such Lender's Pro Rata Share of the face amount of such Letter of Credit or the Credit Support provided through the Agent to the Letter of Credit Issuer, if not the Bank, in connection with the issuance of such Letter of Credit (including all obligations of the Borrowers with respect thereto, and any security therefor or guaranty pertaining thereto).

                                    (ii) SHARING OF REIMBURSEMENT OBLIGATION
                  PAYMENTS. Whenever the Agent receives a payment from any Borrower on account of reimbursement obligations in respect of a Letter of Credit or Credit Support as to which the Agent has previously received for the account of the Letter of Credit Issuer thereof payment from a Revolving Credit Lender, the Agent shall promptly pay to such Revolving Credit Lender such Revolving Credit Lender's Pro Rata Share of such payment from such Borrower. Each such payment shall be made by the Agent on the next Settlement Date.

                                    (iii) DOCUMENTATION. Upon the request of any
                  Revolving Credit Lender, the Agent shall furnish to such Revolving Credit Lender copies of any Letter of Credit, Credit Support for any Letter of Credit, reimbursement agreements executed in connection therewith, applications for any Letter of Credit, and such other documentation as may reasonably be requested by such Revolving Credit Lender.

                                    (iv) OBLIGATIONS IRREVOCABLE. The
                  obligations of each Revolving Credit Lender to make payments to the Agent with respect to any Letter of Credit or with respect to their participation therein or with respect to any Credit Support for any Letter of Credit or with respect to the Revolving Loans made as a result of a drawing under a Letter of Credit and the obligations of the Borrower for whose account the Letter of Credit or Credit Support was issued to make payments to the Agent, for the account of the Revolving Credit Lenders, shall be irrevocable and shall not be subject to any qualification or exception whatsoever, including any of the following circumstances:

                                            (1) any lack of validity or
                           enforceability of this Agreement or any of the other Loan Documents;

                                            (2) the existence of any claim,
                           setoff, defense or other right which any Borrower may have at any time against a beneficiary named in a Letter of Credit or any transferee of any Letter of Credit (or any Person for whom any such transferee may be acting), any Revolving Credit Lender, the Agent, the issuer of such Letter of Credit, or any other Person, whether in connection with this Agreement, any Letter of Credit,

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                           the transactions contemplated herein or any unrelated
                           transactions (including any underlying transactions between any Borrower or any other Person and the beneficiary named in any Letter of Credit);

                                            (3) any draft, certificate or any
                           other document presented under the Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

                                            (4) the surrender or impairment of
                           any security for the performance or observance of any of the terms of any of the Loan Documents;

                                            (5) the occurrence of any Default or
                           Event of Default; or

                                            (6) the failure of any Borrower to
                           satisfy the applicable conditions precedent set forth in ARTICLE 8.

                           (c) RECOVERY OR AVOIDANCE OF PAYMENTS; REFUND OF PAYMENTS IN ERROR. In the event any payment by or on behalf of any Borrower received by the Agent with respect to any Letter of Credit or Credit Support provided for any Letter of Credit and distributed by the Agent to the Revolving Credit Lenders on account of their respective participations therein is thereafter set aside, avoided or recovered from the Agent in connection with any receivership, liquidation or bankruptcy proceeding, the Revolving Credit Lenders shall, upon demand by the Agent, pay to the Agent their respective Pro Rata Shares of such amount set aside, avoided or recovered, together with interest at the rate required to be paid by the Agent upon the amount required to be repaid by it. Unless the Agent receives notice from the Borrowers prior to the date on which any payment is due to the Revolving Credit Lenders that the Borrowers will not make such payment in full as and when required, the Agent may assume that the Borrowers have made such payment in full to the Agent on such date in immediately available funds and the Agent may (but shall not be so required), in reliance upon such assumption, distribute to each Revolving Credit Lender on such due date an amount equal to the amount then due such Revolving Credit Lender. If and to the extent the Borrowers have not made such payment in full to the Agent, each Revolving Credit Lender shall repay to the Agent on demand such amount distributed to such Revolving Credit Lender, together with interest thereon at the Federal Funds Rate for each day from the date such amount is distributed to such Revolving Credit Lender until the date repaid.

                           (d) INDEMNIFICATION BY LENDERS. To the extent not reimbursed by the Borrowers and without limiting the obligations of the Borrowers hereunder, the Revolving Credit Lenders agree to indemnify the Letter of Credit Issuer ratably in accordance with their respective Pro Rata Shares, for any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses (including attorneys' fees) or disbursements of any kind and nature whatsoever that may be imposed on, incurred by or asserted against the Letter of Credit Issuer in any way relating to or arising

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         out of any Letter of Credit or the transactions contemplated thereby or any action taken or omitted by the Letter of Credit Issuer under any Letter of Credit or any Loan Document in connection therewith; PROVIDED that no Revolving Credit Lender shall be liable for any of the foregoing to the extent it arises from the gross negligence or willful misconduct of the Person to be indemnified. Without limitation of the foregoing, each Revolving Credit Lender agrees to reimburse the Letter of Credit Issuer promptly upon demand for its Pro Rata Share of any costs or expenses payable by the Borrowers to the Letter of Credit Issuer, to the extent that the Letter of Credit Issuer is not promptly reimbursed for such costs and expenses by the Borrowers. The agreement contained in this Section shall survive payment in full of all other Obligations.

             12.17 CONCERNING THE COLLATERAL AND THE RELATED LOAN DOCUMENTS. Each Lender authorizes and directs the Agent to enter into the other Loan Documents and the Intercreditor Agreement, for the ratable benefit and obligation of the Agent and the Lenders. Each Lender agrees that any action taken by the Agent, Majority Lenders or Required Lenders, as applicable, in accordance with the terms of this Agreement or the other Loan Documents, and the exercise by the Agent, the Majority Lenders, or the Required Lenders, as applicable, of their respective powers set forth therein or herein, together with such other powers that are reasonably incidental thereto, shall be binding upon all of the Lenders. The Lenders acknowledge that the Revolving Loans, Agent Advances, Non-Ratable Loans, Hedge Agreements, Bank Products and all interest, fees and expenses hereunder constitute one Debt, secured PARI PASSU by all of the Collateral, which Liens on the Term Loan Collateral shall be subordinated to the Liens securing the Term Loan.

             12.18 FIELD AUDIT AND EXAMINATION REPORTS; DISCLAIMER BY LENDERS. By signing this Agreement, each Lender:

                           (a) is deemed to have requested that the Agent furnish such Lender, promptly after it becomes available, a copy of each field audit or examination report (each a "REPORT" and collectively, "REPORTS") prepared by or on behalf of the Agent;

                           (b) expressly agrees and acknowledges that neither the Bank nor the Agent (i) makes any representation or warranty as to the accuracy of any Report, or (ii) shall be liable for any information contained in any Report;

                           (c) expressly agrees and acknowledges that the Reports are not comprehensive audits or examinations, that the Agent or the Bank or other party performing any audit or examination will inspect only specific information regarding the Borrowers and will rely significantly upon the Borrowers' books and records, as well as on representations of the Borrowers' personnel;

                           (d) agrees to keep all Reports confidential and strictly for its internal use, and not to distribute except to its participants, or use any Report in any other manner in accordance with the provisions of Section 13.17; and

                           (e) without limiting the generality of any other indemnification provision contained in this Agreement, agrees: (i) to hold the Agent and any such other

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         Lender preparing a Report harmless from any action the indemnifying
         Lender may take or conclusion the indemnifying Lender may reach or draw from any Report in connection with any loans or other credit accommodations that the indemnifying Lender has made or may make to any Borrower, or the indemnifying Lender's participation in, or the indemnifying Lender's purchase of, a loan or loans of any Borrower; and
         (ii) to pay and protect, and indemnify, defend and hold the Agent and any such other Lender preparing a Report harmless from and against, the claims, actions, proceedings, damages, costs, expenses and other amounts (including Attorney Costs) incurred by the Agent and any such other Lender preparing a Report as the direct or indirect result of any third parties who might obtain all or part of any Report through the indemnifying Lender.

             12.19 RELATION AMONG LENDERS. The Lenders are not partners or co-venturers, and no Lender shall be liable for the acts or omissions of, or (except as otherwise set forth herein in case of the Agent) authorized to act for, any other Lender.

             12.20 CO-AGENTS. None of the Lenders identified on the facing page or signature pages of this Agreement as a "co-agent" shall have any right, power, obligation, liability, responsibility or duty under this Agreement other than those applicable to all Lenders as such. Without limiting the foregoing, none of the Lenders so identified as a "co-agent" shall have or be deemed to have any fiduciary relationship with any Lender. Each Lender acknowledges that it has not relied, and will not rely, on any of the Lenders so identified in deciding to enter into this Agreement or in taking or not taking action hereunder.

             12.21 COLLATERAL PRIORITY. The Lenders hereby agree that the Liens created under the Collateral Documents (a) on the Term Loan Collateral constitute (i) first priority, perfected Liens in favor of the Agent, for the ratable benefit of the Agent and the Term Lenders, and (ii) second priority, perfected Liens in favor of the Agent, for the ratable benefit of the Agent and the Revolving Credit Lenders, junior only to the Liens described in the foregoing clause (a)(i), and (b) on the Collateral other than the Term Loan Collateral constitute (i) first priority perfected Liens in favor of the Agent, for the ratable benefit of the Agent and the Revolving Credit Lenders, and (ii) second priority perfected Liens in favor of the Agent, for the ratable benefit of the Agent and the Term Lenders, junior only to the Liens described in the foregoing clause (b)(i), except in each case for Permitted Liens.

                                   ARTICLE 13
                                  MISCELLANEOUS

             13.1 NO WAIVERS; CUMULATIVE REMEDIES. No failure by the Agent or any Lender to exercise any right, remedy, or option under this Agreement or any present or future supplement thereto, or in any other agreement between or among the Borrowers (or any of them), the Loan Parties (or any of them) and the Agent and/or any Lender, or delay by the Agent or any Lender in exercising the same, will operate as a waiver thereof. No waiver by the Agent or any Lender will be effective unless it is in writing, and then only to the extent specifically stated. No waiver by the Agent or the Lenders on any occasion shall affect or diminish the Agent's and each Lender's rights thereafter to require strict performance by the Borrowers of any provision of this Agreement or by any Loan Party of any provision of any Loan Document. The Agent and the Lenders may proceed directly to collect the Obligations without any prior recourse

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to the Collateral. The Agent's and each Lender's rights under this Agreement will be cumulative and not exclusive of any other right or remedy which the Agent or any Lender may have.

             13.2 SEVERABILITY. The illegality or unenforceability of any provision of this Agreement or any Loan Document or any instrument or agreement required hereunder shall not in any way affect or impair the legality or enforceability of the remaining provisions of this Agreement or any instrument or agreement required hereunder.

             13.3 GOVERNING LAW; CHOICE OF FORUM; SERVICE OF PROCESS.

                           (a) THIS AGREEMENT SHALL BE INTERPRETED AND THE RIGHTS AND LIABILITIES OF THE PARTIES HERETO DETERMINED IN ACCORDANCE WITH THE INTERNAL LAWS (AS OPPOSED TO THE CONFLICT OF LAWS PROVISIONS PROVIDED THAT ISSUES WITH RESPECT TO CREATION, PERFECTION OR ENFORCEMENT OF LIENS UNDER ARTICLE 9 OF THE UCC MAY GIVE EFFECT TO APPLICABLE CHOICE OR CONFLICT OF LAW RULES SET FORTH IN ARTICLE 9 OF THE UCC) OF THE STATE OF CALIFORNIA; PROVIDED THAT THE AGENT AND THE LENDERS SHALL RETAIN ALL RIGHTS ARISING UNDER FEDERAL LAW.

                           (b) ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF CALIFORNIA OR OF THE UNITED STATES OF AMERICA LOCATED IN LOS ANGELES COUNTY, CALIFORNIA, AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH OF THE BORROWERS, THE AGENT AND THE LENDERS CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE NON-EXCLUSIVE PERSONAL JURISDICTION OF THOSE COURTS. EACH OF THE BORROWERS, THE AGENT AND THE LENDERS IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF THIS AGREEMENT OR ANY DOCUMENT RELATED HERETO. NOTWITHSTANDING THE
         FOREGOING: (1) THE AGENT AND THE LENDERS SHALL HAVE THE RIGHT TO BRING ANY ACTION OR PROCEEDING AGAINST ANY LOAN PARTY OR ITS PROPERTY IN THE COURTS OF ANY OTHER JURISDICTION THE AGENT OR THE LENDERS DEEM NECESSARY OR APPROPRIATE IN ORDER TO REALIZE ON THE COLLATERAL OR OTHER SECURITY FOR THE OBLIGATIONS AND (2) EACH OF THE PARTIES HERETO ACKNOWLEDGES THAT ANY APPEALS FROM THE COURTS DESCRIBED IN THE IMMEDIATELY PRECEDING SENTENCE MAY HAVE TO BE HEARD BY A COURT LOCATED OUTSIDE THOSE JURISDICTIONS.

                           (c) FLEETWOOD AND EACH BORROWER HEREBY WAIVES PERSONAL SERVICE OF ANY AND ALL PROCESS UPON IT AND CONSENTS THAT ALL SUCH SERVICE OF PROCESS MAY BE MADE BY PERSONAL

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         DELIVERY OR OVERNIGHT COURIER DIRECTED TO FLEETWOOD AND EACH THE
         BORROWERS AT ITS ADDRESS SET FORTH IN SECTION 13.8 AND SERVICE SO MADE SHALL BE DEEMED TO BE COMPLETED FIVE (5) DAYS AFTER THE SAME SHALL HAVE BEEN SO DEPOSITED IN THE U.S. MAILS POSTAGE PREPAID. NOTHING CONTAINED HEREIN SHALL AFFECT THE RIGHT OF AGENT OR THE LENDERS TO SERVE LEGAL PROCESS BY ANY OTHER MANNER PERMITTED BY LAW.

             13.4 WAIVER OF JURY TRIAL. FLEETWOOD, EACH BORROWER, THE LENDERS AND THE AGENT EACH IRREVOCABLY WAIVE THEIR RESPECTIVE RIGHTS TO A TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF OR RELATED TO THIS AGREEMENT, THE OTHER LOAN DOCUMENTS, OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY, IN ANY ACTION, PROCEEDING OR OTHER LITIGATION OF ANY TYPE BROUGHT BY ANY OF THE PARTIES AGAINST ANY OTHER PARTY OR ANY AGENT-RELATED PERSON, PARTICIPANT OR ASSIGNEE, WHETHER WITH RESPECT TO CONTRACT CLAIMS, TORT CLAIMS, OR OTHERWISE. FLEETWOOD, EACH BORROWER, THE LENDERS AND THE AGENT EACH AGREE THAT ANY SUCH CLAIM OR CAUSE OF ACTION SHALL BE TRIED BY A COURT TRIAL WITHOUT A JURY. WITHOUT LIMITING THE FOREGOING, THE PARTIES FURTHER AGREE THAT THEIR RESPECTIVE RIGHT TO A TRIAL BY JURY IS WAIVED BY OPERATION OF THIS SECTION AS TO ANY ACTION, COUNTERCLAIM OR OTHER PROCEEDING WHICH SEEKS, IN WHOLE OR IN PART, TO CHALLENGE THE VALIDITY OR ENFORCEABILITY OF THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS OR ANY PROVISION HEREOF OR THEREOF. THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS.

             13.5 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. All of the representations and warranties contained in this Agreement shall survive the execution, delivery, and acceptance thereof by the parties, notwithstanding any investigation by the Agent or the Lenders or their respective agents.

             13.6 OTHER SECURITY AND GUARANTIES. The Agent, may, without notice or demand and without affecting the Borrowers' obligations hereunder, from time to time: (a) take from any Person and hold collateral (other than the Collateral) for the payment of all or any part of the Obligations and exchange, enforce or release such collateral or any part thereof; and (b) accept and hold any endorsement or guaranty of payment of all or any part of the Obligations and release or substitute any such endorser or guarantor, or any Person who has given any Lien in any other collateral as security for the payment of all or any part of the Obligations, or any other Person in any way obligated to pay all or any part of the Obligations.

             13.7 FEES AND EXPENSES. The Borrowers agree jointly and severally to pay to the Agent, for its benefit, on demand, all costs and expenses that the Agent pays or incurs in connection with the negotiation, preparation, syndication, consummation, administration, enforcement, and termination of this Agreement or any of the other Loan Documents, including: (a) Attorney Costs; (b) costs and expenses (including reasonable attorneys' and paralegals' fees

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and disbursements) for any amendment, supplement, waiver, consent, or subsequent closing in connection with the Loan Documents and the transactions contemplated thereby; (c) costs and expenses of lien and title searches and title insurance;
(d) taxes, fees and other charges for recording the Mortgages, filing financing statements and continuations, and other actions to perfect, protect, and continue the Agent's Liens (including costs and expenses paid or incurred by the Agent in connection with the consummation of Agreement); (e) sums paid or incurred to pay any amount or take any action required of any Loan Party under the Loan Documents that it fails to pay or take; (f) costs of appraisals, inspections, and verifications of the Collateral, including travel, lodging, and meals for inspections of the Collateral and the Loan Parties' operations by the Agent plus the Agent's then customary charge for field examinations and audits and the preparation of reports thereof (such charge is currently $750 per day
(or portion thereof) for each Person retained or employed by the Agent with respect to each field examination or audit); and (g) costs and expenses of forwarding loan proceeds, collecting checks and other items of payment, and establishing and maintaining Payment Accounts and lock boxes, and costs and expenses of preserving and protecting the Collateral. In addition, the Borrowers jointly and severally agree to pay costs and expenses incurred by the Agents (including Attorneys' Costs) to the Agents, for their benefit, on demand, and to the other Lenders for their benefit, on demand, and all reasonable fees, expenses and disbursements incurred by such other Lenders for one law firm retained by such other Lenders as a group, in each case, paid or incurred to obtain payment of the Obligations, enforce the Agent's Liens, sell or otherwise realize upon the Collateral, and otherwise enforce the provisions of the Loan Documents, or to defend any claims made or threatened against the Agent or any Lender arising out of the transactions contemplated hereby (including preparations for and consultations concerning any such matters). The foregoing shall not be construed to limit any other provisions of the Loan Documents regarding costs and expenses to be paid by the Borrowers or any other Loan
Party. All of the foregoing costs and expenses shall be charged to the Borrowers' Loan Account as Revolving Loans as described in SECTION 3.7.

             13.8 NOTICES. Except as otherwise provided herein, all notices, demands and requests that any party is required or elects to give to any other shall be in writing, or by a telecommunications device capable of creating a written record, and any such notice shall become effective (a) upon personal delivery thereof, including, but not limited to, delivery by overnight mail and courier service, (b) five (5) days after it shall have been mailed by United States mail, first class, certified or registered, with postage prepaid, or (c) in the case of notice by such a telecommunications device, when receipt is confirmed, in each case addressed to the party to be notified as follows:

                  If to the Agent or to the Bank:

                           Bank of America, N.A.
                           55 South Lake Avenue, Suite 900
                           Pasadena, California  91101
                           Attention:  Ruth Edwards
                           Telecopy No.:  (626) 578-6143

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                  with copies to:

                           Latham & Watkins
                           633 West Fifth Street, Suite 4000
                           Los Angeles, California  90071
                           Attention:  Mary B. Ruhl, Esq.
                           Telecopy No.:  (213) 891-8763

                  If to Fleetwood or any Borrower:

                           Fleetwood Holdings Inc.
                           Fleetwood Enterprises, Inc.
                           Fleetwood Retail Corp., Inc.
                           3125 Myers Street
                           Riverside, California  92503
                           Attention:  Chief Financial Officer
                           Telecopy No.:  (909)  351-3373
                           Attention:  General Counsel
                           Telecopy No.:  (909) 351-3776

                  with copies to:

                           Gibson, Dunn & Crutcher LLP
                           Jamboree Center
                           4 Park Plaza
                           Irvine, California  92614
                           Attention:  Mark W. Shurtleff, Esq.
                           Telecopy No.:  (949) 451-4220

or to such other address as each party may designate for itself by like notice. Failure or delay in delivering copies of any notice, demand, request, consent, approval, declaration or other communication to the persons designated above to receive copies shall not adversely affect the effectiveness of such notice, demand, request, consent, approval, declaration or other communication.

              13.9 WAIVER OF NOTICES. Unless otherwise expressly provided herein, each Borrower waives presentment, and notice of demand or dishonor and protest as to any instrument, notice of intent to accelerate the Obligations and notice of acceleration of the Obligations, as well as any and all other notices to which it might otherwise be entitled. No notice to or demand on any Borrower which the Agent or any Lender may elect to give shall entitle any Borrower to any or further notice or demand in the same, similar or other circumstances.

              13.10 BINDING EFFECT. The provisions of this Agreement shall be binding upon and inure to the benefit of the respective representatives, successors, and assigns of the parties hereto; PROVIDED, HOWEVER, that no interest herein may be assigned by any Borrower without prior written consent of the Agent and each Lender. The rights and benefits of the Agent and the

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Lenders hereunder shall, if such Persons so agree, inure to any party acquiring any interest in the Obligations or any part thereof.

                13.11 INDEMNITY OF THE AGENT AND THE LENDERS BY THE BORROWER.

                           (a) The Borrowers jointly and severally agree to defend, indemnify and hold the Agent-Related Persons, and each Lender and each of its respective officers, directors, employees, counsel, representatives, agents and attorneys-in-fact (each, an "INDEMNIFIED PERSON") harmless from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, charges, expenses and disbursements (including Attorney Costs) of any kind or nature whatsoever which may at any time (including at any time following repayment of the Loans and the termination, resignation or replacement of the Agent or replacement of any Lender) be imposed on, incurred by or asserted against any such Person in any way relating to or arising out of this Agreement or any document contemplated by or referred to herein, or the transactions contemplated hereby, or any action taken or omitted by any such Person under or in connection with any of the foregoing, including with respect to any investigation, litigation or proceeding (including any Insolvency Proceeding or appellate proceeding) related to or arising out of this Agreement, any other Loan Document, or the Loans or the use of the proceeds thereof, whether or not any Indemnified Person is a party thereto (all the foregoing, collectively, the "INDEMNIFIED LIABILITIES"); PROVIDED, that the Borrowers shall have no obligation hereunder to any Indemnified Person with respect to Indemnified Liabilities finally determined by a court of competent jurisdiction to have resulted primarily from the gross negligence or willful misconduct of such Indemnified Person. The agreements in this Section shall survive payment of all other Obligations.

                           (b) The Borrowers agree to indemnify, defend and hold harmless the Agent and the Lenders from any loss or liability directly or indirectly arising out of the use, generation, manufacture, production, storage, release, threatened release, discharge, disposal or presence of a hazardous substance relating to any Loan Party's operations, business or property. This indemnity will apply whether the hazardous substance is on, under or about any Loan Party's property or operations or property leased to any Loan Party's. The indemnity includes but is not limited to Attorneys Costs. The indemnity extends to the Agent and the Lenders, their parents, affiliates, subsidiaries and all of their directors, officers, employees, agents, successors, attorneys and assigns. "Hazardous substances" means any substance, material or waste that is or becomes designated or regulated as "toxic," "hazardous," "pollutant," or "contaminant" or a similar designation or regulation under any federal, state or local law (whether under common law, statute, regulation or otherwise) or judicial or administrative interpretation of such, including petroleum or natural gas. This indemnity will survive repayment of all other Obligations.

              13.12 LIMITATION OF LIABILITY. NO CLAIM MAY BE MADE BY FLEETWOOD, ANY BORROWER, ANY LENDER OR OTHER PERSON AGAINST THE AGENT, ANY LENDER, OR THE AFFILIATES, DIRECTORS, OFFICERS, EMPLOYEES, COUNSEL, REPRESENTATIVES, AGENTS OR ATTORNEYS-IN-FACT OF ANY OF THEM FOR ANY SPECIAL, INDIRECT, CONSEQUENTIAL OR PUNITIVE DAMAGES IN RESPECT OF ANY CLAIM FOR BREACH OF CONTRACT OR ANY OTHER THEORY OF

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LIABILITY ARISING OUT OF OR RELATED TO THE TRANSACTIONS CONTEMPLATED
BY THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR ANY ACT, OMISSION OR EVENT OCCURRING IN CONNECTION THEREWITH, AND FLEETWOOD, EACH BORROWER AND EACH LENDER HEREBY WAIVE, RELEASE AND AGREE NOT TO SUE UPON ANY CLAIM FOR SUCH DAMAGES, WHETHER OR NOT ACCRUED AND WHETHER OR NOT KNOWN OR SUSPECTED TO EXIST IN ITS FAVOR.

            13.13 FINAL AGREEMENT. This Agreement and the other Loan Documents are intended by Fleetwood, each Borrower, the Agent and the Lenders to be the final, complete, and exclusive expression of the agreement between them. This Agreement supersedes any and all prior oral or written agreements relating to the subject matter hereof except for the Fee Letter. No modification, rescission, waiver, release, or amendment of any provision of this Agreement or any other Loan Document shall be made, except by a written agreement signed by the Borrowers and a duly authorized officer of each of the Agent and the requisite Lenders.

            13.14 COUNTERPARTS. This Agreement may be executed in any number of counterparts, and by the Agent, each Lender, Fleetwood and the Borrower in separate counterparts, each of which shall be an original, but all of which shall together constitute one and the same agreement; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document.

            13.15 CAPTIONS. The captions contained in this Agreement are for convenience of reference only, are without substantive meaning and should not be construed to modify, enlarge, or restrict any provision.

            13.16 RIGHT OF SETOFF. In addition to any rights and remedies of the Lenders provided by law, if an Event of Default exists or the Loans have been accelerated, each Lender is authorized at any time and from time to time, without prior notice to Fleetwood or the Borrowers, any such notice being waived by Fleetwood and the Borrowers to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held by, and other indebtedness at any time owing by, such Lender or any Affiliate of such Lender to or for the credit or the account of Fleetwood and the Borrowers against any and all Obligations owing to such Lender, now or hereafter existing, irrespective of whether or not the Agent or such Lender shall have made demand under this Agreement or any Loan Document and although such Obligations may be contingent or unmatured. Each Lender agrees promptly to notify the Borrowers and the Agent after any such set-off and application made by such Lender; PROVIDED, HOWEVER, that the failure to give such notice shall not affect the validity of such set-off and application. NOTWITHSTANDING THE FOREGOING, NO LENDER SHALL EXERCISE ANY RIGHT OF SET-OFF, BANKER'S LIEN, OR THE LIKE AGAINST ANY DEPOSIT ACCOUNT OR PROPERTY OF FLEETWOOD OR ANY LOAN PARTY HELD OR MAINTAINED BY SUCH LENDER WITHOUT THE PRIOR WRITTEN UNANIMOUS CONSENT OF THE LENDERS.

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                  13.17 CONFIDENTIALITY.

                           (a) Fleetwood and each Borrower hereby consents that the Agent and each Lender may issue and disseminate to the public general information describing the credit accommodation entered into pursuant to this Agreement, including the name and address of Fleetwood or the Borrowers and a general description of the business of Fleetwood and its Subsidiaries and may use Fleetwood's and the Borrowers' names in advertising and other promotional material.

                           (b) Each Lender severally agrees to take normal and reasonable precautions and exercise due care to maintain the confidentiality of all non-public financial information provided to the Lenders and relating to Fleetwood or any Borrower, non-public information relating to major transactions not in the ordinary course of business and to be entered into by Fleetwood or any Borrower, and all other information identified as "confidential" or "secret" by Fleetwood or the Borrowers and provided to the Agent or such Lender by or on behalf of the Borrowers, under this Agreement or any other Loan Document, except to the extent that such information (i) was or becomes generally available to the public other than as a result of disclosure by the Agent or such Lender, or (ii) was or becomes available on a nonconfidential basis from a source other than Fleetwood or the Borrowers, PROVIDED that such source is not bound by a confidentiality agreement with Fleetwood or the Borrowers known to the Agent or such Lender; PROVIDED, HOWEVER, that the Agent and any Lender may disclose such information (1) at the request or pursuant to any requirement of any Governmental Authority to which the Agent or such Lender is subject or in connection with an examination of the Agent or such Lender by any such Governmental Authority; (2) pursuant to subpoena or other court process; (3) when required to do so in accordance with the provisions of any applicable Requirement of Law; (4) to the extent reasonably required in connection with any litigation or proceeding (including, but not limited to, any bankruptcy proceeding) to which the Agent, any Lender or their respective Affiliates may be party involving any Loan Document, any Loan Party or the use of the proceeds of the Loans; (5) to the extent reasonably required in connection with the exercise of any remedy hereunder or under any other Loan Document; (6) to the Agent's or such Lender's independent auditors, accountants, attorneys and other professional advisors; (7) to any prospective Participant or Assignee under any Assignment and Acceptance, actual or potential, PROVIDED that such prospective Participant or Assignee agrees to keep such information confidential to the same extent required of the Agent and the Lenders hereunder; (8) as expressly permitted under the terms of any other document or agreement regarding confidentiality to which Fleetwood or any Borrower is party or is deemed party with the Agent or such Lender, and (9) to its Affiliates.

                  13.18 CONFLICTS WITH OTHER LOAN DOCUMENTS. Unless otherwise expressly provided in this Agreement (or in another Loan Document by specific reference to the applicable provision contained in this Agreement), if any provision contained in this Agreement conflicts with any provision of any other Loan Document, the provision contained in this Agreement shall govern and control.

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                  13.19 INCREASES IN TOTAL REVOLVING CREDIT COMMITMENT.

                           (a) COMMITMENT INCREASE. The Borrowers have requested that the Revolving Credit Commitments be increased to $230,000,000, and the Agent has agreed to use its best efforts to find one or more additional financial institutions (the "NEW LENDERS") to become parties to this Agreement with Revolving Credit Commitments not in excess of an amount sufficient to increase the Revolving Credit Commitments to $230,000,000 in the aggregate (the "COMMITMENT INCREASE"). The New Lenders shall be selected by the Agent and the Borrowers shall pay to the Agent the fees and expenses provided for in the Agent Fee Letter. The Agent shall have no liability to the Borrowers or the Lenders if the Agent is unable to successfully syndicate the Commitment Increase. If the Agent is able to successfully syndicate the Commitment Increase, the Commitment Increase (or so much thereof as shall have been syndicated, as notified to the Borrowers and the Lenders by the Agent) shall become effective on the date specified by the Agent (the "NEW LENDER EFFECTIVE DATE"); provided, however, that (i) no Default or Event of Default shall exist on such date, both before and after giving effect to the Commitment Increase, (ii) the New Lenders shall have entered into one or more joinder agreements, in form and substance satisfactory to the Agent, to become Lenders hereunder, (iii) the Borrowers shall have paid all fees and expenses in connection with the syndication and arrangement of the Commitment Increase, (iv) if requested by the New Lenders, the Borrowers shall have executed and delivered to the Agent for the benefit of the New Lenders promissory notes in the amount of the respective portion of the Commitment Increase, and (v) the Borrowers shall have delivered or caused to be delivered to the Agent such legal opinions, certificates and other documents as the Agent may reasonably request.

                           (b) On the New Lender Effective Date (i) Schedule 1.2 shall be amended to reflect the reallocated Revolving Credit Commitments, (ii) each New Lender shall become a Lender hereunder and under the other Loan Documents; (iii) the Borrowers shall pay the principal amount of, and accrued and unpaid interest on, Revolving Loans of the Lenders other than the New Lenders in an amount sufficient (as determined by the Agent) to permit the New Lender to fund Revolving Loans in an amount equal to the New Lenders' Pro Rata Share of the then outstanding Revolving Loans, and in connection with such payment shall also pay breakage losses on such repayment in accordance with SECTION 4.4; and (iv) each New Lender shall fund Revolving Loans in an amount equal to its Pro Rata Share of the then outstanding Revolving Loans.

                           (c) In no event shall the Revolving Credit
         Commitments exceed $230,000,000 without the consent of all Lenders.

                         [Signatures on Following Page]

                  IN WITNESS WHEREOF, the parties have entered into this Credit Agreement on the date first above written.

"FMC BORROWERS"                                           FLEETWOOD HOLDINGS INC.

                                                          FLEETWOOD HOMES OF ARIZONA, INC.

                                                          FLEETWOOD HOMES OF CALIFORNIA, INC.

                                                          FLEETWOOD HOMES OF FLORIDA, INC.

                                                          FLEETWOOD HOMES OF GEORGIA, INC.

                                                          FLEETWOOD HOMES OF IDAHO, INC.

                                                          FLEETWOOD HOMES OF INDIANA, INC.

                                                          FLEETWOOD HOMES OF KENTUCKY, INC.

                                                          FLEETWOOD HOMES OF NORTH CAROLINA, INC.

                                                          FLEETWOOD HOMES OF OREGON, INC.

                                                          FLEETWOOD HOMES OF PENNSYLVANIA, INC.

                                                          FLEETWOOD HOMES OF TENNESSEE, INC.

                                                          FLEETWOOD HOMES OF TEXAS, L.P.
                                                          By:      FLEETWOOD GENERAL PARTNER
                                                          OF TEXAS, INC., its General Partner

                                                          FLEETWOOD HOMES OF VIRGINIA, INC.

                                                          FLEETWOOD HOMES OF WASHINGTON, INC.

                                                          FLEETWOOD MOTOR HOMES OF CALIFORNIA, INC.

                                                          FLEETWOOD MOTOR HOMES OF INDIANA, INC.

                                                          FLEETWOOD MOTOR HOMES OF PENNSYLVANIA, INC.

                                       S-1

                                                          FLEETWOOD TRAVEL TRAILERS OF CALIFORNIA, INC.

                                                          FLEETWOOD TRAVEL TRAILERS OF INDIANA, INC.

                                                          FLEETWOOD TRAVEL TRAILERS OF KENTUCKY, INC.

                                                          FLEETWOOD TRAVEL TRAILERS OF MARYLAND, INC.

                                                          FLEETWOOD TRAVEL TRAILERS OF OHIO, INC.

                                                          FLEETWOOD TRAVEL TRAILERS OF OREGON, INC.

                                                          FLEETWOOD TRAVEL TRAILERS OF TEXAS, INC.

                                                          FLEETWOOD FOLDING TRAILERS, INC.

                                                          GOLD SHIELD, INC.

                                                          GOLD SHIELD OF INDIANA, INC.

                                                          HAUSER LAKE LUMBER OPERATION, INC.

                                                          CONTINENTAL LUMBER PRODUCTS, INC.

                                                          FLEETWOOD GENERAL PARTNER OF TEXAS, INC.

                                                          FLEETWOOD HOMES INVESTMENT, INC.

                                                          By:
                                                                   --------------------------------
                                                          Name:    Boyd. R. Plowman
                                                          Title:   Senior Vice President and Chief
                                                                   Financial Officer

                                       S-2

"FRC BORROWERS"                                           FLEETWOOD RETAIL CORP.

                                                          FLEETWOOD RETAIL CORP. OF CALIFORNIA

                                                          FLEETWOOD RETAIL CORP. OF IDAHO

                                                          FLEETWOOD RETAIL CORP. OF KENTUCKY

                                                          FLEETWOOD RETAIL CORP. OF MISSISSIPPI

                                                          FLEETWOOD RETAIL CORP. OF NORTH CAROLINA

                                                          FLEETWOOD RETAIL CORP. OF OREGON

                                                          FLEETWOOD RETAIL CORP. OF VIRGINIA

                                                          By:
                                                                   --------------------------------
                                                          Name:    Boyd R. Plowman
                                                          Title:   Senior Vice President and Chief
                                                                   Financial Officer


"GUARANTOR"                                               FLEETWOOD ENTERPRISES, INC., as the
                                                          Guarantor


                                                          By:
                                                                   --------------------------------
                                                          Name:    Boyd R. Plowman
                                                          Title:   Senior Vice President and Chief
                                                                   Financial Officer

                                       S-3


"AGENT"                                                   BANK OF AMERICA, N.A., as the Agent


                                                          By:
                                                                   --------------------------------
                                                                                      , Vice President
                                                                   -------------------



"DOCUMENTATION AGENT"                                     CITICORP USA, INC., as the Documentation Agent


                                                          By:
                                                                   --------------------------------
                                                                                      , Vice President
                                                                   -------------------

                                       S-4


"SYNDICATION AGENT"                                       HELLER FINANCIAL, INC., as the Syndication Agent


                                                          By:
                                                                   --------------------------------
                                                                                      , Vice President
                                                                   -------------------



"LENDERS"                                                 BANK OF AMERICA, N.A., as a Lender


                                                          By:
                                                                   --------------------------------
                                                                                      , Vice President
                                                                   -------------------



                                                          CITICORP USA, INC, as a Lender


                                                          By:
                                                                   --------------------------------
                                                                                      , Vice President
                                                                   -------------------



                                                          HELLER FINANCIAL, INC., as a Lender


                                                          By:
                                                                   --------------------------------
                                                                                      , Vice President
                                                                   -------------------



                                       S-5



                                                          THE CIT GROUP/BUSINESS CREDIT, INC.


                                                          By:
                                                                   --------------------------------
                                                                                      , Vice President
                                                                   -------------------


                                       S-6


                                                          FOOTHILL CAPITAL CORPORATION


                                                          By:
                                                                   --------------------------------
                                                                                      , Vice President
                                                                   -------------------


                                       S-7


                                                          GMAC BUSINESS CREDIT, INC.

                                                          By:
                                                                   --------------------------------
                                                                                      , Vice President
                                                                   -------------------

                                     ANNEX A
                                       TO
                                CREDIT AGREEMENT
                                   DEFINITIONS

                  Capitalized terms used in the Loan Documents shall have the following respective meanings (unless otherwise defined therein), and all section references in the following definitions shall refer to sections of the
Agreement:

                  "ACCOUNTS" means, as to any Person, all of such Person's now owned or hereafter acquired or arising accounts, as defined in the UCC, including any rights to payment for the sale or lease of goods or rendition of services, whether or not they have been earned by performance.

                  "ACCOUNT DEBTOR" means each Person obligated in any way on or in connection with an Account.

                  "ACH TRANSACTIONS" means any cash management or related services including the automatic clearinghouse transfer of funds by the Bank for the account of any Loan Party pursuant to agreement or overdrafts.

                  "ADI" means Associated Dealers, Inc. or any Person which acquires all of the Inventory at any locations of an FRC Borrower pursuant to the ADI Agreement.

                  "ADI AGREEMENT" means that certain Operating Agreement dated as of January 2001 between Retail and ADI

                  "ADJUSTED NET EARNINGS FROM OPERATIONS" means, with respect to any fiscal period the net income of Fleetwood and its consolidated Subsidiaries after provision for income taxes for such fiscal period, as determined in accordance with GAAP and reported on the Financial Statements for such period, excluding any and all of the following included in such net income: (a) gain or loss arising from the sale of any capital assets; (b) gain arising from any write-up in the book value of any asset; (c) earnings of any Person, substantially all the assets of which have been acquired by Fleetwood or any of its Subsidiaries in any manner, to the extent realized by such other Person prior to the date of acquisition; (d) earnings of any Person in which any Person other than Fleetwood or any of its Subsidiaries has an ownership interest unless (and only to the extent) such earnings shall actually have been received by Fleetwood or any of its Subsidiaries in the form of cash distributions; (e) earnings of any Person to which assets of Fleetwood or any of its Subsidiaries shall have been sold, transferred or disposed of, or into which any Subsidiary shall have been merged, or which has been a party with Fleetwood or any of its Subsidiaries to any consolidation or other form of reorganization, prior to the date of such transaction; (f) gain arising from the acquisition of debt or equity securities of Fleetwood or any of its Subsidiaries or from cancellation or forgiveness of Debt; (g) gain arising from extraordinary items, as determined in accordance with GAAP, or from any other non-recurring transaction; (h) interest income; (i) other income not earned from operations; (j) any write-down or write-off of goodwill under FAS 142; (k) any non-cash adjustment required as a result of a change in GAAP that occurs after the Closing Date; and (l) write-downs of Fixed Assets (other than Eligible Equipment, Eligible Real Estate or Term Loan Collateral) or goodwill as a result of an

                                  Annex - 1
impairment in the value of such Fixed Assets or goodwill that requires a write-down in accordance with GAAP; PROVIDED that the aggregate amount of all write-downs under this clause (l) for the life of the Agreement shall not exceed $8,000,000.

                  "AFFILIATE" means, as to any Person, any other Person which, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person or which owns, directly or indirectly, ten percent (10%) or more of the outstanding equity interest of such Person. A Person shall be deemed to control another Person if the controlling Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of the other Person, whether through the ownership of voting securities, by contract, or otherwise.

                  "AGENT" means the Bank, solely in its capacity as agent for the Lenders, and any successor agent.

                  "AGENT ADVANCES" has the meaning specified in SECTION 1.2(i).

                  "AGENT FEE LETTER" means that certain fee letter dated July 27, 2001 between the Agent and Fleetwood.

                  "AGENT'S LIENS" means the Liens in the Collateral granted to the Agent, for the benefit of the Lenders, Bank, and the Agent pursuant to the Loan Documents.

                  "AGENT-RELATED PERSONS" means the Agent, together with its Affiliates, and the officers, directors, employees, counsel, representatives, agents and attorneys-in-fact of the Agent and such Affiliates.

                  "AGENTS" means the Agent, the Documentation Agent and the Syndication Agent.

                  "AGGREGATE AVAILABILITY" means, at any time, (a) the lesser of
(i) the Maximum Revolver Amount or (ii) the Aggregate Borrowing Bases, MINUS (b) Reserves other than Reserves deducted in the calculation of the Borrowing Bases, MINUS (c) in each case, the Aggregate Revolver Outstandings.

                  "AGGREGATE BORROWING BASES" means, at any time, the Borrowing Base of FMC PLUS the Borrowing Base of FRC.

                  "AGGREGATE REVOLVER OUTSTANDINGS" means, at any date of determination: the sum of the following for all Borrowers: (a) the unpaid balance of Revolving Loans, (b) the aggregate amount of Pending Revolving Loans,
(c) one hundred percent (100%) of the aggregate undrawn face amount of all outstanding Letters of Credit, and (d) the aggregate amount of any unpaid reimbursement obligations in respect of Letters of Credit; PROVIDED that for purposes of determining Availability of FMC or FRC, the forgoing shall be determined solely with respect to FMC or FRC, as applicable.

                  "AGREEMENT" means the Credit Agreement to which this ANNEX A is attached, as from time to time amended, supplemented, modified or restated.

                                  Annex - 2

                  "ANNIVERSARY DATE" means each anniversary of the Closing Date.

                  "APPLICABLE MARGIN" means (i) with respect to the Term Loans, 3.00%, increasing to 6.00% on the first Anniversary Date; and (ii) with respect to the Revolving Loans, all other Obligations (other than the Term Loans), the Unused Line Fee and the Letter of Credit Fee, a rate per annum corresponding to the Levels set forth below opposite the Liquidity set forth below determined as of the end of the most recent fiscal month, and if applicable, at any time after delivery of the audited Financial Statements for the Fiscal Year ended April 28, 2002, (x) the Fixed Charge Coverage Ratio for the four-Fiscal Quarter Period ended as of the end of the most recent Fiscal Quarter, and (y) the Fixed Charge Coverage Ratio for the four-Fiscal Quarter Period ended as of the end Fiscal Quarter immediately preceding the Fiscal Quarter referred to in clause (x). The Applicable Margin shall be based on Level III through December 31, 2001, and in no event shall Level I be available until after delivery of the Financial Statements for the Fiscal Year ending April 28, 2002. Adjustments in Applicable Margins shall be determined by reference to the following grids:

---------------------------------------- -------------------------------------
                                         LEVEL OF
IF LIQUIDITY IS:                         APPLICABLE MARGINS:
---------------------------------------- -------------------------------------
GREATER THAN$80,000,000 and the Four-    Level I
Fiscal-Quarter-Fixed Charge Coverage
Ratio is greater than 1.5 to 1.0 for
each of the two most recently ended
Fiscal Quarters
---------------------------------------- -------------------------------------
GREATER THAN OR EQUAL TO$80,000,000      Level II
---------------------------------------- -------------------------------------
GREATER THAN$55,000,000, but             Level III
LESS THAN OR EQUAL TO$80,000,000
---------------------------------------- -------------------------------------
LESS THAN OR EQUAL TO$55,000,000         Level IV
---------------------------------------- -------------------------------------


         LOW TO HIGH


--------------------------------------- ------------------------------------------------------------
                                        APPLICABLE MARGINS
--------------------------------------- ------------------------------------------------------------
                                        LEVEL I        LEVEL II        LEVEL III      LEVEL IV
--------------------------------------- -------------- --------------- -------------- --------------
Base Rate Revolving Loans               0%             0.50%           1.00%          1.50%
--------------------------------------- -------------- --------------- -------------- --------------
LIBOR Revolving Loans                   2.25%          2.75%           3.25%          3.75%
--------------------------------------- -------------- --------------- -------------- --------------
Unused Line Fees                         .25%           .375%          .500%           .625%
--------------------------------------- -------------- --------------- -------------- --------------
Letter of Credit Fees                   2.25%          2.75%           3.25%          3.75%
--------------------------------------- -------------- --------------- -------------- --------------


                  All adjustments in the Applicable Margin shall be based on the Pricing Certificate delivered pursuant to SECTION 5.2(m), and, if applicable, the unaudited Financial Statements delivered pursuant to SECTION 5.2(b) and shall be implemented on the first day of the calendar month commencing at least 5 days after the date of delivery to the Lenders of the Pricing Certificate for any month and, if applicable, the Financial Statements evidencing the need for an adjustment, PROVIDED, HOWEVER, that if the Applicable Margins are adjusted at the end of any Fiscal Year based upon a Pricing Certificate delivered pursuant to SECTION 5.2(m) and/or unaudited Financial Statements delivered pursuant to
SECTION 5.2(b) and if the Liquidity and/or Fixed Charge Coverage Ratio determined from the audited Financial Statements for such Fiscal

                                     Annex - 3

Year requires an adjustment in the Applicable Margins that would result in higher Applicable Margins, then the Applicable Margins shall be adjusted retroactively based on such audited Financial Statements and any increased amount owed by the Borrowers as a result thereof shall be paid on the next applicable payment date. Failure to timely deliver any Pricing Certificate or any Financial Statements shall, in addition to any other remedy provided for in this Agreement, result in an increase in the Applicable Margins to the highest level set forth in the foregoing grid, until the first day of the first calendar month following the delivery of those Financial Statements demonstrating that such an increase is not required. If a Default or Event of Default has occurred and is continuing at the time any reduction in the Applicable Margins is to be implemented, such reduction shall not occur.

                  "ASSIGNED CONTRACTS" means, collectively, all of the Loan Parties' rights and remedies under, and all moneys and claims for money due or to become due to any Loan Party under those contracts set forth on SCHEDULE 1.1, and any other material contracts, and any and all amendments, supplements, extensions, and renewals thereof including all rights and claims of any Loan Party now or hereafter existing: (i) under any insurance, indemnities, warranties, and guarantees provided for or arising out of or in connection with any of the foregoing agreements; (ii) for any damages arising out of or for breach or default under or in connection with any of the foregoing contracts;
(iii) to all other amounts from time to time paid or payable under or in connection with any of the foregoing agreements; or (iv) to exercise or enforce any and all covenants, remedies, powers and privileges thereunder.

                  "ASSIGNEE" has the meaning specified in SECTION 11.2(a).

                  "ASSIGNMENT AND ACCEPTANCE" has the meaning specified in
SECTION 11.2(a).

                  "ATTORNEY COSTS" means and includes all reasonable fees, expenses and disbursements of any law firm or other counsel engaged by the Agent and the reasonably allocated costs and expenses of internal legal services of the Agent.

                  "AVAILABILITY" means, as to FMC or FRC, as applicable, at any time (a) the lesser of the Maximum Revolver Amount minus the Aggregate Revolver Outstandings or (ii) its Borrowing Base minus the Aggregate Revolver Outstandings attributable to FMC or FRC, as applicable, minus (b) Reserves attributable to FRC or FMC, as applicable, other than Reserves deducted in calculating its Borrowing Base.

                  "BANK" means Bank of America, N.A., a national banking association, or any successor entity thereto.

                  "BANK PRODUCTS" means any one or more of the following types of services or facilities extended to Fleetwood or any of its Subsidiaries by the Bank or any affiliate of the Bank in reliance on the Bank's agreement to indemnify such affiliate: (i) credit cards; (ii) ACH Transactions; (iii) cash management, including controlled disbursement services; and (iv) Hedge Agreements.

                  "BANK PRODUCT RESERVES" means all reserves which the Agent from time to time establishes in its reasonable discretion for the Bank Products then provided or outstanding.

                                   Annex - 4

                  "BANKRUPTCY CODE" means Title 11 of the United States Code (11 U.S.C. Section 101 ET SEQ.).

                  "BASE RATE" means, for any day, the rate of interest in effect for such day as publicly announced from time to time by the Bank in Charlotte, North Carolina as its "prime rate" (the "prime rate" being a rate set by the Bank based upon various factors including the Bank's costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate). Any change in the prime rate announced by the Bank shall take effect at the opening of business on the day specified in the public announcement of such change. Each Interest Rate based upon the Base Rate shall be adjusted simultaneously with any change in the Base Rate.

                  "BASE RATE LOANS" means, collectively, the Base Rate Revolving Loans and the Term Loans.

                  "BASE RATE REVOLVING LOAN" means a Revolving Loan during any period in which it bears interest based on the Base Rate.

                  "BLOCKED ACCOUNT AGREEMENT" means an agreement among a Borrower, the Agent and a Clearing Bank, in form and substance reasonably satisfactory to the Agent, concerning the collection of payments which represent the proceeds of Accounts or of any other Collateral.

                  "BORROWERS" has the meaning given that term in the preamble to the Agreement.

                  "BORROWING" means a borrowing hereunder consisting of Revolving Loans or Term Loans made on the same day by the Lenders to a Borrower or by Bank in the case of a Borrowing funded by Non-Ratable Loans or by the Agent in the case of a Borrowing consisting of an Agent Advance, or the issuance of Letters of Credit hereunder.

                  "BORROWING BASE" means, with respect to FMC or FRC, as applicable, an amount equal to (a) the sum of (i) eighty-five percent (85%) of the Net Amount of its Eligible Accounts, PLUS (ii) the lesser of (A) the sum of
(1) the lesser of (x) fifty percent (50%) of its Eligible Inventory, valued at the lower of cost on a first-in, first-out basis or market, (other than motor home chassis and lumber located at warehouses) and (y) eighty-five percent (85%) of the appraised orderly liquidation value of its Eligible Inventory (other than motor home chassis and lumber located at warehouses), PLUS (2) eighty-five percent (85%) of the appraised orderly liquidation value of its Eligible Inventory consisting of motor home chassis, PLUS (3) eighty-five percent (85%) of the appraised orderly liquidation value of its Eligible Inventory consisting of lumber located at warehouses; provided that the aggregate manufactured housing Inventory of FMC shall not exceed $10,000,000; and (B) the Maximum Inventory Loan Amount, PLUS (iii) the lesser of (C) the sum of eighty percent (80%) of the appraised orderly liquidation value of its Eligible Equipment and fifty percent (50%) of the appraised fair market value of its Eligible Real Estate subject to a Mortgage and (D) the Maximum PP&E Loan Amount MINUS (b) Reserves from time to time established by the Agent in its reasonable credit judgment. Notwithstanding anything to the contrary in the Loan Documents, the amount advanced against the Accounts and Inventory of Fleetwood Folding Trailer shall not exceed $8,000,000.

                                     Annex - 5

                  "BORROWING BASE CERTIFICATE" means a certificate by a Responsible Officer of FMC or FRC, as applicable, substantially in the form of EXHIBIT B (or another form acceptable to the Agent) setting forth the calculation of the respective Borrowing Base, including a calculation of each component thereof, all in such detail as shall be reasonably satisfactory to the Agent. All calculations of the Borrowing Base in connection with the preparation of any Borrowing Base Certificate shall originally be made by FMC or FRC, as applicable and certified to the Agent; PROVIDED, that the Agent shall have the right to review and adjust, in the exercise of its reasonable credit judgment, any such calculation (1) to reflect its reasonable estimate of declines in value of any of the Collateral described therein, and (2) to the extent that such calculation is not in accordance with this Agreement.

                  "BUSINESS DAY" means (a) any day that is not a Saturday, Sunday, or a day on which banks in Los Angeles, California or Charlotte, North Carolina are required or permitted to be closed, and (b) with respect to all notices, determinations, fundings and payments in connection with the LIBOR Rate or LIBOR Rate Loans, any day that is a Business Day pursuant to CLAUSE (a) above and that is also a day on which trading in Dollars is carried on by and between banks in the London interbank market.

                  "BUSINESS UNIT" means (a) for purposes of SECTION 5.2(c),
SECTION 5.2(f) and SECTION 8.1(o), (i) the FMC Borrowers and (ii) (x) until the date (the "CONVERSION DATE") one hundred twenty (120) days after the Closing Date, the FRC Borrowers and the Excluded Retail Subsidiaries and (y) on and after the Conversion Date, the FRC Borrowers; and (b) for all other purposes,
(i) the FMC Borrowers, (ii) (x) until the Conversion Date, the FRC Borrowers and the Excluded Retail Subsidiaries and (y) on and after the Conversion Date, the FRC Borrowers; (iii) Fleetwood Folding Trailer, (iv) on and after the Conversion Date, the Excluded Retail Subsidiaries; (v) the Excluded Subsidiaries (other than the Excluded Retail Subsidiaries); and (vi) Fleetwood.

                  "CANADIAN SECURITY AGREEMENT" means the Canadian Security Agreement of even date herewith between Fleetwood Canada and the Agent for the benefit of the Agent and the Lenders.

                  "CAPITAL ADEQUACY REGULATION" means any guideline, request or directive of any central bank or other Governmental Authority, or any other law, rule or regulation, whether or not having the force of law, in each case, regarding capital adequacy of any bank or of any corporation controlling a bank.

                  "CAPITAL EXPENDITURES" means all payments due during any relevant period (whether or not paid during any fiscal period) in respect of the cost of any fixed asset or improvement, or replacement, substitution, or addition thereto, which has a useful life of more than one year, including, without limitation, those costs arising in connection with the direct or indirect acquisition of such asset by way of increased product or service charges or in connection with a Capital Lease.

                  "CAPITAL STOCK" means any and all shares, interests, participations or other equivalents (however designated) of capital stock or other equity interests, any and all equivalent

                                   Annex - 6
ownership interests in a Person (other than a corporation) and any and all warrants, rights, options to purchase or other rights to acquire any of the foregoing.

                  "CAPITAL LEASE" of a Person means any lease of property by such Person which, in accordance with GAAP, should be reflected as a capital lease on the balance sheet of such Person.

                  "CASH COLLATERAL" has the meaning specified in SECTION 1.4(g).

                  "CHANGE OF CONTROL" means either (i) a change shall occur in the Board of Directors of Fleetwood so that a majority of the Board of Directors of Fleetwood ceases to consist of the individuals who constituted the Board of Directors of Fleetwood on the Closing Date (or individuals whose election or nomination for election was approved by a vote of more than 50% of the directors then in office who either were directors of Fleetwood on the Closing Date or whose election or nomination for election previously was so approved); or (ii) any Person or Group (within the meaning of Rule 13d-3 of the Securities and Exchange Commission), shall become or be the owner, directly or indirectly, beneficially or of record, of shares representing more than 20% of the aggregate ordinary voting power represented by the issued and outstanding Capital Stock of Fleetwood on a fully diluted basis; or (iii) except as permitted hereunder, any Loan Party (other than Fleetwood) ceases to be a direct or indirect wholly-owned Subsidiary of Fleetwood.

                  "CHATTEL PAPER" means, as to any Person, all of such Person's now owned or hereafter acquired chattel paper, as defined in the UCC, including electronic chattel paper.

                  "CLEARING BANK" means the Bank or any other banking institution with which a Payment Account has been established pursuant to a Blocked Account Agreement.

                  "CLOSING DATE" means the date of this Agreement.

                  "CLOSING FEE" has the meaning specified in SECTION 2.4.

                  "CODE" means the Internal Revenue Code of 1986.

                  "COLI POLICIES" means those insurance policies identified on SCHEDULE A.

                  "COLLATERAL" means all of the Loan Parties' real and personal property, and all other assets of any Person (other than the COLI Policies), from time to time subject to the Agent's Liens securing payment or performance of the Obligations.

                  "COMMITMENT" means, at any time with respect to a Lender, the principal amount set forth beside such Lender's name under the heading "COMMITMENT" on SCHEDULE 1.2 attached to the Agreement or on the signature page of the Assignment and Acceptance pursuant to which such Lender became a Lender hereunder in accordance with the provisions of SECTION 11.2, as such Commitment may be adjusted from time to time in accordance with the provisions of SECTION 11.2, and "COMMITMENTS" means, collectively, the aggregate amount of the commitments of all of the Lenders.

                                   Annex - 7

                  "COMMITMENT INCREASE" has the meaning specified in SECTION 13.19.

                  "CONTAMINANT" means any waste, pollutant, hazardous substance, toxic substance, hazardous waste, special waste, petroleum or petroleum-derived substance or waste, asbestos in any form or condition, polychlorinated biphenyls ("PCBS"), or any constituent of any such substance or waste.

                  "CONTINUATION/CONVERSION DATE" means the date on which a Loan is converted into or continued as a LIBOR Rate Loan.

                  "CONTRIBUTION AGREEMENT" means the Contribution, Indemnity and Subrogation Agreement, dated as of the date hereof, among the Loan Parties.

                  "COPYRIGHT" has the meaning specified in Copyright Security Agreement.

                  "COPYRIGHT SECURITY AGREEMENT" means the Copyright Security Agreement dated as of the date hereof, executed and delivered by a Loan Party to the Agent, for the benefit of the Agent and the Lenders, to evidence and perfect the Agent's security interest in such Loan Party's present and future copyrights and related licenses and rights.

                  "CREDIT SUPPORT" has the meaning specified in SECTION 1.4(a).

                  "DEBT" means, with respect to any Person and without duplication, all liabilities, obligations and indebtedness of such Person to any other Person, of any kind or nature, now or hereafter owing, arising, due or payable, howsoever evidenced, created, incurred, acquired or owing, whether primary, secondary, direct, contingent, fixed or otherwise, consisting of indebtedness for borrowed money or the deferred purchase price of property, excluding trade payables incurred in the ordinary course of business, but including (a) all Obligations; (b) all obligations and liabilities of any other Person secured by any Lien on the such Person's property, even though such Person shall not have assumed or become liable for the payment thereof; PROVIDED, HOWEVER, that all such obligations and liabilities which are limited in recourse to such property shall be included in Debt only to the extent of the book value of such property as would be shown on a balance sheet of such Person prepared in accordance with GAAP; (c) all obligations or liabilities created or arising under any Capital Lease or conditional sale or other title retention agreement with respect to property used or acquired by such Person, even if the rights and remedies of the lessor, seller or lender thereunder are limited to repossession of such property; PROVIDED, HOWEVER, that all such obligations and liabilities which are limited in recourse to such property shall be included in Debt only to the extent of the book value of such property as would be shown on a balance sheet of such Person prepared in accordance with GAAP; (d) all obligations and liabilities under Guaranties; (e) the present value (discounted at the Base Rate) of lease payments due under synthetic leases; and (f) all obligations and liabilities under any preferred stock (including the Trust Securities) or similar securities.

                  "DEFAULT" means any event or circumstance which, with the giving of notice, the lapse of time, or both, would (if not cured, waived, or otherwise remedied during such time) constitute an Event of Default.

                                   Annex - 8

                  "DEFAULT RATE" means a fluctuating per annum interest rate at all times equal to the sum of (a) the otherwise applicable Interest Rate PLUS
(b) two percent (2%) per annum. Each Default Rate shall be adjusted simultaneously with any change in the applicable Interest Rate. In addition, the Default Rate shall result in an increase in the Letter of Credit Fee by 2 percentage points per annum during any period for which the Default Rate is applied.

                  "DEFAULTING LENDER" has the meaning specified in SECTION 12.15(c).

                  "DESIGNATED ACCOUNT" has the meaning specified in SECTION 1.2(c).

                  "DISTRIBUTION" means, in respect of any Person: (a) the payment or making of any dividend or other distribution of property in respect of Capital Stock of such Person, other than distributions in Capital Stock of the same class; or (b) the redemption or other acquisition by such Person of its Capital Stock.

                  "DOCUMENTS" means, with respect to any Person, all documents as such term is defined in the UCC, including bills of lading, warehouse receipts or other documents of title, now owned or hereafter acquired by such Person.

                  "DOL" means the United States Department of Labor or any successor department or agency.

                  "DOLLAR" and "$" means dollars in the lawful currency of the United States. Unless otherwise specified, all payments under the Agreements shall be made in Dollars.

                  "EBITDA" means, with respect to any fiscal period, Adjusted Net Earnings from Operations, PLUS, to the extent deducted in the determination of Adjusted Net Earnings from Operations for that fiscal period, interest expenses, Federal, state, local and foreign income taxes, depreciation and amortization.

                  "ELIGIBLE ACCOUNTS" means, with respect to FMC or FRC, as applicable, the Accounts of FMC (which for purposes of this definition only shall include Fleetwood Canada) or FRC, as applicable, which the Agent in the exercise of its reasonable commercial discretion determines to be Eligible Accounts. Without limiting the discretion of the Agent to establish other criteria of ineligibility, Eligible Accounts shall not, unless the Agent in its sole discretion elects (which discretion cannot be exercised without the consent of Majority Lenders), include any Account:

                  (a) with respect to which more than 60 days have elapsed since the date of the original invoice therefor;

                  (b) with respect to which any of the representations, warranties, covenants, and agreements contained in the Security Agreement are incorrect or have been breached;

                  (c) with respect to which Account (or any other Account due from such Account Debtor), in whole or in part, two or more checks, promissory notes, drafts, trade acceptances or other instruments for the payment of money have been received, presented for payment and returned uncollected for any reason within any six month period;

                                   Annex - 9

                  (d) which represents a progress billing (as hereinafter defined); for the purposes hereof, "progress billing" means any invoice for goods sold or leased or services rendered under a contract or agreement pursuant to which the Account Debtor's obligation to pay such invoice is conditioned upon a Borrower's completion of any further performance under the contract or agreement;

                  (e) with respect to which any one or more of the following events has occurred to the Account Debtor on such Account: death or judicial declaration of incompetency of an Account Debtor who is an individual; the filing by or against the Account Debtor of a request or petition for liquidation, reorganization, arrangement, adjustment of debts, adjudication as a bankrupt, winding-up, or other relief under the bankruptcy, insolvency, or similar laws of the United States, any state or territory thereof, or any foreign jurisdiction, now or hereafter in effect; the making of any general assignment by the Account Debtor for the benefit of creditors; the appointment of a receiver or trustee for the Account Debtor or for any of the assets of the Account Debtor, including, without limitation, the appointment of or taking possession by a "custodian," as defined in the Bankruptcy Code; the institution by or against the Account Debtor of any other type of insolvency proceeding (under the bankruptcy laws of the United States or otherwise) or of any formal or informal proceeding for the dissolution or liquidation of, settlement of claims against, or winding up of affairs of, the Account Debtor; the sale, assignment, or transfer of all or any material part of the assets of the Account Debtor (unless the transferee is, in the Agent's judgment, able to pay); the nonpayment generally by the Account Debtor of its debts as they become due; or the cessation of the business of the Account Debtor as a going concern;

                  (f) if fifty percent (50%) or more of the aggregate Dollar amount of outstanding Accounts owed at such time by the Account Debtor thereon is classified as ineligible under CLAUSE (a) above;

                  (g) owed by an Account Debtor which: (i) does not maintain its chief executive office in the United States of America or Canada (other than the Province of Newfoundland); or (ii) is not organized under the laws of the United States of America or Canada or any state or province thereof; or (iii) is the government of any foreign country or sovereign state, or of any state, province, municipality, or other political subdivision thereof, or of any department, agency, public corporation, or other instrumentality thereof; except to the extent that such Account is secured or payable by a letter of credit satisfactory to the Agent in its discretion;

                  (h) owed by an Account Debtor which is an Affiliate or employee of Fleetwood or any of its Subsidiaries;

                  (i) except as provided in CLAUSE (k) below, with respect to which either the perfection, enforceability, or validity of the Agent's Liens in such Account, or the Agent's right or ability to obtain direct payment to the Agent of the proceeds of such Account, is governed by any federal, state, or local statutory requirements other than those of the UCC;

                  (j) owed by an Account Debtor to which Fleetwood or any of its Subsidiaries, is indebted in any way, or which is subject to any right of setoff or recoupment by the Account

                                  Annex - 10

Debtor, unless the Account Debtor has entered into an agreement acceptable to the Agent to waive setoff rights; or if the Account Debtor thereon has disputed liability or made any claim with respect to any other Account due from such Account Debtor; but in each such case only to the extent of such indebtedness, setoff, recoupment, dispute, or claim;

                  (k) owed by the government of the United States of America, or any department, agency, public corporation, or other instrumentality thereof, unless the Federal Assignment of Claims Act of 1940, as amended (31 U.S.C.
Section 3727 ET SEQ.), and any other steps necessary or desirable to perfect the Agent's Liens therein, have been complied with to the Agent's satisfaction with respect to such Account;

                  (l) owed by any state, municipality, or other political subdivision of the United States of America, or any department, agency, public corporation, or other instrumentality thereof and as to which the Agent determines that its Lien therein is not or cannot be perfected;

                  (m) which represents a sale on a bill-and-hold, guaranteed sale, sale and return, sale on approval, consignment, or other repurchase or return basis;

                  (n) which is evidenced by a promissory note or other instrument or by chattel paper;

                  (o) if the Agent believes, in the exercise of its reasonable commercial judgment, that such Account may not be collected for any reason;

                  (p) with respect to which the Account Debtor is located in any state requiring the filing of a Notice of Business Activities Report or similar report in order to permit a Borrower to seek judicial enforcement in such State of payment of such Account, unless such Borrower has qualified to do business in such state or has filed a Notice of Business Activities Report or equivalent report for the then current year;

                  (q) which arises out of a sale not made in the ordinary course of a Borrower's business;

                  (r) with respect to which the goods giving rise to such Account have not been shipped and delivered to and accepted by the Account Debtor or the services giving rise to such Account have not been performed by a Borrower, and, if applicable, accepted by the Account Debtor, or the Account Debtor revokes its acceptance of such goods or services;

                  (s) owed by an Account Debtor which is obligated to FMC, FRC or Fleetwood, as applicable respecting Accounts the aggregate unpaid balance of which exceeds ten percent (10%) of the aggregate unpaid balance of all Accounts owed to FMC, FRC or Fleetwood, as applicable at such time by all of the Account Debtors, but only to the extent of such excess;

                  (t) which is not subject to a first priority and perfected security interest securing the Revolving Loans in favor of the Agent for the benefit of the Lenders; and

                                      Annex - 11

                  (u) an Account representing a dealer rebate or other sales program accrual.

If any Account at any time ceases to be an Eligible Account, then such Account shall promptly be excluded from the calculation of Eligible Accounts.

                  "ELIGIBLE ASSIGNEE" means (a) a commercial bank, commercial finance company or other asset based lender, having total assets in excess of $1,000,000,000; (b) any Lender listed on the signature page of this Agreement;
(c) any Affiliate of any Lender; and (d) if an Event of Default has occurred and is continuing, any Person reasonably acceptable to the Agent.

                  "ELIGIBLE EQUIPMENT" means the Equipment of FMC constituting PP&E Subfacility Assets which the Agent in the exercise of its reasonable commercial discretion determines to the Eligible Equipment. Without limiting the discretion of the Agent to establish other criteria of ineligibility, Eligible Equipment shall not, unless the Agent in its sole discretion elects (which discretion cannot be exercised without the consent of Majority Lenders), include any Equipment:

                  (a) that is not owned by FMC;

                  (b) that is not subject to the Agent's Liens, which are first priority and perfected as to such Equipment, or that are subject to any other Lien whatsoever (other than the Liens securing the Term Loans and the Liens described in CLAUSES (a) OR (d) of the definition of Permitted Liens PROVIDED that all such Liens are (i) junior in priority to the Agent's Liens or subject to Reserves and (ii) do not impair directly or indirectly the ability of the Agent to realize on or obtain the full benefit of the Collateral);

                  (c) that is not in good condition, ordinary wear and tear excepted, is unmerchantable or does not meet in all material respects all standards of any Governmental Authority having regulatory authority over such Equipment, its use or sale;

                  (d) that has not been appraised by an appraiser satisfactory to the Agent;

                  (e) that is located outside the United States;

                  (f) that is in a facility leased by a Borrower (as landlord or tenant) if the tenant or lessor, as the case may be, has not delivered to the Agent a subordination or landlord agreement in form and substance satisfactory to the Agent or if a Reserve for rents has not been established; or

                  (g) that is owned by Fleetwood Folding Trailer.

If any Equipment at any time ceases to be Eligible Equipment, such Equipment shall promptly be excluded from the calculation of Eligible Equipment.

                  "ELIGIBLE INVENTORY" means, with respect to FMC or FRC, as applicable, Inventory, which the Agent, in its reasonable commercial discretion, determines to be Eligible Inventory. Without limiting the discretion of the Agent to establish other criteria of ineligibility,

                                      Annex - 12

Eligible Inventory shall not, unless the Agent in its sole discretion elects (which discretion cannot be exercised without the consent of the Majority Lenders), include any Inventory:

                  (a) that is not owned by the applicable Borrower;

                  (b) that is not subject to the Agent's Liens, which are perfected as to such Inventory, or that are subject to any other Lien whatsoever (other than the Liens described in CLAUSES (a) OR (d) of the definition of Permitted Liens PROVIDED that such Permitted Liens (i) are junior in priority to the Agent's Liens or subject to Reserves and (ii) do not impair directly or indirectly the ability of the Agent to realize on or obtain the full benefit of the Collateral);

                  (c) that does not consist of finished goods or raw materials;

                  (d) that consists of work-in-process, chemicals, samples, prototypes, supplies, or packing and shipping materials;

                  (e) that is not in good condition, is defective or unmerchantable, or does not meet all standards imposed by any Governmental Authority having regulatory authority over such goods, their use or sale;

                  (f) that is obsolete;

                  (g) that is located outside the United States of America (or that is in-transit from vendors or suppliers);

                  (h) that is located in a public warehouse or in possession of a bailee or in a facility leased by the Borrower, if the warehouseman, the bailee or the lessor has not delivered to the Agent, a subordination or landlord agreement in form and substance satisfactory to the Agent or if a Reserve for rents or storage charges has not been established for Inventory at that location;

                  (i) that contains or bears any Proprietary Rights licensed to a Borrower by any Person, if the Agent is not satisfied that it may sell or otherwise dispose of such Inventory in accordance with the terms of the Security Agreement and SECTION 9.2 without infringing the rights of the licensor of such Proprietary Rights or violating any contract with such licensor (and without payment of any royalties other than any royalties due with respect to the sale or disposition of such Inventory pursuant to the existing license agreement), and as to which the applicable Borrower has not delivered to the Agent a consent or sublicense agreement from such licensor in form and substance acceptable to the Agent if requested;

                  (j) that is not reflected in the details of a current inventory report delivered to the Agent; or

                  (k) that is Inventory placed on consignment, including any Inventory transferred to ADI.

If any Inventory at any time ceases to be Eligible Inventory, such Inventory shall promptly be excluded from the calculation of Eligible Inventory.

                                      Annex - 13

                  "ELIGIBLE REAL ESTATE" means the Real Estate of FMC and Fleetwood constituting PP&E Subfacility Assets which the Agent in the exercise of its reasonable commercial discretion determines to be Eligible Real Estate. Without limiting the discretion of the Agent to establish other criteria of ineligibility, Eligible Real Estate shall not, unless the Agent in its sole discretion elects (which discretion cannot be exercised without the consent of Majority Lenders), include any Real Estate:

                  (a) that is not owned in fee simple by FMC or Fleetwood and listed on SCHEDULE B, hereto;

                  (b) that is not subject to a recorded Mortgage which creates a first priority Lien to secure the Revolving Loans or that are subject to any other Lien whatsoever (other than the Liens securing the Term Loans and the Liens described in CLAUSES (a), (d) OR (e) of the definition of Permitted Liens PROVIDED that all such Liens are (i) junior in priority to the Agent's Liens securing the Revolving Loans or subject to Reserves and (ii) do not impair directly or indirectly the ability of the Agent to realize on or obtain the full benefit of the Collateral);

                  (c) that is not marketable;

                  (d) that has not been appraised by an appraiser satisfactory to the Agent;

                  (e) that is located outside the United States; or

                  (f) that is subject to a lease or sublease in favor of any Person if the tenant subtenant, as the case may be, has not delivered to the Agent a subordination and attornment agreement in form and substance satisfactory to the Agent.

If any Real Estate at any time ceases to be Eligible Real Estate, such Real Estate shall promptly be excluded from the calculation of Eligible Real Estate.

                  "ENVIRONMENTAL CLAIMS" means all claims, however asserted, by any Governmental Authority or other Person alleging potential liability or responsibility for violation of any Environmental Law, or for a Release or injury to the environment.

                  "ENVIRONMENTAL COMPLIANCE RESERVE" means any reserve which the Agent establishes in its reasonable discretion after prior written notice to the Borrowers from time to time for amounts that are reasonably likely to be expended by Fleetwood or any of its Subsidiaries in order for such Person and its operations and property (a) to comply with any notice from a Governmental Authority asserting material non-compliance with Environmental Laws, or (b) to correct any such material non-compliance identified in a report delivered to the Agent and the Lenders pursuant to SECTION 7.7.

                  "ENVIRONMENTAL LAWS" means all federal, state or local laws, statutes, common law duties, rules, regulations, ordinances and codes, together with all administrative orders, directed duties, licenses, authorizations and permits of, and agreements with, any Governmental Authority, in each case relating to environmental, health, safety and land use matters.

                                      Annex - 14

                  "ENVIRONMENTAL LIEN" means a Lien in favor of any Governmental Authority for (a) any liability under Environmental Laws, or (b) damages arising from, or costs incurred by such Governmental Authority in response to, a Release or threatened Release of a Contaminant into the environment.

                  "EQUIPMENT" means, with respect to any Person, all of such Person's now owned and hereafter acquired machinery, equipment, furniture, furnishings, fixtures, and other tangible personal property (except Inventory), including embedded software, motor vehicles with respect to which a certificate of title has been issued, aircraft, dies, tools, jigs, molds and office equipment, as well as all of such types of property leased by such Person and all of such Person's rights and interests with respect thereto under such leases (including, without limitation, options to purchase); together with all present and future additions and accessions thereto, replacements therefor, component and auxiliary parts and supplies used or to be used in connection therewith, and all substitutes for any of the foregoing, and all manuals, drawings, instructions, warranties and rights with respect thereto; wherever any of the foregoing is located.

                  "ERISA" means the Employee Retirement Income Security Act of 1974, and regulations promulgated thereunder.

                  "ERISA AFFILIATE" means any trade or business (whether or not incorporated) under common control with Fleetwood or any of its Subsidiaries within the meaning of Section 414(b) or (c) of the Code (and Sections 414(m) and (o) of the Code for purposes of provisions relating to Section 412 of the Code).

                  "ERISA EVENT" means (a) a Reportable Event with respect to a Pension Plan, (b) a withdrawal by Fleetwood or any ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in Section 4001(a)(2) of ERISA) or a cessation of operations which is treated as such a withdrawal under Section 4062(e) of ERISA, (c) a complete or partial withdrawal by Fleetwood or any ERISA Affiliate from a Multi-employer Plan or notification that a Multi-employer Plan is in reorganization, (d) the filing of a notice of intent to terminate, the treatment of a Plan amendment as a termination under Section 4041 or 4041A of ERISA, or the commencement of proceedings by the PBGC to terminate a Pension Plan or Multi-employer Plan, (e) the occurrence of an event or condition which might reasonably be expected to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan or Multi-employer Plan, or (f) the imposition of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA, upon Fleetwood or any ERISA Affiliate.

                  "EVENT OF DEFAULT" has the meaning specified in SECTION 9.1.

                  "EXCHANGE ACT" means the Securities Exchange Act of 1934 and the rules and regulations promulgated thereunder.

                  "EXCLUDED RETAIL SUBSIDIARY" means each direct and indirect Subsidiary of FRC which is a retailer of manufactured housing products and is either (i) listed on SCHEDULE 1.3 to the

                                      Annex - 15

Agreement; (ii) formed or acquired by Fleetwood or any direct or indirect Subsidiary of FRC after the Closing Date; or (iii) a Released FRC Borrower.

                  "EXCLUDED SUBSIDIARIES" means, collectively, Finance Co., Fleetwood Trust, Fleetwood Foreign Sales Corp., a U.S. Virgin Islands corporation, Gibraltar Insurance Company Ltd., a Bermuda corporation, Paramount Insurance Company, Ltd., a Bermuda corporation, National Home Shield Insurance Agency, Inc., Home Sentry Insurance Agency of Alabama, Inc., Shaffer & Webb Insurance Agency, Inc., the Inactive Subsidiaries, the Excluded Retail Subsidiaries and any other Subsidiary of Fleetwood acquired or formed after the Closing Date.

                  "FDIC" means the Federal Deposit Insurance Corporation, and any Governmental Authority succeeding to any of its principal functions.

                  "FEDERAL FUNDS RATE" means, for any day, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; PROVIDED that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate charged to the Bank on such day on such transactions as determined by the Agent.

                  "FEDERAL RESERVE BOARD" means the Board of Governors of the Federal Reserve System or any successor thereto.

                  "FEE LETTERS" means the Agent Fee Letter and the separate fee letters dated July 27, 2001, between the Agent and each of the Lenders.

                  "FINANCE CO." means Home One Credit Corp., a wholly-owned Subsidiary, which has entered into, or may enter into, one or more joint ventures to provide financing to customers of FRC and its Subsidiaries.

                  "FINANCIAL STATEMENTS" means, according to the context in which it is used, the financial statements referred to in SECTIONS 5.2 AND 6.6 or any other financial statements required to be given to the Lenders pursuant to this Agreement.

                  "FISCAL QUARTER" means any fiscal quarter of any Fiscal Year.

                  "FISCAL YEAR" means Fleetwood's fiscal year for financial accounting purposes, which currently ends on the last Sunday in April. The current Fiscal Year of Fleetwood will end on April 28, 2002.

                  "FIXED ASSETS" means, as to any Person, the Equipment and Real Estate of such Person.

                                      Annex - 16

                  "FIXED CHARGE COVERAGE RATIO" means, with respect to any fiscal period, the ratio of EBITDA to Fixed Charges.

                  "FIXED CHARGES" means, with respect to any fiscal period of Fleetwood on a consolidated basis, without duplication, (a) interest expense paid in cash; (b) Capital Expenditures (excluding Capital Expenditures funded with Debt other than Revolving Loans); (c) scheduled principal payments of Debt;
(d) Federal, state, local and foreign income taxes paid in cash, excluding (i) deferred taxes and (ii) taxes paid as a result of any gain recognized in connection with the Subordinated Debt Exchange; (e) Distributions paid in cash by Fleetwood or the Fleetwood Trust; and (f) without duplication of clause (e), payments made in cash on the Subordinated Debentures.

                  "FLEETWOOD" has the meaning given such term in the preamble.

                  "FLEETWOOD CANADA" means Fleetwood Canada Ltd., an Ontario corporation.

                  "FLEETWOOD FOLDING TRAILER" means Fleetwood Folding Trailers, Inc., a Delaware corporation.

                  "FLEETWOOD TRUST" means either or both (as the context requires) Fleetwood Capital Trust and Fleetwood Capital Trust II, each a business trust organized under the laws of the State of Delaware, whose sole assets consist of the Subordinated Debt.

                  "FLOOR PLAN DEBT" means Debt of an Excluded Retail Subsidiary to a Floor Plan Lender, which shall be on terms and conditions satisfactory to the Agent and the Majority Lenders.

                  "FLOOR PLAN LENDER" means Conseco Finance Servicing Corp. and any other lender of Floor Plan Debt acceptable to the Agent and the Majority Lenders.

                  "FMC" means, collectively and jointly and severally, the FMC Borrowers.

                  "FMC BORROWERS" means each of the following in their capacities as Borrowers: Holdings, Fleetwood Homes of Arizona, Inc., an Arizona corporation, Fleetwood Homes of California, Inc., a California corporation, Fleetwood Homes of Florida, Inc., a Florida corporation, Fleetwood Homes of Georgia, Inc., a Georgia corporation, Fleetwood Homes of Idaho, Inc., an Idaho corporation, Fleetwood Homes of Indiana, Inc., an Indiana corporation, Fleetwood Homes of Kentucky, Inc., a Kentucky corporation, Fleetwood Homes of North Carolina, Inc., a North Carolina corporation, Fleetwood Homes of Oregon, Inc., an Oregon corporation, Fleetwood Homes of Pennsylvania, Inc., a Pennsylvania corporation, Fleetwood Homes of Tennessee, Inc., a Tennessee corporation, Fleetwood Homes of Texas, L.P., a Texas limited partnership, Fleetwood Homes of Virginia, Inc., a Virginia corporation, Fleetwood Homes of Washington, Inc., a Washington corporation, Fleetwood Motor Homes of California, Inc., a California corporation, Fleetwood Motor Homes of Indiana, Inc., an Indiana corporation, Fleetwood Motor Homes of Pennsylvania, Inc., a Pennsylvania corporation, Fleetwood Travel Trailers of California, Inc., a California corporation, Fleetwood Travel Trailers of Indiana, Inc., an Indiana corporation, Fleetwood Travel Trailers of Kentucky, Inc., a Kentucky corporation, Fleetwood Travel Trailers of Maryland, Inc., a Maryland corporation, Fleetwood Travel Trailers

                                      Annex - 17
of Ohio, Inc., an Ohio corporation, Fleetwood Travel Trailers of Oregon, Inc., an Oregon corporation, Fleetwood Travel Trailers of Texas, Inc., a Texas corporation, Fleetwood Folding Trailers, Gold Shield, Inc., a California corporation, Gold Shield of Indiana, Inc., an Indiana corporation, Hauser Lake Lumber Operation, Inc., an Idaho corporation, Continental Lumber Products, Inc., a California corporation, Fleetwood General Partner of Texas, Inc., a Delaware corporation, Fleetwood Homes Investment, Inc., a California corporation, and their permitted successors and assigns.

                  "FMC GUARANTY" means the Guaranty dated as of the Closing Date from FMC to the Agent, for its benefit and the benefit of the Lenders.

                  "FRC" means, collectively and jointly and severally, the FRC Borrowers.

                  "FRC BORROWERS" means each of the following in their capacities as Borrowers: Retail, Fleetwood Retail Corp. of California, a California corporation, Fleetwood Retail Corp. of Idaho, an Idaho corporation, Fleetwood Retail Corp. of Kentucky, a Kentucky corporation, Fleetwood Retail Corp. of Mississippi, a Mississippi corporation, Fleetwood Retail Corp. of North Carolina, a North Carolina corporation, Fleetwood Retail Corp. of Oregon, an Oregon corporation, and Fleetwood Retail Corp. of Virginia, a Virginia corporation and any other Subsidiary of Retail which becomes a Borrower hereunder in accordance with SECTION 7.28, and their permitted successors and assigns.

                  "FRC BORROWER RELEASE" has the meaning specified in SECTION 3.11.

                  "FRC GUARANTY" means the Guaranty dated as of the Closing Date from FRC to the Agent, for its benefit and the benefit of the Lenders.

                  "FUNDING DATE" means the date on which a Borrowing occurs.

                  "GAAP" means generally accepted accounting principles and practices set forth from time to time in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board (or agencies with similar functions of comparable stature and authority within the U.S. accounting profession), which are applicable to the circumstances as of the Closing Date.

                  "GENERAL INTANGIBLES" means, with respect to any Person all of such Person's now owned or hereafter acquired general intangibles, choses in action and causes of action and all other intangible personal property of such Person of every kind and nature (other than Accounts), including, without limitation, all contract rights, payment intangibles, Proprietary Rights, corporate or other business records, inventions, designs, blueprints, plans, specifications, patents, patent applications, trademarks, service marks, trade names, trade secrets, goodwill, copyrights, computer software, customer lists, registrations, licenses, franchises, tax refund claims, any funds which may become due to such Person in connection with the termination of any Plan or other employee benefit plan or any rights thereto and any other amounts payable to such Person from any Plan or other employee benefit plan, rights and claims against carriers and shippers, rights to indemnification, business interruption insurance and proceeds thereof, property, casualty or any similar type of insurance and any proceeds thereof, proceeds of insurance

                                      Annex - 18
covering the lives of key employees on which such Person is beneficiary, rights to receive dividends, distributions, cash, Instruments and other property in respect of or in exchange for pledged equity interests or Investment Property and any letter of credit, guarantee, claim, security interest or other security held by or granted to such Person.

                  "GOVERNMENTAL AUTHORITY" means any nation or government, any state or other political subdivision thereof, any central bank (or similar monetary or regulatory authority) thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, and any corporation or other entity owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing.

                  "GUARANTORS" means, collectively, Fleetwood, Fleetwood Canada, Buckingham Development Co., a California corporation, and Fleetwood International Inc., a California corporation, and any Subsidiary of Fleetwood which becomes a Guarantor in accordance with the requirements of this Agreement.

                  "GUARANTY" means, with respect to any Person, all obligations of such Person which in any manner directly or indirectly guarantee or assure, or in effect guarantee or assure, the payment or performance of any indebtedness, dividend or other obligations of any other Person (the "guaranteed obligations"), or assure or in effect assure the holder of the guaranteed obligations against loss in respect thereof, including any such obligations incurred through an agreement, contingent or otherwise: (a) to purchase the guaranteed obligations or any property constituting security therefor; (b) to advance or supply funds for the purchase or payment of the guaranteed obligations or to maintain a working capital or other balance sheet condition; or (c) to lease property or to purchase any debt or equity securities or other property or services.

                  "HEDGE AGREEMENT" means, with respect to any Person, any and all transactions, agreements or documents now existing or hereafter entered into, which provide for an interest rate, credit, commodity or equity swap, cap, floor, collar, forward foreign exchange transaction, currency swap, cross currency rate swap, currency option, or any combination of, or option with respect to, these or similar transactions, for the purpose of hedging such Person's exposure to fluctuations in interest or exchange rates, loan, credit exchange, security or currency valuations or commodity prices.

                  "HOLDINGS" has the meaning given such term in the preamble.

                  "IDENTIFIED SUBSIDIARY" means that Subsidiary identified in the side letter dated July 27, 2001 from Fleetwood to the Agent.

                  "INACTIVE SUBSIDIARIES" means, collectively, Expression Homes Corporation, a Delaware corporation, Fleetwood Homes of Alabama, Inc., an Alabama corporation, North River Homes, Inc., an Alabama corporation, Fleetwood Homes of Mississippi, Inc., a Mississippi corporation, Fleetwood Homes of Oklahoma, Inc., an Oklahoma corporation, Fleetwood Travel Trailers of Nebraska, Inc., a Nebraska corporation, Fleetwood Travel Trailers of Virginia, Inc., a Virginia corporation, Fleetwood Retail Investment Corp., a California corporation, C.V. Aluminum, Inc., a California corporation, Fleetwood Holidays, Inc., a Florida corporation,

                                      Annex - 19

Fleetwood Recreational Vehicles of Michigan, Inc., a Michigan corporation and GSF Installation Co., a California corporation.

                 "INITIAL FUNDING DATE" shall mean the date of the funding of the Term Loans and the initial Revolving Loans hereunder.

                  "INSTRUMENTS" means, with respect to any Person, all instruments as such term is defined in the UCC, now owned or hereafter acquired by such Person.

                  "INTERCREDITOR AGREEMENT" means the Intercreditor Agreement dated as of the Closing Date between Conseco Financing Servicing Corp. and the Agent, as it may be amended, supplemented or otherwise modified from time to time with the consent of the Majority Lenders, and any other intercreditor agreement with any other Floor Plan Lender entered into by the Agent, with the consent of the Majority Lenders.

                  "INTEREST PERIOD" means, as to any LIBOR Rate Loan, the period commencing on the Funding Date of such Loan or on the Continuation/Conversion Date on which the Loan is converted into or continued as a LIBOR Rate Loan, and ending on the date one, two, three or six months thereafter as selected by the Borrower in its Notice of Borrowing, in the form attached hereto as EXHIBIT D, or Notice of Continuation/Conversion, in the form attached hereto as EXHIBIT E, PROVIDED that:

                  (a) if any Interest Period would otherwise end on a day that is not a Business Day, that Interest Period shall be extended to the following Business Day unless the result of such extension would be to carry such Interest Period into another calendar month, in which event such Interest Period shall end on the preceding Business Day;

                  (b) any Interest Period pertaining to a LIBOR Rate Loan that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period; and

                  (c) no Interest Period shall extend beyond the Stated Termination Date.

                  "INTEREST RATE" means each or any of the interest rates, including the Default Rate, set forth in SECTION 2.1.

                  "INVENTORY" means, with respect to any Person, all of such Person's now owned and hereafter acquired inventory, goods and merchandise, wherever located, to be furnished under any contract of service or held for sale or lease, all returned goods, raw materials, work-in-process, finished goods (including embedded software), other materials and supplies of any kind, nature or description which are used or consumed in such Person's business or used in connection with the packing, shipping, advertising, selling or finishing of such goods, merchandise, and all documents of title or other Documents representing them.

                  "INVESTMENT PROPERTY" means, with respect to any Person, all of such Person's right title and interest in and to any and all: (a) securities whether certificated or uncertificated;


                                      Annex - 20

(b) securities entitlements; (c) securities accounts; (d) commodity contracts; or (e) commodity accounts.

                  "IRS" means the Internal Revenue Service and any Governmental Authority succeeding to any of its principal functions under the Code.

                  "LATEST PROJECTIONS" means: (a) on the Closing Date and thereafter until the Agent receives new projections pursuant to SECTION 5.2(f), the projections of the financial condition, results of operations, and cash flows of Fleetwood and its Subsidiaries, for the period commencing on April 2001 and ending on April 2003 and delivered to the Agent and the Lenders prior to the Closing Date; and (b) thereafter, the projections most recently received by the Agent pursuant to SECTION 5.2(f).

                  "LENDER" and "LENDERS" have the meanings specified in the introductory paragraph hereof and shall include any Revolving Credit Lender and Term Lender and the Agent to the extent of any Agent Advance outstanding and the Bank to the extent of any Non-Ratable Loan outstanding; PROVIDED that no such Agent Advance or Non-Ratable Loan shall be taken into account in determining any Lender's Pro Rata Share.

                  "LETTER OF CREDIT" has the meaning specified in SECTION
1.4(a).

                  "LETTER OF CREDIT FEE" has the meaning specified in SECTION
2.6.

                  "LETTER OF CREDIT ISSUER" means the Bank, any Affiliate of the Bank or any other financial institution that issues any Letter of Credit pursuant to this Agreement.

                  "LIBOR RATE" means, for any Interest Period, with respect to LIBOR Rate Loans, the rate of interest per annum determined pursuant to the following formula:

                  LIBOR Rate  =               Offshore Base Rate
                                 ----------------------------------------------
                                     1.00 - Eurodollar Reserve Percentage

                  Where,

                           "OFFSHORE BASE RATE" means the rate per annum appearing on Telerate Page 3750 (or any successor page) as the London interbank offered rate for deposits in Dollars at approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period for a term comparable to such Interest Period. If for any reason such rate is not available, the Offshore Base Rate shall be, for any Interest Period, the rate per annum appearing on Reuters Screen LIBO Page as the London interbank offered rate for deposits in Dollars at approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period for a term comparable to such Interest Period; PROVIDED, HOWEVER, if more than one rate is specified on Reuters Screen LIBO Page, the applicable rate shall be the arithmetic mean of all such rates. If for any reason none of the foregoing rates is available, the Offshore Base Rate shall be, for any Interest Period, the rate per annum determined by the Agent as the rate of interest at which dollar deposits in the approximate amount of the LIBOR Rate Loan comprising part of such Borrowing would be offered by the Bank's London Branch to major banks in the offshore dollar market at their request at or about 11:00 a.m. (London time) two

                                      Annex - 21

         Business Days prior to the first day of such Interest Period for a term comparable to such Interest Period.

                           "EURODOLLAR RESERVE PERCENTAGE" means, for any day during any Interest Period, the reserve percentage (expressed as a decimal, rounded upward to the next 1/100th of 1%) in effect on such day applicable to member banks under regulations issued from time to time by the Federal Reserve Board for determining the maximum reserve requirement (including any emergency, supplemental or other marginal reserve requirement) with respect to Eurocurrency funding (currently referred to as "EUROCURRENCY LIABILITIES"). The Offshore Rate for each outstanding LIBOR Rate Loan shall be adjusted automatically as of the effective date of any change in the Eurodollar Reserve Percentage.

                  "LIBOR RATE LOAN" means a Revolving Loan during any period in which it bears interest based on the LIBOR Rate.

                  "LIEN" means: (a) any interest in property securing an obligation owed to, or a claim by, a Person other than the owner of the property, whether such interest is based on the common law, statute, or contract, and including a security interest, charge, claim, or lien arising from a mortgage, deed of trust, encumbrance, pledge, hypothecation, assignment, deposit arrangement, agreement, security agreement, conditional sale or trust receipt or a lease, consignment or bailment for security purposes; (b) to the extent not included under CLAUSE (a), any reservation, exception, encroachment, easement, right-of-way, covenant, condition, restriction, lease or other title exception or encumbrance affecting property; and (c) any contingent or other agreement to provide any of the foregoing.

                  "LIQUIDITY" means, for any calendar month, the sum of (a) the average daily Aggregate Availability during such calendar month PLUS (b) the average daily Qualified Cash Equivalents.

                  "LOAN ACCOUNT" means, as applicable the loan account of FMC or FRC, each of which accounts shall be maintained by the Agent.

                  "LOAN DOCUMENTS" means this Agreement, the Revolving Notes, the Term Loan Notes, the Patent and Trademark Agreements, the Copyright Security Agreement, the Security Agreement, the Canadian Security Agreement, the Pledge Agreement, the Mortgages, the Parent Guaranty, FMC Guaranty, the FRC Guaranty, the Subsidiary Guaranty, the Contribution Agreement, the Intercreditor Agreement, any Hedge Agreement entered into with a Lender and any other agreements, instruments, and documents heretofore, now or hereafter evidencing, securing, guaranteeing or otherwise relating to the Obligations, the Collateral, or any other aspect of the transactions contemplated by this Agreement.

                  "LOAN PARTIES" means collectively, the Borrowers and the Guarantors.

                  "LOANS" means, collectively, all loans and advances provided for in ARTICLE 1.

                  "MAJORITY LENDERS" means at any date of determination Lenders whose Pro Rata Shares aggregate more than 50%.

                                      Annex - 22

                  "MAJORITY REVOLVING LENDERS" means at any time Revolving Credit Lenders whose Pro Rata Shares aggregate more than 50%.

                  "MAJORITY TERM LENDERS" means at any time Term Lenders whose Pro Rata Shares aggregate more than 50%.

                  "MARGIN STOCK" means "margin stock" as such term is defined in Regulation T, U or X of the Federal Reserve Board.

                  "MATERIAL ADVERSE EFFECT" means (a) a material adverse change in, or a material adverse effect upon, the operations, business, properties, or condition (financial or otherwise) of Fleetwood and its Subsidiaries, taken as a whole, (b) a material impairment of the ability of a Borrower or any Affiliate of a Borrower to perform under any Loan Document to which it is a party; or (c) a material adverse effect upon the legality, validity, binding effect or enforceability against any Loan Party of any Loan Document to which it is a party.

                  "MATERIAL CONTRACTS" means the agreements, contracts and other documents that are material to Fleetwood and its Subsidiaries.

                  "MAXIMUM INVENTORY LOAN AMOUNT" means $100,000,000 for both of FMC and FRC combined.

                  "MAXIMUM PP&E LOAN AMOUNT" means $30,000,000, reducing on the first day of each Fiscal Quarter commencing November 1, 2001 by an amount equal to $1,500,000, and as further reduced from time to time pursuant to SECTION 3.4(a).

                  "MAXIMUM RATE" has the meaning specified in SECTION 2.3.

                  "MAXIMUM REVOLVER AMOUNT" means $230,000,000.

                  "MORTGAGES" means and includes any and all of the mortgages, deeds of trust, deeds to secure debt, assignments and other instruments executed and delivered by any Loan Party to or for the benefit of the Agent by which the Agent, on behalf of the Lenders, acquires a Lien on the Real Estate or a collateral assignment of a Loan Party's interest under leases of Real Estate, and all amendments, modifications and supplements thereto.

                  "MULTI-EMPLOYER PLAN" means a "multi-employer plan" as defined in Section 4001(a)(3) of ERISA which is or was at any time during the current year or the immediately preceding six (6) years contributed to by Fleetwood or any ERISA Affiliate.

                  "NET AMOUNT OF ELIGIBLE ACCOUNTS" means, at any time, the gross amount of Eligible Accounts less sales, excise or similar taxes, and less returns, discounts, claims, credits allowances, accrued rebates, offsets, deductions, counterclaims, disputes and other defenses of any nature at any time issued, owing, granted, outstanding, available or claimed.

                  "NET PROCEEDS" has the meaning specified in SECTION 3.4(c).

                                      Annex - 23

                  "NEW CAPITAL PROCEEDS" means the amount of cash proceeds received by Fleetwood after the Closing Date from issuance of Fleetwood Capital Stock or from the exchange of the Trust Debentures in the exchange referred to in the definition of Trust Debentures, net of (A) commissions and other customary transaction costs, fees and expenses properly attributable to such transaction and payable by a Loan Party in connection therewith (other than any amounts payable to any Affiliate), (B) transfer taxes, (C) amounts payable to holders of senior Liens (to the extent that such Liens are Permitted Liens), if any, and (D) an appropriate reserve for income taxes in accordance with GAAP in connection therewith.

                  "NEW LENDER" has the meaning specified in SECTION 13.19.

                  "NEW LENDER EFFECTIVE DATE" has the meaning specified in
SECTION 13.19.

                  "NON-CONSENTING LENDER" has the meaning specified in SECTION 11.1(c)(i).

                  "NON-RATABLE LOAN" and "NON-RATABLE LOANS" have the meanings specified in SECTION 1.2(h).

                  "NOTES" means the Term Loan Notes and the Revolving Loan
Notes.

                  "NOTICE OF BORROWING" has the meaning specified in SECTION 1.2(b).

                  "NOTICE OF CONTINUATION/CONVERSION" has the meaning specified in SECTION 2.2(b).

                  "OBLIGATIONS" means, with respect to any Loan Party, all present and future loans, advances, liabilities, obligations, covenants, duties, and debts owing by such Loan Party to the Agent and/or any Lender, arising under or pursuant to this Agreement or any of the other Loan Documents, whether or not evidenced by any note, or other instrument or document, whether arising from an extension of credit, opening of a letter of credit, acceptance, loan, guaranty, indemnification or otherwise, whether direct or indirect, absolute or contingent, due or to become due, primary or secondary, as principal or guarantor, and including all principal, interest, (including any interest which accrues after the filing of a proceeding under the Bankruptcy Code or which would have accrued but for such filing) charges, expenses, fees, attorneys' fees, filing fees and any other sums chargeable to the Borrowers hereunder or under any of the other Loan Documents. "Obligations" includes, without limitation, (a) all debts, liabilities, and obligations now or hereafter arising from or in connection with the Letters of Credit and (b) all debts, liabilities and obligations now or hereafter arising from or in connection with Bank Products.

                  "OTHER TAXES" means any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies which arise from any payment made hereunder or from the execution, delivery or registration of, or otherwise with respect to, this Agreement or any other Loan Documents but excluding, in the case of each Lender and the Agent, such taxes (including income taxes or franchise taxes) as are imposed on or measured by the Agent's or each Lender's net income in any jurisdiction (whether federal, state or local and including any political subdivision thereof) under the laws of which such Lender or the Agent, as the case may be, is organized or maintains a lending office.

                                      Annex - 24

                  "PARENT GUARANTY" means the Parent Guaranty dated as of the Closing Date from Fleetwood to the Agent, for its benefit and the benefit of the Lenders.

                  "PARTICIPANT" means any Person who shall have been granted the right by any Lender to participate in the financing provided by such Lender under this Agreement and the other Loan Documents, and who shall have entered into a participation agreement in form and substance satisfactory to such Lender.

                  "PATENT" has the meaning specified in Patent and Trademark Agreements.

                  "PATENT AND TRADEMARK AGREEMENTS" means collectively, the Patent Security Agreement(s) and the Trademark Security Agreement(s), executed and delivered by any Loan Party to the Agent to evidence and perfect the Agent's security interest in the present and future patents, trademarks, and related licenses and rights of such Loan Party, for the benefit of the Agent and the Lenders.

                  "PAYMENT ACCOUNT" means each bank account established pursuant to the Security Agreement, to which the proceeds of Accounts and other Collateral are deposited or credited, and which is maintained in the name of the Agent or of FMC, FRC or any other Loan Party, as applicable, as the Agent may determine, on terms acceptable to the Agent.

                  "PBGC" means the Pension Benefit Guaranty Corporation or any Governmental Authority succeeding to the functions thereof.

                  "PENDING REVOLVING LOANS" means, at any time, the aggregate principal amount of all Revolving Loans requested in any Notice of Borrowing received by the Agent which have not yet been advanced.

                  "PENSION PLAN" means a pension plan (as defined in Section 3(2) of ERISA) subject to Title IV of ERISA which Fleetwood or any ERISA Affiliate sponsors, maintains, or to which it makes, is making, or is obligated to make contributions, or in the case of a Multi-employer Plan has made contributions at any time during the immediately preceding six (6) plan years.

                  "PERMITTED LIENS" means:

                           (a) Liens for taxes not delinquent or statutory Liens for taxes in an amount not to exceed $1,000,000 provided that the payment of such taxes which are due and payable is being contested in good faith and by appropriate proceedings diligently pursued and as to which adequate financial reserves have been established on books and records of Fleetwood and its Subsidiaries and a stay of enforcement of any such Lien is in effect;

                           (b) the Agent's Liens;

                           (c) Liens consisting of deposits made in the ordinary course of business in connection with, or to secure payment of, obligations under worker's compensation, unemployment insurance, social security and other similar laws, or to

                                      Annex - 25
         secure the performance of bids, tenders or contracts (other than for the repayment of Debt) or to secure indemnity, performance or other similar bonds for the performance of bids, tenders or contracts (other than for the repayment of Debt) or to secure statutory obligations (other than liens arising under ERISA or Environmental Liens) or surety or appeal bonds, or to secure indemnity, performance or other similar bonds;

                           (d) Liens securing the claims or demands of materialmen, mechanics, carriers, warehousemen, landlords and other like Persons, PROVIDED that if any such Lien arises from the nonpayment of such claims or demand when due, such claims or demands do not exceed $1,000,000 in the aggregate;

                           (e) Liens constituting encumbrances in the nature of reservations, exceptions, encroachments, easements, rights of way, covenants running with the land, and other similar title exceptions or encumbrances affecting any Real Estate; PROVIDED that they do not in the aggregate materially detract from the value of the Real Estate or materially interfere with its use in the ordinary conduct of the Borrower's business;

                           (f) Liens arising from judgments and attachments in connection with court proceedings PROVIDED that the attachment or enforcement of such Liens would not result in an Event of Default hereunder and such Liens are being contested in good faith by appropriate proceedings, adequate reserves have been set aside and no material Property is subject to a material risk of imminent loss or forfeiture and a stay of execution pending appeal or proceeding for review is in effect;

                           (g) Liens on the assets of any Loan Party described on SCHEDULE 6.9, securing the Debt identified on SCHEDULE 6.9 as "Secured Debt" and refinancings, renewals and extensions thereof permitted pursuant to SECTION 7.13(f);

                           (h) Interests of lessors under operating leases;

                           (i) other Liens securing Debt not in excess of $1,000,000 at any time outstanding;

                           (j) Liens on assets of the Excluded Retail
         Subsidiaries securing Floor Plan Debt permitted hereunder;

                           (k) deposits by Retail and/or the Excluded Retail Subsidiaries in a reserve account with the Floor Plan Lender;

                           (l) Liens on assets of the Excluded Subsidiaries, as long as the holder of such Lien has no recourse to any Loan Party or its assets; and

                           (m) Liens securing Debt permitted under SECTION 7.13(d) AND (e).

                  "PERSON" means any individual, sole proprietorship, partnership, limited liability company, joint venture, trust, unincorporated organization, association, corporation, Governmental Authority, or any other entity.

                                      Annex - 26

                  "PLAN" means an employee benefit plan (as defined in Section 3(3) of ERISA) which Fleetwood or any ERISA Affiliate sponsors or maintains or to which Fleetwood or any ERISA Affiliate makes, is making, or is obligated to make contributions and includes any Pension Plan.

                  "PLEDGE AGREEMENT" means the Pledge Agreement dated as of the date hereof by the Loan Parties in favor of the Agent, for the benefit of the Agent and the Lenders.

                  "PP&E SUBFACILITY ASSETS" means the Fixed Assets of FMC other than those included in the Term Loan Collateral.

                  "PRICING CERTIFICATE" means a certificate of the chief financial officer, vice president-treasurer or vice president-controller of Fleetwood demonstrating in reasonable detail the calculation of the Liquidity as of the last day of any fiscal month and the Fixed Charge Coverage Ratio for the Four-Fiscal Quarter period ending as of the end of the most recent Fiscal Quarter.

                  "PROPRIETARY RIGHTS" means, as to any Person, all of such Person's now owned and hereafter arising or acquired: licenses, franchises, permits, patents, patent rights, copyrights, works which are the subject matter of copyrights, trademarks, service marks, trade names, trade styles, patent, trademark and service mark applications, and all licenses and rights related to any of the foregoing, including those patents, trademarks, service marks, trade names and copyrights set forth on SCHEDULE 6.12 hereto, and all other rights under any of the foregoing, all extensions, renewals, reissues, divisions, continuations, and continuations-in-part of any of the foregoing, and all rights to sue for past, present and future infringement of any of the foregoing.

                  "PRO RATA SHARE" of a Lender means (a) with respect to all provisions relating to Revolving Loans or Letters of Credit or the Revolving Credit Commitments, a fraction (expressed as a percentage), the numerator of which is the amount of such Lender's Revolving Credit Commitment and the denominator of which is the Revolving Credit Commitments of all Lenders, or if no Revolving Credit Commitment is outstanding, a fraction (expressed as a percentage), the numerator of which is the Aggregate Revolver Outstandings owed to such Lender and the denominator of which is the Aggregate Revolver Outstandings; (b) with respect to all provisions relating to the Term Loans, a fraction (expressed as a percentage), the numerator of which is the outstanding Term Loan of such Term Lender and the denominator of which is the outstanding Term Loans; and (c) otherwise, a fraction (expressed as a percentage), the numerator of which is the amount of such Lender's Revolving Credit Commitment plus the outstanding Term Loans of such Lender and the denominator of which is the Revolving Credit Commitments of all Lenders plus the outstanding Term Loans, or if no Revolving Credit Commitment is outstanding, a fraction (expressed as a percentage), the numerator of which is the Aggregate Revolver Outstandings of such Lender plus the outstanding Term Loans of such Lender and the denominator of which is the Aggregate Revolver Outstandings and the outstanding Term Loans.

                  "PRUDENTIAL LOAN DOCUMENTS" has the meaning specified in
SECTION 7.10(a).

                  "QUALIFIED CASH EQUIVALENTS" means, as of any date, the balance of cash and marketable securities held by the Loan Parties in the United States on such date, which cash and

                                      Annex - 27
marketable securities are held in an account with the Agent and are subject to a first priority, perfected Lien in favor of the Agent and the use of which is not otherwise restricted, by law or by agreement.

                  "REAL ESTATE" means, as to any Person, all of such Person's now or hereafter owned or leased estates in real property, including, without limitation, all fees, leaseholds and future interests, together with all of such Person's now or hereafter owned or leased interests in the improvements thereon, the fixtures attached thereto and the easements appurtenant thereto.

                  "RELEASE" means a release, spill, emission, leaking, pumping, injection, deposit, disposal, discharge, dispersal, leaching or migration of a Contaminant into the indoor or outdoor environment or into or out of any Real Estate or other property, including the movement of Contaminants through or in the air, soil, surface water, groundwater or Real Estate or other property.

                  "RELEASED FRC BORROWER" has the meaning specified in SECTION 3.11.

                  "REPORTABLE EVENT" means, any of the events set forth in
Section 4043(b) of ERISA or the regulations thereunder, other than any such event for which the 30-day notice requirement under ERISA has been waived in regulations issued by the PBGC.

                  "REPURCHASE OBLIGATIONS" means the liabilities of Fleetwood to retail floor plan lenders to repurchase Inventory sold by FMC to retail dealers.

                  "REQUIRED LENDERS" means at any time Lenders whose Pro Rata Shares aggregate more than 66-2/3%.

                  "REQUIRED REVOLVING LENDERS" means at any time Revolving Credit Lenders whose Pro Rata Shares aggregate more than 66-2/3%.

                  "REQUIRED TERM LENDERS" means at any time when there are two or fewer Term Lenders, all Term Lenders, and at all other times, Term Lenders whose Pro Rata Shares aggregate at least 66-2/3%.

                  "REQUIREMENT OF LAW" means, as to any Person, any law (statutory or common), treaty, rule or regulation or determination of an arbitrator or of a Governmental Authority, in each case applicable to or binding upon the Person or any of its property or to which the Person or any of its property is subject.

                  "RESERVES" means reserves that limit the availability of credit hereunder, consisting of reserves against Availability, Aggregate Availability, Eligible Accounts, Eligible Equipment, Eligible Inventory or Eligible Real Estate established by the Agent in good faith from time to time in the Agent's reasonable credit judgment. Without limiting the generality of the foregoing, the following reserves shall be deemed to be a reasonable exercise of the Agent's credit judgment: (a) Bank Product Reserves, (b) a reserve for accrued, unpaid interest on the Obligations, (c) reserves for rent at leased locations subject to statutory or contractual landlord liens, or where the Agent has not received an acceptable agreement from the landlord, (d) Environmental Compliance Reserves, and (e) warehousemen's or bailees' charges.

                                      Annex - 28

                  "RESPONSIBLE OFFICER" means, as to any Loan Party, the chief executive officer or the president, or any other officer having substantially the same authority and responsibility; or, with respect to compliance with financial covenants and the preparation of the Borrowing Base Certificate, the chief financial officer, vice president-treasurer or vice president-controller, or any other officer of such Loan Party having substantially the same authority and responsibility.

                  "RESTRICTED INVESTMENT" means any acquisition of property in exchange for cash or other property, whether in the form of an acquisition of stock, Debt, or other indebtedness or obligation, or the purchase or acquisition of any other property, or a loan, advance, capital contribution, or subscription, except the following: (a) acquisitions of Equipment to be used in the business so long as the acquisition costs thereof constitute Capital Expenditures permitted hereunder; (b) acquisitions of Inventory in the ordinary course of business; (c) acquisitions of current assets acquired in the ordinary course of business; (d) direct obligations of the United States of America, or any agency thereof, or obligations guaranteed by the United States of America, PROVIDED that such obligations mature within one year from the date of acquisition thereof; (e) acquisitions of certificates of deposit maturing within one year from the date of acquisition, bankers' acceptances, Eurodollar bank deposits, or overnight bank deposits, in each case issued by, created by, or with a bank or trust company organized under the laws of the United States of America or any state thereof having capital and surplus aggregating at least $100,000,000; (f) acquisitions of commercial paper given a rating of "A2" or better by Standard & Poor's Corporation or "P2" or better by Moody's Investors Service, Inc. and maturing not more than 90 days from the date of creation thereof; and (g) Hedge Agreements.

                  "RETAIL" has the meaning given such term in the preamble.

                  "REVOLVING CREDIT COMMITMENT" means, at any time with respect to a Lender, the principal amount set forth beside such Lender's name under the heading "REVOLVING CREDIT COMMITMENT" on SCHEDULE 1.2 attached to the Agreement or on the signature page of the Assignment and Acceptance pursuant to which such Lender became a Lender hereunder in accordance with the provisions of SECTION 11.2, as such Revolving Credit Commitment may be adjusted from time to time in accordance with the provisions of SECTION 11.2 and SECTION 13.19, and "REVOLVING CREDIT COMMITMENTS" means, collectively, the aggregate amount of the commitments of all Lenders.

                  "REVOLVING CREDIT LENDER" means any Lender which has a Revolving Credit Commitment or, if the Commitments have been terminated, any Lender which has any Revolving Loan outstanding or any participation interest in any outstanding Letter of Credit.

                  "REVOLVING LOANS" has the meaning specified in SECTION 1.2 and includes each Agent Advance and Non-Ratable Loan.

                  "REVOLVING LOAN NOTE" and "REVOLVING LOAN NOTES" have the meanings specified in SECTION 1.2(a)(ii).

                  "SECURITIES ACT" means the Securities Act of 1933 and the rules and regulations promulgated thereunder.

                                      Annex - 29

                  "SECURITY AGREEMENT" means the Security Agreement of even date herewith among the Loan Parties and the Agent for the benefit of the Agent and the Lenders.

                  "SETTLEMENT" AND "SETTLEMENT DATE" have the meanings specified in SECTION 12.15(a)(ii).

                  "SOLVENT" means, when used with respect to any Person, that at the time of determination:

                  (a) the assets of such Person (including any contribution rights under any Loan Document), at a fair valuation, are in excess of the total amount of its debts (including contingent liabilities); and

                  (b) the present fair saleable value of its assets is greater than its probable liability on its existing debts as such debts become absolute and matured; and

                  (c) it is then able and expects to be able to pay its debts (including contingent debts and other commitments) as they mature; and

                  (d) it has capital sufficient to carry on its business as conducted and as proposed to be conducted.

                  For purposes of determining whether a Person is Solvent, the amount of any contingent liability shall be computed as the amount that, in light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

                  "STATED TERMINATION DATE" means July 27, 2004.

                  "SUBORDINATED DEBENTURES" means Fleetwood's 6% Convertible Subordinated Debentures due February 15, 2028 in the original principal amount of $296,400,000, and/or any convertible subordinated debentures issued in exchange therefor and any additional convertible subordinated debentures issued concurrently with, and having the same terms as, the convertible subordinated debentures issued in such exchange, in each case to the extent and only to the extent permitted under the Agreement.

                  "SUBORDINATED DEBT" means the Debt from time to time outstanding under the Subordinated Debentures and the subordinated Guaranty by Fleetwood of the Trust Securities.

                  "SUBORDINATED DEBT EXCHANGE" has the meaning specified in
SECTION 7.29.

                  "SUBSIDIARY" of a Person means any corporation, association, partnership, limited liability company, joint venture or other business entity of which more than fifty percent (50%) of the voting Capital Stock, is owned or controlled directly or indirectly by the Person, or one or more of the Subsidiaries of the Person, or a combination thereof. Unless the context otherwise clearly requires, references herein to a "Subsidiary" refer to a Subsidiary of Fleetwood.


                                      Annex - 30

                  "SUBSIDIARY GUARANTY" means the Subsidiary Guaranty dated as of the Closing Date from Subsidiaries of Fleetwood (other than the Borrowers and the Excluded Subsidiaries) to the Agent, for its benefit and the benefit of the Lenders.

                  "SUPPORTING LETTER OF CREDIT" has the meanings specified in
SECTION 1.4(g).

                  "SUPPORTING OBLIGATIONS" means all supporting obligations as such term is defined in the UCC.

                  "TAXES" means any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding, in the case of each Lender and the Agent, such taxes (including income taxes or franchise taxes) as are imposed on or measured by the Agent's or each Lender's net income in any jurisdiction (whether federal, state or local and including any political subdivision thereof) under the laws of which such Lender or the Agent, as the case may be, is organized or maintains a lending office.

                  "TERM LENDER" means a Lender which has made a Term Loan, as long as any portion of such Term Loan is outstanding.

                  "TERM LOAN" and "TERM LOANS" have the meanings specified in
SECTION 1.3(a).

                  "TERM LOAN COLLATERAL" means collectively, (a) the Fixed Assets of Fleetwood Folding Trailer, now owned or hereafter acquired, (b) the Capital Stock of Fleetwood Folding Trailer, and (c) the Real Estate listed on
SCHEDULE 1.4, to the Agreement, in each case as to which the Agent, for the benefit of the Term Lenders, has been granted a first priority Lien to secure the Term Loans.

                  "TERM LOAN NOTE" and "TERM LOAN NOTES" have the meanings specified in SECTION 1.3(c).

                  "TERM LOAN OBLIGATIONS" means the Obligations of FMC with respect to the Term Loans.

                  "TERMINATION DATE" means the earliest to occur of (i) the Stated Termination Date, (ii) the date the Total Facility is terminated either by the Borrowers pursuant to SECTION 3.2 or by the Majority Lenders pursuant to
SECTION 9.2, and (iii) the date the Agreement is otherwise terminated for any reason whatsoever pursuant to the terms of the Agreement.

                  "TOTAL FACILITY" has the meaning specified in SECTION 1.1.

                  "TRADEMARK" has the meaning specified in Patent and Trademark Agreements.

                  "TRUST SECURITIES" means the 6% Convertible Trust Preferred Securities issued by Fleetwood Trust in February 1998, with a liquidation preference of $50 per share, guaranteed on a subordinated unsecured basis by Fleetwood, and any securities issued by Fleetwood Trust in exchange therefor and any additional securities issued concurrently with, and having the same terms as, the securities issued in such exchange, in each case to the extent and only to the extent permitted under the Agreement.


                                  Annex - 31

                  "UCC" means the Uniform Commercial Code, as in effect from time to time, of the State of California or of any other state the laws of which are required as a result thereof to be applied in connection with the issues of perfection, continuation or enforcement of security interests.

                  "UNFUNDED PENSION LIABILITY" means the excess of a Plan's benefit liabilities under Section 4001(a)(16) of ERISA, over the current value of that Plan's assets, determined in accordance with the assumptions used for funding the Pension Plan pursuant to Section 412 of the Code for the applicable plan year.

                  "UNUSED LETTER OF CREDIT SUBFACILITY" means an amount equal to $75,000,000 MINUS the sum of (a) the aggregate undrawn amount of all outstanding Letters of Credit PLUS, without duplication, (b) the aggregate unpaid reimbursement obligations with respect to all Letters of Credit.

                  "UNUSED LINE FEE" has the meaning specified in SECTION 2.5.

                  ACCOUNTING TERMS. Any accounting term used in the Agreement shall have, unless otherwise specifically provided herein, the meaning customarily given in accordance with GAAP, and all financial computations in the Agreement shall be computed, unless otherwise specifically provided therein, in accordance with GAAP as consistently applied and using the same method for inventory valuation as used in the preparation of the Financial Statements.

                  INTERPRETIVE PROVISIONS.

                  (a) The meanings of defined terms are equally applicable to the singular and plural forms of the defined terms.

                  (b) The words "hereof," "herein," "hereunder" and similar words refer to the Agreement as a whole and not to any particular provision of the Agreement; and Subsection, Section, Schedule and Exhibit references are to the Agreement unless otherwise specified.

                  (c) (i)   The term "documents" includes any and all
         instruments, documents, agreements, certificates, indentures, notices and other writings, however evidenced.

                      (ii) The term "including" is not limiting and means "including without limitation."

                      (iii) In the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including," the words "to" and "until" each mean "to but excluding" and the word "through" means "to and including."

                      (iv)  The word "or" is not exclusive.

                  (d) Unless otherwise expressly provided herein, (i) references to agreements (including the Agreement) and other contractual instruments shall be deemed to include all subsequent amendments and other modifications thereto, but only to the extent such amendments and other modifications are not prohibited by the terms of any Loan Document, and (ii)


                                  Annex - 32
references to any statute or regulation are to be construed as including all statutory and regulatory provisions consolidating, amending, replacing, supplementing or interpreting the statute or regulation.

                  (e) The captions and headings of the Agreement and other Loan Documents are for convenience of reference only and shall not affect the interpretation of the Agreement.

                  (f) The Agreement and other Loan Documents may use several different limitations, tests or measurements to regulate the same or similar matters. All such limitations, tests and measurements are cumulative and shall each be performed in accordance with their terms.

                  (g) For purposes of SECTION 9.1, a breach of a financial covenant contained in SECTIONS 7.22 THROUGH 7.26 shall be deemed to have occurred as of any date of determination thereof by the Agent or as of the last day of any specified measuring period, regardless of when the Financial Statements reflecting such breach are delivered to the Agent.

                  (h) The Agreement and the other Loan Documents are the result of negotiations among and have been reviewed by counsel to the Agent, Fleetwood, the Borrowers and the other parties, and are the products of all parties. Accordingly, they shall not be construed against the Lenders or the Agent merely because of the Agent's or Lenders' involvement in their preparation.


                                  Annex - 33

                                  EXHIBIT A-1

                          FORM OF REVOLVING LOAN NOTE



$_____________                                                   ______ __, 2001

                  FOR VALUE RECEIVED, the undersigned jointly and severally, promise to pay to the order of the financial institutions from time to time parties to that certain Credit Agreement as defined below (the "LENDERS") and Bank of America, N.A., with an office at 55 South Lake Avenue, Suite 900, Pasadena, California 91101, as administrative agent for the Lenders (in its capacity as agent, the "AGENT"), in lawful money of the United States of America and in immediately available funds, the principal amount of __________ Dollars ($_________), or such lesser amount as may then constitute the unpaid aggregate principal amount on the Termination Date of the Revolving Loans made to the FMC Borrowers.

                  The [FMC/FRC] Borrowers further agree to pay interest, in like money, on the unpaid principal amount owing hereunder from time to time from the date hereof on the dates and at the rate specified in Article 2 of the Credit Agreement.

                  If any payment on this promissory note becomes due and payable on a day other than a Business Day, the maturity thereof shall be extended to the next succeeding Business Day, and with respect to payments of principal, interest thereon shall be payable at the then applicable rate during such extension.

                  This promissory note is one of the Revolving Loan Notes referred to in the Credit Agreement, dated as of _____ ___, 2001, by and among FLEETWOOD ENTERPRISES, INC., a Delaware corporation ("FLEETWOOD"), as a Guarantor, FLEETWOOD HOLDINGS INC., a Delaware corporation ("HOLDINGS"), FLEETWOOD RETAIL CORP., a Delaware corporation ("RETAIL") and those Subsidiaries of Holdings and Retail set forth on the signature pages hereto (each of Holdings, Retail and each such Subsidiary individually, a "BORROWER" and, collectively, the "BORROWERS"), the Agent and the Lenders (as amended, supplemented, amended and restated or otherwise modified from time to time, the "CREDIT AGREEMENT"). Capitalized terms used herein without definition shall have the meanings given to such terms in the Credit Agreement. The Credit Agreement, among other things, provides for the making of Revolving Loans by the Lenders to the FMC Borrowers from time to time in an amount not to exceed such Lender's Pro Rata Share of the Aggregate Availability.

                  Upon the occurrence of any one or more of the Events of Default specified in the Credit Agreement, all amounts then remaining unpaid on this promissory note shall become, or may be declared to be, immediately due and payable, all as provided in the Credit Agreement.

                  This promissory note is secured by security agreements and other collateral documents pursuant to the Credit Agreement.


                                   A-1 - 1

                  Each [FMC Borrower/FRC Borrower] hereby waives presentment, demand, protest and notice of any kind. No failure to exercise, and no delay in exercising, any rights hereunder on the part of the holder hereof shall operate as a waiver of such rights.


                  [Remainder of page intentionally left blank]


                                   A-1 - 2

                  THE VALIDITY, INTERPRETATION AND ENFORCEMENT OF THIS PROMISSORY NOTE SHALL BE GOVERNED BY THE LAWS OF THE STATE OF CALIFORNIA WITHOUT GIVING EFFECT TO THE CONFLICT OF LAWS PRINCIPLES THEREOF.

                                       [FMC BORROWERS/FRC BORROWERS]



                                       By:    __________________________________
                                       Name:  __________________________________
                                       Title: __________________________________


                                   A-1 - 3

                                  EXHIBIT A-2

                            FORM OF TERM LOAN NOTE


$_____________                                                   ______ __, 200_

                  FOR VALUE RECEIVED, the undersigned jointly and severally, promise to pay to the order of the financial institutions from time to time parties to that certain Credit Agreement as defined below (the "LENDERS") and BANK OF AMERICA, N.A., with an office at 55 South Lake Avenue, Suite 900, Pasadena, California 91101, as administrative agent for the Lenders (in its capacity as agent, the "AGENT"), in lawful money of the United States of America and in immediately available funds, the principal amount of __________ Dollars ($_________) owing by each FMC Borrower to the Lenders as Term Loans under the Credit Agreement, as set forth in Section 1.3 of the Credit Agreement.

                  Each FMC Borrower further agrees to pay interest at said office, in like money, on the unpaid principal amount owing hereunder from time to time from the date hereof on the dates and at the rate specified in Article 2 of the Credit Agreement, subject to the limitations of Section 2.3 of the Credit Agreement.

                  If any payment on this promissory note becomes due and payable on a day other than a Business Day, the maturity thereof shall be extended to the next succeeding Business Day, and with respect to payments of principal, interest thereon shall be payable at the then applicable rate during such extension.

                  This promissory note is one of the Term Loan Notes referred to in the Credit Agreement, dated as of _____ __, 2001, by and among FLEETWOOD ENTERPRISES, INC., a Delaware corporation ("FLEETWOOD") as a Guarantor, FLEETWOOD HOLDINGS INC., a Delaware corporation ("HOLDINGS"), FLEETWOOD RETAIL CORP., a Delaware corporation ("RETAIL") and those Subsidiaries of Holdings and Retail set forth on the signature pages thereto (each of Holdings, Retail and each such Subsidiary individually, a "BORROWER" and, collectively, "BORROWERS"), the Agent and the Lenders, as the same shall be amended, restated, supplemented or otherwise modified from time to time (the "CREDIT AGREEMENT"), and is subject to, and entitled to, all provisions and benefits thereof and is subject to optional and mandatory prepayment in whole or in part as provided therein. Capitalized terms used herein without definition shall have the meanings given to such terms in the Credit Agreement.

                  Upon the occurrence of any one or more of the Events of Default specified in the Credit Agreement, all amounts then remaining unpaid on this promissory note shall become, or may be declared to be, immediately due and payable, all as provided in the Credit Agreement.

                  This promissory note is secured by security agreements, mortgages and other collateral documents more particularly described in the Credit Agreement and the other Loan Documents.


                                   A-2 - 1

                  Each FMC Borrower hereby waives presentment, demand, protest and notice of any kind. No failure to exercise, and no delay in exercising any rights hereunder on the part of the holder hereof shall operate as a waiver of such rights.


                 [Remainder of page intentionally left blank]


                                   A-2 - 2

                  THE VALIDITY, INTERPRETATION AND ENFORCEMENT OF THIS PROMISSORY NOTE SHALL BE GOVERNED BY THE LAWS OF THE STATE OF CALIFORNIA WITHOUT GIVING EFFECT TO THE CONFLICT OF LAWS PRINCIPLES THEREOF.

                                       [FMC BORROWERS]



                                       By:    __________________________________
                                       Name:  __________________________________
                                       Title: __________________________________


                                   A-2 - 3

                                    EXHIBIT B

                       FORM OF BORROWING BASE CERTIFICATE

                                    EXHIBIT C

                              FINANCIAL STATEMENTS

                                    EXHIBIT D

                               NOTICE OF BORROWING


                                                     Date:  ______________, 200_


To: Bank of America, N.A. as administrative agent for the Lenders who are parties to the Credit Agreement dated as of July 27, 2001 (as extended, renewed, amended or restated from time to time, the "CREDIT AGREEMENT") among Fleetwood Enterprises, Inc., and, certain of its Subsidiaries as Borrowers, certain Lenders which are signatories thereto and Bank of America, N.A., as the Agent.

Ladies and Gentlemen:

                  The undersigned, on behalf of [FMC] [FRC], refers to the Credit Agreement, the terms defined therein being used herein as therein defined, and hereby gives you notice irrevocably of the Borrowing specified below:

                  1. The Business Day of the proposed Borrowing is _____________, 200_.

                  2. The aggregate amount of the proposed Borrowing is $____________.

                  3. The Borrowing is to be comprised of $________ of Base Rate and $_______ of LIBOR Rate Loans.

                  4. The duration of the Interest Period for the LIBOR Rate Loans, if any, included in the Borrowing shall be ______ months.

                  The undersigned hereby certifies on behalf of [FMC] [FRC] that the following statements are true on the date hereof, and will be true on the date of the proposed Borrowing, before and after giving effect thereto and to the application of the proceeds therefrom:

                  (a) The representations and warranties of the Loan Parties contained in the Credit Agreement and the other Loan Documents are true and correct in all material respects as though made on and as of such date other than any such representation or warranty which relates to a specified prior date (which shall have been true and correct in all material respects as of such date) and except to the extent the Agent and the Lenders have been notified in writing by the Borrowers that any representation or warranty is not correct and the Majority Lenders have explicitly waived in writing compliance with such representation or warranty;

                  (b) No event has occurred and is continuing, or would result from such proposed Borrowing, which constitutes a Default or Event of Default;

                  (c) No event has occurred and is continuing, or would result from such proposed Borrowing, which has had or would have a Material Adverse Effect; and

                  (d) The proposed Borrowing will not exceed the Availability of [FRC] [FMC] or cause the aggregate principal amount of all outstanding Revolving Loans PLUS the aggregate amount available for drawing under all outstanding Letters of Credit, to exceed the Aggregate Borrowing Bases or the combined Revolving Credit Commitments of the Lenders.

                                       [FMC] [FRC]


                                       By:    __________________________________
                                       Name:  __________________________________
                                       Title: __________________________________

                                   EXHIBIT E

                       NOTICE OF CONTINUATION/CONVERSION


                                                        Date: ____________, 200_


To: Bank of America, N.A. as administrative agent for the Lenders to the Credit Agreement dated as of July 27, 2001 (as extended, renewed, amended or restated from time to time, the "CREDIT AGREEMENT") among Fleetwood Enterprises, Inc. and certain of its Subsidiaries, as Borrowers, certain Lenders which are signatories thereto and Bank of America, N.A., as the Agent

Ladies and Gentlemen:

                  The undersigned, on behalf of [FMC] [FRC], refers to the Credit Agreement, the terms defined therein being used herein as therein defined, and hereby gives you notice irrevocably of the [conversion] [continuation] of the Loans specified herein, that:

                  1. The Continuation/Conversion Date is ________, 200_.

                  2. The aggregate amount of the Loans to be [converted]
                     [continued] is $         .

                  3. The Loans are to be [converted into] [continued as]
                     [LIBOR Rate] [Base Rate] Loans.

                  4. The duration of the Interest Period for the LIBOR Rate
                     Loans included in the [conversion] [continuation] shall
                     be     months.

                  The undersigned hereby certifies on behalf of [FMC] [FRC], that the following statements are true on the date hereof, and will be true on the proposed Continuation/Conversion Date, before and after giving effect thereto and to the application of the proceeds therefrom:

                  (a) The representations and warranties of the Loan Parties contained in the Credit Agreement and the other Loan Documents are true and correct in all material respects as though made on and as of such date other than any such representation or warranty which relates to a specified prior date (which shall have been true and correct in all material respects as of such date) and except to the extent the Agent and the Lenders have been notified in writing by the Borrowers that any representation or warranty is not correct and the Majority Lenders have explicitly waived in writing compliance with such representation or warranty;

                  (b) No event has occurred and is continuing, or would result from such [conversion] [continuation], which constitutes a Default or Event of Default; and

                  (c) No event has occurred and is continuing, or would result from such proposed Borrowing, which has had or would have a Material Adverse Effect.

                                       [FMC] [FRC]


                                       By:    __________________________________
                                       Name:  __________________________________
                                       Title: __________________________________

                                   EXHIBIT F

                  FORM OF ASSIGNMENT AND ACCEPTANCE AGREEMENT

                  This ASSIGNMENT AND ACCEPTANCE AGREEMENT (this "ASSIGNMENT AND ACCEPTANCE") dated as of [______] [__], 200[_] is made between [________________________] (the "ASSIGNOR") and [__________________________]
(the "ASSIGNEE").

                                    RECITALS

                  WHEREAS, the Assignor is party to that certain Credit Agreement dated as of July 27, 2001 (as amended, amended and restated, modified, supplemented or renewed, the "CREDIT AGREEMENT") among FLEETWOOD ENTERPRISES, INC., a Delaware corporation ("FLEETWOOD"), as a Guarantor, FLEETWOOD HOLDINGS INC., a Delaware corporation ("HOLDINGS"), FLEETWOOD RETAIL CORP., a Delaware corporation ("RETAIL"), those Subsidiaries of Holdings and Retail parties to in the Credit Agreement (each of Holdings, Retail and each such Subsidiary individually, a "BORROWER" and, collectively, the "BORROWERS"), the several financial institutions from time to time party thereto (such financial institutions, together with their respective successors and assigns, are referred to hereinafter each individually as a "LENDER" and collectively as the "LENDERS"), BANK OF AMERICA, N.A., with an office at 55 South Lake Avenue, Suite 900, Pasadena, California 91101, as administrative agent for the Lenders (in its capacity as administrative agent, the "AGENT"), Citicorp USA, Inc., as the documentation agent (in its capacity as documentation agent, the "DOCUMENTATION AGENT"), and Heller Financial, Inc., as the syndication agent (in its capacity as syndication agent, the "SYNDICATION AGENT"). Any terms defined in the Credit Agreement and not defined in this Assignment and Acceptance are used herein as defined in the Credit Agreement;

                  WHEREAS, as provided under the Credit Agreement, the Revolving Lenders have committed to making a revolving line of credit for loans and letters of credit (the "COMMITTED REVOLVING LOANS") to the Borrowers in an aggregate amount not to exceed $230,000,000 (the "REVOLVING COMMITMENT") and the Term Lenders have committed to making term loans to FMC (the "COMMITTED TERM LOANS" and, together with the Committed Revolving Loans, the "COMMITTED LOANS") in the aggregate principal amount of $30,000,000 (the "TERM COMMITMENT" and, together with the Revolving Commitment, the "COMMITMENTS");

                  WHEREAS, the Assignor has made Committed Loans in the aggregate principal amount of $_______________ to the Borrowers;

                  WHEREAS, the Assignor has acquired a participation in its pro rata share of the Lenders' liabilities under Letters of Credit in an aggregate principal amount of $[_________] (the "L/C OBLIGATIONS"); and

                  WHEREAS, the Assignor wishes to assign to the Assignee [PART OF THE] [ALL] rights and obligations of the Assignor under the Credit Agreement in respect of its Commitments, together with a corresponding portion of each of its outstanding Committed Loans and L/C Obligations, in an amount equal to $[__________] (the "ASSIGNED AMOUNT") on the terms and subject to the conditions set forth herein and the Assignee wishes to accept assignment of such rights and to assume such obligations from the Assignor on such terms and subject to such conditions;

                  NOW, THEREFORE, in consideration of the foregoing and the mutual agreements contained herein, the parties hereto agree as follows:

                  1. ASSIGNMENT AND ACCEPTANCE.

                  (a) Subject to the terms and conditions of this Assignment and Acceptance, (i) the Assignor hereby sells, transfers and assigns to the Assignee, and (ii) the Assignee hereby purchases, assumes and undertakes from the Assignor, without recourse and without representation or warranty (except as provided in this Assignment and Acceptance) [__]% (the "ASSIGNEE'S PERCENTAGE SHARE") of (A) the Revolving Commitment, the Revolving Loans and the
L/C Obligations [and the Term Loans] of the Assignor and (B) all related rights, benefits, obligations, liabilities and indemnities of the Assignor under and in connection with the Credit Agreement and the Loan Documents.

                  (b) With effect on and after the Effective Date (as defined in Section 5 hereof), the Assignee shall be a party to the Credit Agreement and succeed to all of the rights and be obligated to perform all of the obligations of a Lender under the Credit Agreement, including the requirements concerning confidentiality and the payment of indemnification, with a Revolving Commitment in an amount equal to $___________ and a Term Loan of $_________. The Assignee agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Credit Agreement are required to be performed by it as a Lender. It is the intent of the parties hereto that the [Revolving] [and Term] Commitments of the Assignor shall, as of the Effective Date, be reduced by an amount equal to the Assigned Amount and the Assignor shall relinquish its rights and be released from its obligations under the Credit Agreement to the extent such obligations have been assumed by the Assignee; provided, however, the Assignor shall not relinquish its rights under Sections 13.11 and 13.12 of the Credit Agreement to the extent such rights relate to the time prior to the Effective Date.

                  (c) After giving effect to the assignment and assumption set forth herein, on the Effective Date the Assignee's Revolving Credit Commitment will be $[__________] and its Term Loan will be [$_______________].

                  (d) After giving effect to the assignment and assumption set forth herein, on the Effective Date the Assignor's Revolving Credit Commitment will be $[__________] and its Term Loan will be [$______________].

                  2. PAYMENTS.


                  (a) As consideration for the sale, assignment and transfer contemplated in Section 1 hereof, the Assignee shall pay to the Assignor on the Effective Date in immediately available funds an amount equal to $[__________], representing the Assignee's Pro Rata Share of the principal amount of all Committed Loans.

                  (b) The Assignee further agrees to pay to the Agent a processing fee in the amount specified in Section 11.2(a) of the Credit Agreement.

         3.       REALLOCATION OF PAYMENTS.

                  Any interest, fees and other payments accrued to the Effective Date with respect to the Commitments, Committed Loans and L/C Obligations shall be for the account of the Assignor. Any interest, fees and other payments accrued on and after the Effective Date with respect to the Assigned Amount shall be for the account of the Assignee. Each of the Assignor and the Assignee agrees that it will hold in trust for the other party any interest, fees and other amounts which it may receive to which the other party is entitled pursuant to the preceding sentence and pay to the other party any such amounts which it may receive promptly upon receipt.

         4.       INDEPENDENT CREDIT DECISION.

                  The Assignee (a) acknowledges that it has received a copy of the Credit Agreement and the Schedules and Exhibits thereto, together with copies of the most recent financial statements of the Borrowers, and such other documents and information as it has deemed appropriate to make its own credit and legal analysis and decision to enter into this Assignment and Acceptance; and (b) agrees that it will, independently and without reliance upon the Assignor, the Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit and legal decisions in taking or not taking action under the Credit Agreement.

         5.       EFFECTIVE DATE; NOTICES.

                  (a) As between the Assignor and the Assignee, the effective date for this Assignment and Acceptance shall be [______] [__], 200[_] (the "EFFECTIVE DATE"); PROVIDED that the following conditions precedent have been satisfied on or before the Effective Date:

                           (i) this Assignment and Acceptance shall be executed and delivered by the Assignor and the Assignee;

                           (ii) the consent of the Agent required for an effective assignment of the Assigned Amount by the Assignor to the Assignee shall have been duly obtained and shall be in full force and effect as of the Effective Date;

                           (iii) the Assignee shall pay to the Assignor all amounts due to the Assignor under this Assignment and Acceptance;

                           (iv)  the Assignee shall have complied with
         Section 11.2 of the Credit Agreement;

                           (v)   the processing  fee referred to in
         Section 2(b) hereof and in Section 11.2(a) of the Credit Agreement shall have been paid to the Agent; and

                  (b) Promptly following the execution of this Assignment and Acceptance, the Assignor shall deliver to the Borrower and the Agent for acknowledgment by the Agent, a Notice of Assignment in the form attached hereto as SCHEDULE 1.

         6.       [AGENT. [INCLUDE ONLY IF ASSIGNOR IS AGENT]

                  (a) THE ASSIGNEE HEREBY APPOINTS AND AUTHORIZES THE ASSIGNOR TO TAKE SUCH ACTION AS AGENT ON ITS BEHALF AND TO EXERCISE SUCH POWERS UNDER THE CREDIT AGREEMENT AS ARE DELEGATED TO THE AGENT BY THE LENDERS PURSUANT TO THE TERMS OF THE CREDIT AGREEMENT.

                  (b) THE ASSIGNEE SHALL ASSUME NO DUTIES OR OBLIGATIONS HELD BY THE ASSIGNOR IN ITS CAPACITY AS AGENT UNDER THE CREDIT AGREEMENT.]

         7.       WITHHOLDING TAX.

                  The Assignee (a) represents and warrants to the Lenders, the Agent and the Borrowers that under applicable law and treaties no tax will be required to be withheld by the Lender with respect to any payments to be made to the Assignee hereunder, (b) agrees to furnish (if it is organized under the laws of any jurisdiction other than the United States or any State thereof) to the Agent and the Borrowers prior to the time that the Agent or Borrowers are required to make any payment of principal, interest or fees hereunder, duplicate executed originals of either U.S. Internal Revenue Service Form W-8ECI or U.S. Internal Revenue Service Form W-8BEN (wherein the Assignee claims entitlement to the benefits of a tax treaty that provides for a complete exemption from U.S. federal income withholding tax on all payments hereunder) and agrees to provide new Forms W-8ECI or W-8BEN upon the expiration of any previously delivered form or comparable statements in accordance with applicable U.S. law and regulations and amendments thereto, duly executed and completed by the Assignee, and (c) agrees to comply with all applicable U.S. laws and regulations with regard to such withholding tax exemption.

         8.       REPRESENTATIONS AND WARRANTIES.

                  (a) The Assignor represents and warrants that (i) it is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any Lien or other adverse claim; (ii) it is duly organized and existing and it has the full power and authority to take, and has taken, all action necessary to execute and deliver this Assignment and Acceptance and any other documents required or permitted to be executed or delivered by it in connection with this Assignment and Acceptance and to fulfill its obligations hereunder; (iii) no notices to, or consents, authorizations or approvals of, any Person are required (other than any already given or obtained) for its due execution, delivery and performance of this Assignment and Acceptance, and apart from any agreements or undertakings or filings required by the Credit Agreement, no further action by, or notice to, or filing with, any Person is required of it for such execution, delivery or performance; and (iv) this Assignment and Acceptance has been duly executed and delivered by it and constitutes the legal, valid and binding obligation of the Assignor, enforceable against the Assignor in accordance with the terms hereof, subject, as to enforcement, to bankruptcy, insolvency, moratorium, reorganization and other laws of general application relating to or affecting creditors' rights and to general equitable principles.

                  (b) The Assignor makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Credit Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement or any other instrument or document furnished pursuant thereto. The Assignor makes no representation or warranty in connection with, and assumes no responsibility with respect to, the solvency, financial condition or statements of the Borrowers, or the performance or observance by the Borrowers, of any of its respective obligations under the Credit Agreement or any other instrument or document furnished in connection therewith.

                  (c) The Assignee represents and warrants that (i) it is duly organized and existing and it has full power and authority to take, and has taken, all action necessary to execute and deliver this Assignment and Acceptance and any other documents required or permitted to be executed or delivered by it in connection with this Assignment and Acceptance, and to fulfill its obligations hereunder; (ii) no notices to, or consents, authorizations or approvals of, any Person are required (other than any already given or obtained) for its due execution, delivery and performance of this Assignment and Acceptance; and apart from any agreements or undertakings or filings required by the Credit Agreement, no further action by, or notice to, or filing with, any Person is required of it for such execution, delivery or performance; (iii) this Assignment and Acceptance has been duly executed and delivered by it and constitutes the legal, valid and binding obligation of the Assignee, enforceable against the Assignee in accordance with the terms hereof, subject, as to enforcement, to bankruptcy, insolvency, moratorium, reorganization and other laws of general application relating to or affecting creditors' rights and to general equitable principles; and (iv) it is an Eligible Assignee.

         9.       FURTHER ASSURANCES.

                  The Assignor and the Assignee each hereby agree to execute and deliver such other instruments, and take such other action, as either party may reasonably request in connection with the transactions contemplated by this Assignment and Acceptance, including the delivery of any notices or other documents or instruments to the Borrower or the Agent, which may be required in connection with the assignment and assumption contemplated hereby.

         10.      MISCELLANEOUS.

                  (a) Any amendment or waiver of any provision of this Assignment and Acceptance shall be in writing and signed by the parties hereto. No failure or delay by either party hereto in exercising any right, power or privilege hereunder shall operate as a waiver thereof and any waiver of any breach of the provisions of this Assignment and Acceptance shall be without prejudice to any rights with respect to any other or further breach thereof.

                  (b) All payments made hereunder shall be made without any set-off or counterclaim.

                  (c) The Assignor and the Assignee shall each pay its own costs and expenses incurred in connection with the negotiation, preparation, execution and performance of this Assignment and Acceptance.

                  (d) This Assignment and Acceptance may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument.

                  (e) THIS ASSIGNMENT AND ACCEPTANCE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF CALIFORNIA. THE ASSIGNOR AND THE ASSIGNEE EACH IRREVOCABLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF ANY STATE OR FEDERAL COURT SITTING IN LOS ANGELES COUNTY, CALIFORNIA, OVER ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS ASSIGNMENT AND ACCEPTANCE AND IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH LOS ANGELES COUNTY, CALIFORNIA, STATE OR FEDERAL COURT. EACH PARTY TO THIS ASSIGNMENT AND ACCEPTANCE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT IT MAY EFFECTIVELY DO SO, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING.

                  (f) THE ASSIGNOR AND THE ASSIGNEE EACH HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHTS THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH THIS ASSIGNMENT AND ACCEPTANCE, THE CREDIT AGREEMENT, ANY RELATED DOCUMENTS AND AGREEMENTS OR ANY COURSE OF CONDUCT, COURSE OF DEALING, OR STATEMENTS (WHETHER ORAL OR WRITTEN).

                  IN WITNESS WHEREOF, the Assignor and the Assignee have caused this Assignment and Acceptance to be executed and delivered by their duly authorized officers as of the date first above written.

                                       [ASSIGNOR]

                                       By: [________________________]
                                       Title: [_____________________]
                                       Address: [___________________]


                                       [ASSIGNEE]

                                       By: [________________________]
                                       Title: [_____________________]
                                       Address: [___________________]

                                   SCHEDULE 1

                                       to

                            ASSIGNMENT AND ACCEPTANCE

                       NOTICE OF ASSIGNMENT AND ACCEPTANCE


                                                           [______] [__], 200[_]

Bank of America, N.A.
55 South Lake Avenue
Pasadena, California 91101

Attn: [_______________________]

Re:  FLEETWOOD ENTERPRISES, INC. AND ITS SUBSIDIARIES

Ladies and Gentlemen:

                  We refer to the Credit Agreement dated as of July 27, 2001 (as amended, amended and restated, modified, supplemented or renewed from time to time the "CREDIT AGREEMENT") among FLEETWOOD ENTERPRISES, INC., a Delaware corporation ("FLEETWOOD"), as a Guarantor, FLEETWOOD HOLDINGS INC., a Delaware corporation ("HOLDINGS"), FLEETWOOD RETAIL CORP., a Delaware corporation ("RETAIL"), those Subsidiaries of Holdings and Retail set forth in the Credit Agreement (each of Holdings, Retail and each Subsidiary individually, a "BORROWER" and, collectively, the "BORROWERS"), the Lenders referred to therein, BANK OF AMERICA, N.A., as administrative agent for the Lenders (in its capacity as administrative agent, the "AGENT"), CITICORP USA, INC., as the documentation agent (in its capacity as documentation agent, the "DOCUMENTATION AGENT"), and HELLER FINANCIAL, INC., as the syndication agent (in its capacity as syndication agent, the "SYNDICATION AGENT"). Terms defined in the Credit Agreement are used herein as therein defined.

                  1. We hereby give you notice of, and request your consent to, the assignment by [_____________________] (the "ASSIGNOR") to [_______________]
(the "ASSIGNEE") of [__]% of the right, title and interest of the Assignor in and to the Credit Agreement (including the right, title and interest of the Assignor in and to the Commitments of the Assignor, all outstanding Loans made by the Assignor and the Assignor's participation in the Letters of Credit pursuant to the Assignment and Acceptance Agreement attached hereto (the "ASSIGNMENT AND ACCEPTANCE"). We understand and agree that the Assignor's Revolving Credit Commitment, as of [______] [__], 200[_], is $ [___________],
the aggregate amount of its outstanding Revolving Loans is $[__________], its participation in L/C Obligations is $[___________], [and the aggregate amount of its outstanding Term Loans is $___________].

                  2. The Assignee agrees that, upon receiving the consent of the Agent to such assignment, the Assignee will be bound by the terms of the Credit Agreement as fully and to the same extent as if the Assignee were the Lender originally holding such interest in the Credit Agreement.

                  3. The following administrative details apply to the Assignee:

                           (A)   Notice Address:

                                 Assignee name: [_______________________]
                                 Address: [_____________________________]
                                          [_____________________________]
                                          [_____________________________]
                                 Attention: [___________________________]
                                 Telephone: [(__)_______________________]
                                 Telecopier: [(__)______________________]
                                 Telex (Answerback): [__________________]

                           (B)   Payment Instructions:

                                 Account No.: [_________________________]
                                          At: [_________________________]
                                              [_________________________]
                                              [_________________________]
                                 Reference:   [_________________________]
                                 Attention:   [_________________________]

                  4. You are entitled to rely upon the representations, warranties and covenants of each of the Assignor and Assignee contained in the Assignment and Acceptance.

                  IN WITNESS WHEREOF, the Assignor and the Assignee have caused this Notice of Assignment and Acceptance to be executed by their respective duly authorized officials, officers or agents as of the date first above mentioned.

                                              Very truly yours,

                                              [NAME OF ASSIGNOR]

                                              By: _______________________

                                              Title: ____________________

                                              [NAME OF ASSIGNEE]

                                              By: _______________________

                                              Title: ____________________

ACKNOWLEDGED AND ASSIGNMENT
CONSENTED TO:

BANK OF AMERICA, N.A., as Agent

By: ___________________________

Title: ________________________